   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 1996

                                                       REGISTRATION NO. 333-4490
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 6
                                       TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                         ALL AMERICAN FOOD GROUP, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                   NEW JERSEY
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      5461
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   22-3259558
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                                  9 LAW DRIVE
                          FAIRFIELD, NEW JERSEY 07006
                                 (201) 244-9336
(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE
                                  OF BUSINESS)
                               ------------------

                                ANDREW THORBURN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         ALL AMERICAN FOOD GROUP, INC.
                                  9 LAW DRIVE
                          FAIRFIELD, NEW JERSEY 07006
                                 (201) 244-9336
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                               ------------------

                                   Copies to:

         DAVID J. LEVENSON, ESQ.                         HANK GRACIN, ESQ.
        ANITA J. FINKELSTEIN, ESQ.                        LEHMAN & EILEN
VENABLE, BAETJER, HOWARD & CIVILETTI, LLP      50 CHARLES LINDBERGH BLVD., SUITE 505
        1201 NEW YORK AVENUE, N.W.                      UNIONDALE, NY 11553
           WASHINGTON, DC 20005                           (516) 222-0888
              (202) 962-4800

                               ------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
    As soon as possible after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Registration Statement covers the registration of (i) up to 1,265,000 shares, including shares to cover over-allotments, if any, of Common Stock, no par value per share ("Common Stock"), of All American Food Group, Inc., a New Jersey corporation (the "Company"), for sale by the Company in an underwritten public offering; (ii) an additional 886,951 shares of Common Stock for resale from time to time by the holders thereof, who acquired such shares in the Company's prior private placements, subject to the contractual restrictions that the holders may not sell, transfer, assign, pledge or hypothecate their shares in any manner until the later of 180 days from the effective date of this Registration Statement or 365 days from the date of initial purchase of such shares from the Company in such private placements and, in addition, that certain such holders who are not officers or directors of the Company (holding, in the aggregate 622,643 shares of Common Stock) are subject to an Underwriters' lock-up for a period of 12 months following the closing of the underwritten offering, while holders of Common Stock who are officers or directors are subject to a 24-month Underwriters' lock-up; (iii) for resale, warrants (the "Underwriters' Warrants") exercisable to purchase 110,000 shares of Common Stock at a price of $4.90 per share (140% of the initial public offering price in the underwritten offering) to be issued to the Underwriters in connection with the underwritten offering; and (iv) 110,000 shares of Common Stock underlying the Underwriters' Warrants. The shares of Common Stock issued by the Company in its private placements are referred to collectively as the "Selling Securityholder Securities" and the holders thereof as the "Selling Securityholders."


     The complete Prospectus relating to the underwritten offering follows immediately after this Explanatory Note. Following the Prospectus for the underwritten offering are pages of the Prospectus relating solely to the Selling Securityholder Securities, including alternative front and back cover pages and sections entitled "Concurrent Public Offering," "Plan of Distribution," and "Selling Securityholders," to be used in lieu of the sections entitled "Concurrent Offering" and "Underwriting" in the Prospectus relating to the underwritten offering. Certain sections of the Prospectus for the underwritten offering, such as "Use of Proceeds" and "Dilution," will not be used in the Prospectus relating to the Selling Securityholder Securities.

                         ALL AMERICAN FOOD GROUP, INC.

                               ------------------

                             CROSS REFERENCE SHEET

                       FORM SB-2 ITEM                             CAPTION IN PROSPECTUS
      -------------------------------------------------   -------------------------------------
PART I
  1.  Front of Registration Statement and Outside Front
        Cover of Prospectus............................   Cover of Prospectus
  2.  Inside Front and Outside Back Cover Pages of        Inside Front and Outside Back Cover
        Prospectus.....................................     Page of Prospectus
  3.  Summary Information and Risk Factors.............   Prospectus Summary; Risk Factors
  4.  Use of Proceeds..................................   Use of Proceeds
  5.  Determination of Offering Price..................   Underwriting
  6.  Dilution.........................................   Dilution
  7.  Selling Security Holders.........................   Concurrent Offering; Selling
                                                            Securityholders
  8.  Plan of Distribution.............................   Underwriting; Plan of Distribution
  9.  Legal Proceedings................................   Business -- Legal Proceedings
 10.  Director, Executive Officers, Promoters and
        Control Persons................................   Management
 11.  Security Ownership of Certain Beneficial Owners
        and Management.................................   Principal Shareholders
 12.  Description of Securities........................   Description of Securities
 13.  Interest of Named Experts and Counsel............   Not Applicable
 14.  Disclosure of Commission Position on
        Indemnification for Securities Act                Management -- Limitation of Liability
        Liabilities....................................     and Indemnification Matters
 15.  Organization Within Last Five Years..............   Business
 16.  Description of Business..........................   Business
 17.  Management's Discussion and Analysis or Plan of     Management's Discussion and Analysis
        Operation......................................     or Plan of Operation
 18.  Description of Property..........................   Business -- Properties
 19.  Certain Relationships and Related Transactions...   Certain Transactions
 20.  Market for Common Equity and Related Stockholder    Risk Factors -- No Prior Public
        Matters........................................     Market for the Common Stock;
                                                            Dividend Policy; Description of
                                                            Securities
 21.  Executive Compensation...........................   Management -- Executive Compensation
 22.  Financial Statements.............................   Financial Statements
 23.  Changes in and Disagreements With Accountants on
        Accounting and Financial Disclosure............   Not Applicable

PROSPECTUS

                                1,100,000 SHARES

                         ALL AMERICAN FOOD GROUP, INC.
                                  COMMON STOCK
                                 (NO PAR VALUE)
                            ------------------------

    The 1,100,000 shares of Common Stock (the "Shares") of All American Food Group, Inc. (the "Company") offered hereby are being sold by the Company.


    The initial public offering price of the Shares has been determined by negotiation between the Company and the Underwriters. The initial public offering price per Share is $3.50. For information regarding factors considered in determining the initial public offering price see "Underwriting." Prior to this offering (this "Offering"), there has been no public market for the Common Stock and there can be no assurance that any significant trading market will develop or be sustained. The Shares have been approved for listing on the Nasdaq SmallCap Market ("Nasdaq") under the symbol "AAFG" upon notice of issuance.


    The present directors, executive officers and principal shareholders of the Company will beneficially own approximately 21.09% of the outstanding Common Stock (assuming no exercise of the option granted to the Underwriters to cover over-allotments) upon completion of the Offering. See "Risk
Factors -- Concentration of Stock Ownership."

    The registration statement of which this Prospectus forms a part (the "Registration Statement") also covers the offering for resale by certain securityholders (the "Selling Securityholders") of up to 886,951 shares of Common Stock (the "Selling Securityholder Securities"), 110,000 Underwriters' Warrants and the 110,000 shares of Common Stock underlying the Underwriters' Warrants. The Selling Securityholders have agreed not to transfer any of the Selling Securityholder Securities until the later of 180 days from the effective date of the Registration Statement of which this Prospectus forms a part or 365 days from the date of initial purchase of such securities from the Company and certain such Selling Securityholders have agreed to an Underwriters' lock-up for a period of 12 months following the closing of the Offering. The Company will not receive any proceeds from the sale of securities by the Selling Securityholders or the Underwriters. See "Concurrent Offering" and "Underwriting."
                            ------------------------
THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. AN INVESTMENT IN THESE SECURITIES SHOULD
    BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE
       INVESTMENT. POTENTIAL PURCHASERS SHOULD CAREFULLY CONSIDER THE
         MATTERS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 7
            AND "DILUTION".
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
    ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
       CRIMINAL OFFENSE.


-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                                                   UNDERWRITING
                                                                    PRICE TO       DISCOUNTS AND     PROCEEDS TO
                                                                     PUBLIC       COMMISSIONS(1)     COMPANY(2)
-------------------------------------------------------------------------------------------------------------------
Per Share.......................................................       $3.50           $0.35            $3.15
-------------------------------------------------------------------------------------------------------------------
Total(3)........................................................    $3,850,000       $385,000        $3,465,000
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


(1) Does not include additional compensation to be received by one of the Underwriters in the form of (i) a non-accountable expense allowance of 3% of the gross proceeds of this Offering, or $0.105 per share (for an aggregate amount of $115,500, or $132,825 if the over-allotment option described in note 3 below is exercised in full), of which $65,000 has been paid to date;
    (ii) warrants to purchase 110,000 shares of Common Stock (the "Underwriter's Warrants") to be sold to such Underwriter for nominal consideration; (iii) the retention of one of the Underwriters pursuant to a Merger and Acquisition Agreement providing that such Underwriter will receive a finder's fee of from 2% to 10% of the consideration in any transaction involving the Company and introduced by such Underwriter which is consummated within three years following the closing of the Offering; and
    (iv) the retention of one of the Underwriters by the Company to provide financial consulting services for a period of three years commencing upon closing of the Offering for a fee of $90,000 payable upon completion of the Offering. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting expenses of the Offering (including the Underwriters' non-accountable expense allowance) estimated at $438,000 ($0.40 per share), or $462,750 ($0.37 per share), if the over-allotment option described in note 3 below is exercised in full, payable by the Company. See "Use of Proceeds."


(3) The Company has granted the Underwriters a 30-day over-allotment option to purchase up to 165,000 additional shares of Common Stock on the same terms set forth above, solely to cover over-allotments, if any. If the Underwriters' over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will be $4,427,500, $442,750 and $3,984,750, respectively.


                            ------------------------


    The Shares are offered by the Underwriters on a "firm commitment" basis, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of certificates representing the Shares will be made at the offices of R.T.G. Richards & Company, Inc., 100 Quentin Roosevelt Boulevard, Garden City, N.Y. 11530, on or about December 17, 1996.

                            ------------------------
                        R.T.G. RICHARDS & COMPANY, INC.
                            ------------------------

                The date of this Prospectus is December 11, 1996

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE HEREOF.

THE INSIDE FRONT COVER OF THE PROSPECTUS CONTAINS FOUR PHOTOGRAPHS -- (1) BAGELS
    SURROUNDING A CUP OF GOLDBERG'S COFFEE; (2) A BAGEL SANDWICH; (3) A DELI
        PLATTER; AND (4) A FRONT VIEW OF ONE OF THE COMPANY'S GOLDBERG'S
                  STORES -- SURROUNDING THE "GOLDBERG'S" LOGO.

     The Company currently is not a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of the offering made hereby, the Company will become subject to the periodic and other informational requirements of the Exchange Act. The Company intends to distribute to its shareholders Annual Reports containing audited financial statements and may distribute quarterly reports as determined by the Board of Directors of the Company. The Company's fiscal year ends October 31.

                            ------------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors." Unless otherwise indicated, (i) the information presented in this Prospectus gives effect to a one-for-two reverse split of the Company's Common Stock effected December 5, 1996; (ii) the information presented in this Prospectus assumes that the Underwriters' over-allotment option will not be exercised; (iii) references to the number of shares of Common and Preferred Stock outstanding after the Offering give effect to the issuance of 65,000 shares of Common Stock to Howard Goldberg upon conversion of 65,000 shares of Series A Preferred Stock pursuant to a Modification and Settlement Agreement dated August 12, 1996; and (iv) references to the Company's Preferred Stock include both redeemable and non-redeemable preferred stock.


                                  THE COMPANY

     All American Food Group, Inc. (together with its wholly owned subsidiaries, the "Company") franchises two distinct bagel store concepts, distributes bagel bakery equipment and currently operates four retail bagel stores. All of the Company's bagels are prepared using the Company's proprietary bagel mix and dough conditioner, in the "Old World" style, by first boiling and then baking the dough using the Company's bagel kettle and bagel oven. The Company believes that this process and the use of its proprietary ingredients and its equipment ensure the consistent preparation of premium quality bagels with a shine, crust, texture and overall flavor that distinguish its products from those of its competitors.

     The Company franchises its concepts and operates its bagel stores under the names "Goldberg's Original Old World Bagels" ("Goldberg's") and "Sammy's New York Bagels" ("Sammy's"). Stores franchised under the Goldberg's name and concept offer a traditional bagel/delicatessen menu, consisting of bagels, spreads, sandwiches, salads, soups and "appetizing" bakery items. Sammy's stores differ from Goldberg's stores in that they offer bagels and related dairy items in a kosher store, under national Kof-K Kosher Supervision. Management believes that Sammy's is the only franchised food chain subject to national kosher certification currently available in the United States.


     The Company's operations are based on those of a group of bagel shops operating in New York and New Jersey under variations of the "Goldberg" name since 1938. In October 1993, the Company acquired two such restaurants (one of which subsequently was sold), together with exclusive franchise rights to their recipes, flours, mixes and equipment and the prior owners' related bagel bakery equipment business. (The Goldberg family continues to operate ten bagel stores that are not affiliated with the Company and, subject to certain noncompetition covenants, may open additional stores in the future.) In September 1994, the Company acquired three Sammy's stores (one of which subsequently was sold) and a commissary. Since its acquisition of the Goldberg's and Sammy's stores, the Company has engaged in an extensive process of analyzing, standardizing and documenting all aspects of its retail bagel operations, preparing franchise materials and developing its franchise system and program. In addition, it retrofitted one of the Goldberg's locations to serve as a prototype store for purposes of marketing franchises and training personnel. As of December 11, 1996, the Company's retail system consisted of six Goldberg's and six Sammy's stores located in four states, including two Goldberg's and two Sammy's stores owned and operated by the Company and four Goldberg's and four Sammy's stores operated under franchise or license arrangements with the Company. As of December 11, 1996, one additional Goldberg's and two additional Sammy's stores to be operated under franchise or license arrangements with the Company, and one Company-owned Goldberg's store, were under development and scheduled to open by December 31, 1996.


     The Company also distributes and services its bagel bakery equipment for use by its franchisees and by unaffiliated purchasers. During the years 1990 through 1995, the Company and its predecessor provided equipment and other services to over 100 stores. The Company specializes in providing equipment and services to restaurants and bakeries utilizing the old-fashioned method of boiling, then baking bagels utilizing revolving tray ovens. Management believes that the Company is the only franchiser of bagel stores that provides its equipment directly to its franchisees.

     The Company intends to expand its retail operations primarily through franchising. Management believes that food service franchising in general, and the franchising of bagel restaurants in particular, present a unique opportunity for success in the current consumer and franchise markets. According to industry and government statistics, U.S. per capita bagel consumption (currently an average of eight bagels per person annually) is growing at the rate of 8% annually and rose 45% over the last five years. Management believes that this increased demand for bagels arises primarily from increased consumer demand for healthier, low-fat food products and that the versatility, convenience and relatively low price of bagels add to their appeal. In keeping with this growing consumer demand, bagel shops were selected by Entrepreneur magazine as among the "hottest new franchises" for both 1995 and 1996.

     Management believes that the Company has a unique combination of characteristics that will help it to build a successful nationwide chain of franchised bagel restaurants under both of its concepts. The Company's key competitive strengths include the following:

          - Quality Products. Management believes that the key to the Company's success lies with the quality of its products. Therefore, all of the Company's bagels are prepared in the old-fashioned style, using the Company's proprietary bagel mix and dough conditioner, by first boiling and then baking the dough using the Company's bagel kettle and bagel oven. The Company believes that this process and the use of its proprietary ingredients and its equipment ensure the consistent preparation of premium quality bagels with a shine, crust, texture and overall flavor that distinguish its products from those of its competitors.

          - Experience. The Company's products and operating systems are based on those developed by the Goldberg family during the 58 years of operation of its family-owned bagel shops. The Company's products and operating systems are the product of this half-century of experience.

          - Complementary Concepts. Management believes that the Company's franchise program is unique in offering two complementary bagel concepts. Management also believes that the availability of these two concepts uniquely positions the Company to benefit from economies of scale in purchasing, while permitting it to penetrate distinct segments of the bagel market.

          - Kosher Concept and Production Facilities. Management believes that Sammy's is the only franchised food chain subject to national kosher certification currently available in the United States. In addition to the market for kosher products by consumers requiring kosher food by reason of dietary restrictions in connection with their religious faith, management believes that a market for kosher products also exists among consumers who are not subject to such restrictions, but who view kosher certification as a sign of high quality, authenticity and careful preparation.

          - Equipment Business. Management believes that the Company is unique in designing, manufacturing and distributing its bagel bakery equipment and providing consulting services in connection with the sale and installation of such equipment. Management believes that this capability provides the Company with a distinct advantage in equipping and advising its franchise outlets and in ensuring the quality of its products.

     The Company was incorporated under the laws of the State of New Jersey on September 27, 1993, under the name "Jutland Food Group, Inc." for the purpose of establishing a chain of franchised bagel restaurants using the recipes, procedures, experience and expertise of an existing, well-seasoned bagel restaurant and bakery operation. The Company changed its name to "All American Food Group, Inc." on October 24, 1995. Its executive offices are located at 9 Law Drive, Fairfield, New Jersey 07006 and its telephone numbers are (201) 244-9336 and (800) 922-4350.

                                  THE OFFERING


Common Stock Offered by the Company.....   1,100,000 shares
Common Stock Outstanding Before the
  Offering..............................   1,867,661 shares
Common Stock to be Outstanding After the
  Offering(1)...........................   3,032,661 shares
Nasdaq SmallCap Symbol(2)...............   "AAFG"
Use of Proceeds.........................   Mandatory redemption of 175,000 currently
                                           outstanding shares of Preferred Stock; opening of
                                           Company-owned flagship stores; expansion of
                                           equipment inventory; consolidation, integration and
                                           expansion of existing facilities including the
                                           expansion or relocation of commissary facilities
                                           and the relocation of corporate headquarters;
                                           marketing and promotional activities; reduction of
                                           accounts payable and accrued expenses; development
                                           of the Company's franchise system; and working
                                           capital and general corporate purposes.
Risk Factors............................   The securities offered hereby involve a high degree
                                           of risk and immediate and substantial dilution.
                                           Investors should purchase the securities offered
                                           hereby only if they can afford the loss of their
                                           entire investment. See "Risk Factors" and
                                           "Dilution."


---------------
(1) Includes (i) 1,100,000 shares of Common Stock offered hereby and (ii) 65,000 shares of Common Stock to be issued pursuant to the Modification and Settlement Agreement between the Company and Howard Goldberg. See "Underwriting" and "Business -- Renegotiation of Certain Acquisition Terms."


(2) The Common Stock has been approved for listing on the Nasdaq SmallCap Market upon notice of issuance. However, there can be no assurance that such listing will be maintained or any significant trading market will develop or be sustained. See "Risk Factors -- Arbitrary Offering Price," "-- No Prior Public Market for the Common Stock; Possible Volatility of Stock Price" and "-- Continued Nasdaq Listing; Potential Adverse Effects of Delisting."

                           SUMMARY OF FINANCIAL DATA


     The summary financial data set forth below are derived from the Consolidated Financial Statements of the Company and its subsidiaries appearing elsewhere in this Prospectus. The Consolidated Financial Statements of the Company as of, and for the nine months ended, July 31, 1996 and 1995, for the three months ended January 31, 1996 and the year ended January 31, 1996, as aggregated, are unaudited. The summary financial data should be read in conjunction with, and are qualified in their entirety by reference to, the Consolidated Financial Statements of the Company and the Notes thereto, and "Management's Discussion and Analysis or Plan of Operation," included elsewhere in this Prospectus. At the time of its formation in September 1993, the Company's fiscal year end was January 31. During calendar year 1995, the Company changed its fiscal year end to October 31. The financial data set forth below gives effect to a one-for-two reverse split of the Company's Common Stock effected as of December 5, 1996.


STATEMENT OF OPERATIONS DATA:

                                                              THREE
                                                             MONTHS            YEAR
                                                NINE          ENDED           ENDED
                                               MONTHS        JANUARY       JANUARY 31,            NINE MONTHS ENDED JULY 31,
                              YEAR ENDED        ENDED          31,             1996          ------------------------------------
                              JANUARY 31,    OCTOBER 31,      1996       (AGGREGATED)(1)/          1996                1995
                                 1995           1995        (UNAUDITED)    (UNAUDITED)         (UNAUDITED)         (UNAUDITED)
                              -----------    -----------    ---------    ----------------    ----------------    ----------------
Revenues...................   $ 1,982,978    $ 2,350,268    $ 493,424      $  2,843,692        $    1,712,541      $    2,026,836
Net loss...................   $(1,062,621)   $(1,151,545)   $(385,705)     $ (1,537,250)       $   (1,204,571)     $   (1,201,282)
Net loss per share.........   $     (0.75)   $     (0.84)   $   (0.28)     $      (1.12)       $        (1.40)     $        (0.79)
Weighted average number of
  common shares
  outstanding..............     1,413,642      1,373,708    1,373,708         1,373,708             1,373,708           1,512,573

---------------
(1) Represents the total of results for the nine-month fiscal period ended October 31, 1995 and the three-month interim period ended January 31, 1996.

BALANCE SHEET DATA (UNAUDITED):

                                                                             JULY 31, 1996
                                                                     -----------------------------
                                                                       ACTUAL       AS ADJUSTED(1)
                                                                     -----------    --------------
Current assets....................................................   $   719,807     $  2,371,807
Current liabilities...............................................       993,614          543,614
Working capital (deficit).........................................      (273,807)       1,741,193
Total assets......................................................     2,155,255        4,407,255
Total long term debt..............................................   $    40,114     $     40,114
Deferred franchising revenue......................................       177,282          177,282
Redeemable preferred stock........................................   $   714,426     $    220,384
Common stock......................................................   $ 3,360,136     $  6,413,786
Non-redeemable preferred stock....................................   $   386,157     $    528,549
Accumulated deficit...............................................   $(3,516,474)    $ (3,516,474)

---------------
(1) As adjusted to give effect to the sale, by the Company, of the 1,100,000 Shares of Common Stock offered hereby, the application of the estimated net proceeds therefrom, and the terms of the Modification and Settlement Agreement between the Company and Howard Goldberg. See "Use of Proceeds" and "Business -- Renegotiation of Certain Acquisition Terms."

                                  RISK FACTORS

     The securities offered hereby are highly speculative and involve a high degree of risk and substantial dilution. An investment in these securities should be made only by investors who can afford the loss of their entire investment. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should give careful consideration to the following risk factors in evaluating the Company and its business before purchasing the securities offered hereby.

LIMITED OPERATING HISTORY; OPERATING LOSSES


     The Company has been in existence for approximately three years, the four stores owned and operated by the Company have been in operation under the Company's management for 38, 25, 23 and 11 months, respectively, and six of the eight stores currently in operation under franchise or license arrangements have been in operation for less than 12 months. Further, the Company incurred net losses of $1,062,621 and $1,537,250 in its fiscal year ended January 31, 1995 and the 12-month period ended January 31, 1996, respectively (the two 12-month fiscal periods since its formation) and, as of July 31, 1996, had an accumulated deficit since inception of approximately $3,516,000. Such operating losses and deficits reflect the cost of developmental and other start-up activities including, in particular, the acquisition of the Company's initial retail stores and equipment business and the development of its franchise program. See "Business -- Overview" and "-- History of the Company." The Company expects to continue to incur significant losses in the future as it implements its expansion program. See "Management's Discussion and Analysis or Plan of Operation" and "Business -- Plan of Operations."


     The Company's operations are subject to numerous risks associated with establishing any new business, including unforeseen expenses, delays and complications, as well as specific risks of the food service and franchising industries. There can be no assurance that the Company will achieve or sustain profitable operations or that it will be able to remain in business. In particular, there can be no assurance that the Company-owned and operated stores will operate profitably, that the Company will succeed in opening additional stores successfully, that stores currently operating under franchise or license arrangements will operate successfully or that the Company will be successful in selling additional franchises.

NEED FOR ADDITIONAL WORKING CAPITAL

     The Company anticipates that its capital resources, including the net proceeds from this Offering, will be adequate to satisfy its capital requirements for at least 12 months following completion of the Offering. See "Use of Proceeds" and "Management's Discussion and Analysis or Plan of
Operation -- Liquidity and Capital Resources." During that time, the Company intends to expand through the sale of additional franchises and to seek additional customers for its bagel bakery equipment, which expansion will require the expenditure of working capital. The Company's future capital requirements will depend upon many factors, including the Company's ability to market its franchises and operate its own stores successfully, as well as market developments and cash flow from operations. To the extent that the net proceeds of this Offering and cash generated from operations are insufficient to fund the Company's activities, the Company will be required to raise additional funds through bank borrowings or equity or debt financings. There can be no assurance that additional financing, if required, will be available at all or in amounts or on terms acceptable to the Company. In addition, any equity financing could result in dilution to the Company's existing shareholders. Failure to obtain additional working capital in a timely manner or on acceptable terms could have a material adverse effect on the Company, its operations, financial results and prospects. See "Business," "Management's Discussion and Analysis or Plan of Operation -- Liquidity and Capital Resources" and the Consolidated Financial Statements of the Company included elsewhere herein.

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have outstanding an aggregate of 3,032,661 shares of Common Stock which includes the 1,100,000 Shares offered hereby and the 65,000 shares to be issued pursuant to the Modification and Settlement Agreement between the Company and Howard Goldberg. See "Business -- Renegotiation of Certain Acquisition Terms" and "Underwriting." Upon completion of the Offering, the 1,100,000 Shares issued in the Offering will be freely transferable without restriction under the

Securities Act (excluding any Shares purchased in the Offering by any person who is or thereby becomes an "affiliate" of the Company). The 65,000 shares to be issued pursuant to the Modification and Settlement Agreement also will be freely transferable. All of the 1,867,661 shares outstanding immediately prior to the Offering were issued in private placements without registration under the Securities Act and are "restricted securities" as that term is defined in Rule 144 under the Securities Act.

     Of the 1,867,661 shares outstanding immediately prior to the Offering, 886,951 shares (the "Private Placement Shares") were issued in the Company's private placements prior to April 30, 1996 (the "Private Placements") and, pursuant to registration rights granted in connection therewith, all of the Private Placement Shares are being registered for resale pursuant to the Registration Statement of which this Prospectus forms a part. So long as such shares remain subject to an effective registration statement, and following any sale pursuant thereto, such shares will be freely transferable without restriction under the Securities Act (subject to the contractual restrictions that the holders may not sell, transfer, assign, pledge or hypothecate their shares until the later of 180 days after the effective date of the Registration Statement of which this Prospectus forms a part or 365 days from the date of initial purchase of such shares from the Company and, in addition, that certain such holders who are not officers or directors of the Company (holding, in the aggregate, 622,643 shares of Common Stock, representing approximately 20.53% of the shares to be outstanding immediately after the Offering) are subject to an Underwriters' lock-up for a period of 12 months following the closing of the Offering, while holders who are officers or directors are subject to a 24-month Underwriters' lock-up). See "Underwriting" and "Concurrent Offering." The remaining 980,710 shares of Common Stock outstanding prior to this Offering are "restricted securities." In addition, 120,000 shares underlying currently outstanding options to purchase Common Stock will, upon issuance, be "restricted securities" and any shares of Common Stock issued upon conversion of the 1,112,503 shares of Preferred Stock expected to be outstanding subsequent to the completion of the Offering, the performance of the Modification and Settlement Agreement, and the initial mandatory redemption of Preferred Stock (representing a total of 621,252 shares of Common Stock), prior to the expiration of the applicable holding period with respect thereto, likewise will be "restricted securities."

     The Company is unable to predict the effect that sales of Private Placement Shares, the Underwriter's Warrants or the shares underlying such Underwriters' Warrants or sales under Rule 144 may have on the then prevailing market price of the Common Stock, but such sales may have a substantial depressing effect on such market price. However, holders of the 886,951 Private Placement Shares have agreed not to sell, transfer, assign or hypothecate any of their shares of Common Stock until the later of 180 days from the effective date of the Registration Statement of which this Prospectus forms a part or 365 days from the date of initial purchase of such shares from the Company. In addition, certain holders of Private Placement Shares who are not officers or directors of the Company (holding, in the aggregate, 622,643 shares of Common Stock) are subject to the foregoing restriction as well as to an Underwriters' lock-up for a period of 12 months following the closing of the Offering. The officers and directors of the Company are subject to an Underwriters' lock-up for a period of 24 months following the closing of the Offering. The remaining 980,710 shares of Common Stock that will be "restricted securities" immediately subsequent to the Offering will become eligible for sale at various times beginning in February 1998. See "Underwriting."

NO PRIOR PUBLIC MARKET FOR THE COMMON STOCK; POSSIBLE VOLATILITY OF STOCK PRICE


     Prior to this Offering there has been no public market for the Company's Common Stock and there can be no assurance that an active public trading market for the Company's Common Stock will develop or be sustained. The absence of an active trading market would adversely affect the liquidity of the Common Stock and, consequently purchasers of Shares in the Offering could experience substantial difficulty in selling these securities. The initial public offering price has been determined by negotiation between the Company and the Underwriters and may not bear any relationship to the market price for the Common Stock subsequent to the Offering. See "-- Arbitrary Offering Price" and "Underwriting." In addition, the trading price for the Common Stock may be highly volatile and could be subject to significant fluctuations in response to variations in the Company's quarterly operating results, general conditions in the food service industry or the general economy, and other factors. In addition, the stock market is subject to price and volume fluctuations affecting the market price for public companies generally, or within broad industry groups, which fluctuations may be unrelated to the operating results or other circumstances of a particular company. Such fluctuations may adversely affect the liquidity of the Common Stock, as well as the price that holders may achieve for their shares upon any future sale.

CONTINUED NASDAQ LISTING; POTENTIAL ADVERSE EFFECTS OF DELISTING


     The standards for initial listing on the Nasdaq SmallCap Market require that a company must have (i) at least $4,000,000 in total assets; (ii) at least $2,000,000 in capital and surplus; (iii) a minimum bid price of $3.00 per share;
(iv) "public float" (the market value of Common Stock held by non-insiders) of at least $2,000,000; and (v) at least two market makers in its listed security. Once listed, a company must maintain (i) at least $2,000,000 in total assets;
(ii) $1,000,000 in capital and surplus; (iii) a minimum bid price of $1.00 per share; (iv) public float of at least $1,000,000; and (v) at least two market makers. If a company falls below the bid price maintenance standard, it may maintain its listing on Nasdaq if the market value of public float is at least $1,000,000 and the company has at least $2,000,000 in capital and surplus. The Common Stock has been approved for listing on the Nasdaq SmallCap Market upon notice of issuance. However, there can be no assurance that the Company will be able to maintain the standards for continued listing of the Common Stock. Delisting of the Common Stock would adversely affect the price of the Common Stock and the ability of holders to sell their shares. In addition, in order to be relisted on Nasdaq, the Company would be required to comply with the initial listing requirements, which are substantially more onerous than the maintenance standards.


     If the Company were unable to satisfy the Nasdaq maintenance requirements for continued listing and the share price for Common Stock were to remain below $5.00 per share, unless the Company satisfies certain asset or revenue tests (at least $5,000,000 in net tangible assets if in business less than three years, at least $2,000,000 in net tangible assets if in business at least three years, or average revenues of at least $6,000,000 for the last three years), the Common Stock would become subject to the so-called "penny stock" rules promulgated by the Securities and Exchange Commission (the "Commission"). Under the penny stock rules, a broker or dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker or dealer or the transaction otherwise is exempt. In addition, the penny stock rules require the broker or dealer to deliver, prior to any transaction, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker or dealer or the transaction otherwise is exempt. A broker or dealer also is required to disclose commissions payable thereto and to the registered representative and current quotations for the securities. In addition, a broker or dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks. These additional sales practice and disclosure requirements could adversely effect the level of trading activity in the secondary market and could impede the sale of the Company's Common Stock in that market, with a concomitant adverse effect on the price of the Common Stock in the secondary market.

SUBSTANTIAL DILUTION; DISPROPORTIONATE RISK OF LOSS


     Based on the initial public offering price of $3.50 per share, purchasers of the Shares offered hereby will incur immediate dilution in the net tangible book value from the Offering price of $2.47 per share, or 71% of the initial public offering price. The Company's current shareholders acquired their equity investments at an average per share cost substantially less than the initial public offering price. Accordingly, purchasers in the Offering will bear a disproportionate portion of losses incurred by the Company in the future. See "Dilution."


ARBITRARY OFFERING PRICE


     The initial public offering price of the Common Stock has been determined by negotiation between the Company and the Underwriters. See "Underwriting." Such price will not necessarily relate to the Company's asset value, earnings, net worth, financial condition or any other established criteria of value and should not be regarded as an indication of the actual value or future market price of the Common Stock.

DISCRETION IN USE OF PROCEEDS DESIGNATED FOR WORKING CAPITAL

     The Company will have broad discretion with respect to the application of approximately $1,052,000, or 34.7%, of the net proceeds of this Offering. While such funds are to be applied for working capital and general corporate purposes in furtherance of the Company's business, investors will be reliant on management as to the specific application of these amounts. See "Use of Proceeds."

NO DIVIDENDS

     The Company has not paid any cash or other dividends on its Common Stock since its inception and does not anticipate paying any such dividends in the foreseeable future. It is anticipated that earnings, if any, will be used in the Company's operations and to finance the expansion of its business. See "Dividend Policy" and "Management's Discussion, Analysis or Plan of Operation -- Liquidity and Capital Resources" and "Business -- Plan of Operations."

SEASONAL AND QUARTERLY FLUCTUATIONS

     The Company's interim results of operations may be affected by the timing of the sale of franchises and the opening of new stores, receipt of franchise and market area developer fees and seasonal factors, such as weather conditions, in the areas where stores are located. In addition, the Company's results may be affected by the timing of expenses associated with its expansion.

DEPENDENCE ON FRANCHISEES

     The Company will realize a substantial portion of its revenues from initial franchise fees, ongoing royalty payments from its franchisees and the sale of foodstuffs and equipment to its franchisees. The Company is therefore substantially dependent upon its ability to attract, retain and contract with suitable franchisees, and the ability of these franchisees to open and operate their stores successfully. Should the Company experience difficulty in attracting suitable franchisees, or should the Company's franchisees encounter business or operational difficulties, the Company's revenues will be adversely affected. Such a reduction in revenues may also have an adverse effect on the Company's ability to sell new franchises and on its financial results and prospects. Consequently, the Company's financial prospects are directly related to the success of its franchisees, over which the Company has no direct control. There can be no assurance that either the Company or its franchisees will be able to develop new franchises, or operate the Company's bagel stores, successfully.

EXPANSION

     The opening and success of the Company's bagel stores will depend on various factors, including the availability of suitable sites; the ability of franchisees to negotiate acceptable lease terms for new locations, to obtain construction and any other necessary permits in a timely manner, and to meet construction and opening schedules; the Company's ability to manage its anticipated expansion and to hire and train personnel; and general and local economic and business conditions. The foregoing factors are not within the control of the Company.

     The Company's proposed expansion also will require the implementation of enhanced operational and financial systems and will require additional management, operational and financial resources. Failure to implement these systems and add these resources could have a material adverse effect on the Company's operations, financial results and prospects. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its growth. In addition, there can be no assurance of the viability of the Company's concepts in new geographic regions or particular local markets.

COMPETITION; EASE OF ENTRY INTO BUSINESS

     The food service industry, in general, and the fast-food and take-out sectors in particular, are intensely competitive. The Company competes, and can be anticipated to compete, against well established food service companies with substantially greater product and name recognition and with substantially greater financial, marketing and distribution capabilities than the Company's, as well as against a large number of local food establishments that offer similar or competitive products. In addition, management believes that the start-up costs associated with opening a retail food establishment offering similar products on a stand-alone basis are comparable to the start-up costs of the Company's bagel stores and, accordingly, such start-up costs are not an impediment to entry into the retail bagel business. Further, as the demand for bagels increases and consumers become more familiar with the product, they also may be expected to become increasingly discriminating in selecting bagels based on quality and value. There can be no assurance that the Company can compete successfully in this complex and changing market.

FOOD SERVICE INDUSTRY

     Food service businesses often are affected by changes in consumer and competitive conditions, including changes in consumer tastes; national, regional, and local economic conditions and demographic trends; traffic patterns, and the type, number, and location of competing businesses. Adverse publicity resulting from food quality, illness, injury, or other health concerns or operating issues stemming from one store or a limited number of stores also may adversely affect multi-unit chains such as the Company. In addition, factors such as inflation, increased food, labor, and employee benefit costs, regional weather conditions and the unavailability of experienced management and hourly employees also may adversely affect the food service industry in general, and the Company's operations, financial results and prospects in particular.

GOVERNMENT REGULATION

     The Company's franchise operations are subject to regulation by the Federal Trade Commission (the "FTC") in compliance with the Uniform Franchise Act which requires, among other things, that the Company prepare and update a comprehensive disclosure document in connection with the sale and operation of its franchises. The Company and its franchisees also must comply with state franchising laws and a wide range of other state and local rules and regulations applicable to their businesses. See "Business -- Government Regulation." Compliance with this broad federal, state and local regulatory network is essential and costly, and the failure to comply could have a material adverse effect on the Company and its franchisees. Violations of franchising laws and/or state laws and regulations governing substantive aspects of doing business in a particular state could subject the Company and its affiliates to rescission offers, monetary damages, penalties, imprisonment and/or injunctive proceedings. In addition, under court decisions in certain states, absolute vicarious liability may be imposed upon franchisers based upon claims made against franchisees. The Company currently does not carry insurance against such claims, although it intends to obtain such coverage in the future. However, there can be no assurance that the Company will be able to obtain such coverage or that such coverage will be sufficient to cover potential claims against the Company.

     This Prospectus does not constitute, and shall not be construed as, an offer to sell a Goldberg's or Sammy's franchise. Such offers may be made only by an Offering Circular in compliance with applicable state law and the Federal Trade Commission Disclosure Rule. The description of the franchises set forth in this Prospectus is not intended to be a complete description of a Goldberg's or Sammy's franchise business.

LACK OF TRADEMARK AND PATENT PROTECTION

     The Company intends to file an application to register the trademark "Goldberg's New York Bagels est. 1938" on the United States Patent and Trademark Office principal register. Otherwise, the Company has no registered trademark or service mark protection under federal trademark law. While management believes that, in the food service industry, trademarks, service marks and the "look" ("trade dress"), of a retail chain can be adequately protected by common law, there can be no assurance that the absence of protected, registered marks will not have an adverse effect on the Company's competitive position, business or prospects. Further, although the Company modifies and installs certain bagel bakery equipment in a proprietary manner, the Company does not believe these refinements are patentable. Therefore, there can be no assurance as to whether, to what extent, or for what period of time the Company may enjoy a competitive advantage based on the availability of its equipment. In addition, it is the Company's practice to protect its proprietary dough conditioner, bagel mix and bagel dough by relying on trade secret laws and confidentiality agreements. There can be no assurance that the confidentiality of its trade secrets will be maintained or that others will not independently develop or obtain access to the same, comparable or improved recipes and formulas. See "Business -- Trademarks and Service Marks."

DEPENDENCE ON KEY PERSONNEL

     The Company is substantially dependent upon the personal efforts and abilities of its senior management. See "Management." The loss of any of the Company's senior management personnel could adversely affect the Company until such time, if any, as a suitable replacement is found. The Company's ability to develop and market its products and to achieve and maintain its competitive position depends, in large part, on its ability to attract and retain qualified personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to attract and retain such personnel.

CONCENTRATION OF STOCK OWNERSHIP


     Upon completion of this Offering, the Company's present directors, executive officers and principal shareholders will beneficially own approximately 24.69% of the Common Stock of the Company. Although other shareholders will have the opportunity to consider and vote upon those matters affecting the Company that are submitted to a vote of the shareholders, they will not have the ability to approve or disapprove any such matters without the concurrence of the majority of shareholders. Consequently, the Company's current shareholders will continue to have a substantial voice in decisions regarding the management and operations of the Company and purchasers of Common Stock in this Offering may be able to influence the management of the Company and its business only to a limited degree. Because they may not be able to control the decisions made by current shareholders with respect to management and operations of the Company, no one should invest in the Company unless he or she is willing to entrust the Company's business to the discretion of such shareholders. See "Management" and "Principal Shareholders."


LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY

     As permitted pursuant to the corporate law of the State of New Jersey, the Company's state of incorporation, the Company's Amended and Restated Certificate of Incorporation (the "Charter") and Amended and Restated By-Laws (the "By-Laws") require that the Company indemnify its directors and officers against certain liabilities incurred in their service in such capacities. In addition, the Charter provides that the personal liability of directors and officers of the Company to the Company and its shareholders shall be limited under certain circumstances. See "Management -- Limitation of Liability and Indemnification Matters."

POTENTIAL ADVERSE EFFECT OF CERTAIN ANTI-TAKEOVER PROVISIONS


     The corporate law of the State of New Jersey, the Company's state of incorporation, and the Company's Charter, contain provisions that may discourage proposals or bids to acquire the Company. Such provisions authorize the issuance of a maximum of 4,000,000 shares of Preferred Stock (of which 1,352,503 shares were outstanding as of December 2, 1996) on terms which may be fixed by the Company's Board of Directors without shareholder action. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the Common Stock. The issuance of Preferred Stock could make the takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which shareholders may receive premiums for their shares of Common Stock, or otherwise dilute the rights of holders, and the market price of the Common Stock. See "Description of Securities -- Preferred Stock."


LIMITED OFFERING EXPERIENCE OF THE MANAGING UNDERWRITER

     R.T.G. Richards & Company, Inc. ("R.T.G. Richards"), Managing Underwriter, has not previously acted as an underwriter in a public offering and there can be no assurance that R.T.G. Richards' lack of experience will not adversely affect the Offering and the subsequent development, if any, of a trading market for the Company's Common Stock. See "Underwriting."

                                    DILUTION

     Dilution represents the difference between the public offering price per share paid by investors who purchase in this Offering and the pro forma net tangible book value per share immediately after completion of the Offering. Pro forma net tangible book value per share is determined by dividing the difference between total tangible assets and total liabilities by the total number of outstanding shares of Common Stock. At July 31, 1996, the Company's net tangible book value per share of Common Stock was $(0.04).

     After giving effect to the sale of the 1,100,000 Company Shares offered hereby, the initial application of the estimated net proceeds therefrom as described at "Use of Proceeds,"and performance of the Modification and Settlement Agreement between the Company and Howard Goldberg as described at "Business -- Renegotiation of Certain Acquisition Terms," the adjusted pro forma net tangible book value per share of Common Stock would have been $1.03 at July 31, 1996 (after deducting underwriting discounts and commissions and estimated expenses of the Company in connection with the Offering in the aggregate amount of $823,000). Investors purchasing Common Stock in the Offering therefore will experience immediate dilution of $2.47, or 71%, in the net tangible book value of their Common Stock, while existing shareholders will benefit from an immediate increase of $1.07 per share in the net tangible book value of their Common Stock.

     The following table illustrates the foregoing calculations:

    Assumed public offering price per share......................................    $3.50
    Net tangible book value per share before Offering.................... $ (0.04)
    Increase in net tangible book value per share attributable to new investors.......................................................... $  1.07
                                                                            -----
    Pro forma net tangible book value per share after Offering...................    $1.03
                                                                                     -----
    Dilution per share to new investors(1).......................................    $2.47
                                                                                     =====

---------------
(1) If the Underwriters' over-allotment option is exercised in full, the adjusted pro forma net tangible book value after the issuance and sale of the Common Stock would be $1.13 per share, which would result in dilution to new investors in the Offering of $2.37 per share.

     The following table sets forth, as of July 31, 1996, the number of shares purchased from the Company, the total consideration paid, the average price per share paid by existing holders of Common Stock and the price per share to be paid by purchasers in the Offering, based on an assumed initial public offering price of $3.50 per Share. See "Capitalization" and "Underwriting."

                                                 SHARES PURCHASED       TOTAL CONSIDERATION      AVERAGE
                                               --------------------    ---------------------      PRICE
                                                NUMBER      PERCENT      AMOUNT      PERCENT    PER SHARE
                                               ---------    -------    ----------    -------    ---------
Existing common shareholders................   1,867,661      61.6%    $3,360,136      46.4%      $1.80
Purchasers in the Offering(2)...............   1,165,000      38.4%     3,876,650      53.6%      $3.33
                                               ---------     ------     ---------     ------
     Total..................................   3,032,661     100.0%    $7,236,786     100.0%
                                               =========     ======     =========     ======

---------------
(2) Includes 65,000 shares to be issued upon conversion of 65,000 shares of Series A Preferred Stock under the terms of the Modification and Settlement Agreement between the Company and Howard Goldberg. See
    "Business -- Renegotiation of Certain Acquisition Terms."

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the Shares offered hereby are estimated to be $3,027,000 ($3,522,000 if the Underwriters' over-allotment option is exercised in full) (after deduction of underwriting discounts and commissions and Offering expenses in the estimated amount of $438,000) ($462,750 if the Underwriters' over-allotment option is exercised in full). The Company intends to apply the net proceeds approximately as follows:


          (i) $325,000, or 10.7%, for the mandatory redemption of shares of Series B Preferred Stock redeemable 30 days after the completion of this Offering and redemption of Series A Preferred Stock pursuant to the terms of the Modification and Settlement Agreement between the Company and Howard Goldberg. See "Capitalization," "Management's Discussion and Analysis or Plan of Operation -- Liquidity and Capital Resources,"
     "Business -- Renegotiation of Certain Acquisition Terms" and "Description of Securities," and the Consolidated Financial Statements of the Company included elsewhere in this Prospectus.


          (ii) $400,000, or 13.2%, to open two additional Company-owned flagship stores;

          (iii) $150,000, or 5.0%, to expand the Company's inventory of equipment for resale;

          (iv) $200,000, or 6.6%, to relocate the Company's corporate headquarters in order to consolidate and integrate the Company's headquarters and commissary facilities at one location;

          (v) $100,000, or 3.3%, for marketing, promotional, advertising and public relations activities directed toward both retail customers and potential franchisees;

          (vi) $450,000, or 14.9%, to reduce accounts payable and accrued expenses;

          (vii) $350,000, or 11.6%, to develop the Company's franchising system; and

          (viii) $1,052,000, or 34.7%, for working capital and general corporate purposes, which may include, among other things, salaries of additional management personnel and the costs of possible acquisition of businesses complementary to the Company's operations. Currently, the Company has no plans, intentions, commitments, understandings or arrangements with respect to any such acquisitions.

     The Company anticipates, based on current plans and assumptions relating to its operations, that the proceeds of this Offering, together with existing resources and cash generated from operations, if any, will be sufficient to satisfy the Company's contemplated cash requirements for at least the 12-month period subsequent to completion of the Offering. There can be no assurance, however, that the Company's cash requirements during this period will not exceed its available resources. See "Risk Factors -- Need for Additional Working Capital."

     The allocation of the net proceeds of this Offering set forth above represents the Company's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and the Company's future revenues and expenditures. If any of these factors changes, the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use a portion thereof for other purposes. See "Risk Factors -- Discretion in Use of Proceeds Designated for Working Capital."

     Proceeds not immediately required for the purposes described above will be invested in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade short-term, interest bearing instruments.

                                 CAPITALIZATION

     The following table sets forth the actual capitalization of the Company at July 31, 1996 (giving effect to performance of the Modification and Settlement Agreement between the Company and Howard Goldberg), and as adjusted to give effect to the sale of the Common Stock offered hereby, and application of the net proceeds of the Offering as set forth at "Use of Proceeds." This table should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                                             JULY 31, 1996
                                                                              (UNAUDITED)
                                                                     -----------------------------
                                                                       ACTUAL       AS ADJUSTED(1)
                                                                     -----------    --------------
Current liabilities (including current portion of long-term
  debt)...........................................................   $   993,614     $    543,614
Long term debt and other liabilities (excluding current
  portion)........................................................   $   217,396     $    217,396
Redeemable preferred stock, no par value; Series A, 40,000 shares issued and outstanding (actual) and 0 shares issued and
  outstanding (as adjusted); Series B, 120,000 shares issued and outstanding (actual), 60,000 shares issued and outstanding (as
  adjusted)(2)....................................................   $   714,426     $    220,384
Non-redeemable convertible preferred stock, no par value; Series
  A, 150,000 shares authorized, 150,000 shares issued and
  outstanding (actual) and 10,000 shares issued and outstanding
  (as adjusted)(2); Series B 180,000 shares authorized, 60,000 shares issued and outstanding; Series C, 1,600,000 shares
  authorized, 982,503 shares issued and outstanding...............   $   386,157     $    528,549
Common Stock, no par value; 20,000,000 shares authorized,
  1,867,661 shares issued and outstanding, actual; 3,032,661
  shares outstanding, as adjusted(1)..............................   $ 3,360,136     $  6,413,786
Retained (deficit)................................................   $(3,516,474)    $ (3,516,474)
Total common stock, non-redeemable preferred stock and other
  stockholders' equity............................................   $   229,819     $  3,425,861
                                                                     ===========      ===========

---------------
(1) Gives effect to the sale of 1,100,000 Shares of Common Stock in this Offering, net of expenses, and the application of the estimated net proceeds therefrom.

(2) The Company is obligated to redeem 40,000 shares of Series A Preferred Stock and 60,000 shares of Series B Preferred Stock at a redemption price of $5.00 per share within 30 days following completion of the Offering. Up to an additional 60,000 shares of Series B Preferred Stock are redeemable at a redemption price of $5.00 per share 24 months following completion of the Offering. See "Use of Proceeds" and "Description of Securities." On August 12, 1996, the Company and Howard Goldberg entered into a Modification and Settlement Agreement pursuant to which, among other things, Mr. Goldberg agreed to convert 65,000 shares of Series A Preferred Stock to an equal number of shares of Common Stock and to surrender his remaining 115,000 Series A Shares. See "Business -- Renegotiation of Certain Acquisition Terms."

                                DIVIDEND POLICY

     The Company has not paid any cash or other dividends on its Common Stock since its inception and does not anticipate paying any such dividends in the foreseeable future. The Company intends to retain any earnings for use in the Company's operations and to finance the expansion of its business. See "Risk Factors -- No Dividends."

                            SELECTED FINANCIAL DATA

     The following information is qualified by reference to, and should be read in conjunction with, the Company's Consolidated Financial Statements and the Notes thereto and "Management's Discussion and Analysis or Plan of Operation" contained elsewhere in this Prospectus.

STATEMENT OF OPERATIONS DATA:

                                                THREE
                                               MONTHS         YEAR ENDED          NINE MONTHS ENDED         THREE MONTHS ENDED
                               NINE MONTHS      ENDED        JANUARY 31,              JULY 31,                   JULY 31,
                 YEAR ENDED       ENDED      JANUARY 31,         1996         -------------------------   -----------------------
                 JANUARY 31,   OCTOBER 31,      1996       (AGGREGATED)(1)/      1996          1995          1996         1995
                    1995          1995       (UNAUDITED)     (UNAUDITED)      (UNAUDITED)   (UNAUDITED)   (UNAUDITED)  (UNAUDITED)
                 -----------   -----------   -----------   ----------------   -----------   -----------   ----------   ----------
Revenues:
  Store
    sales......  $ 1,178,638   $ 1,422,341   $   305,992     $  1,728,333     $ 1,028,726   $ 1,603,053   $  382,409   $  557,807
  Franchising
    revenue....            0       377,201        29,949          407,150         237,223        93,170       41,584       93,170
  Equipment and
    product
    sales......      804,340       550,726       157,483          708,209         446,592       330,613      149,593       41,132
                  ----------    ----------    ----------      -----------     -----------   -----------   -----------  -----------
                   1,982,978     2,350,268       493,424        2,843,692       1,712,541     2,026,836      573,586      692,109
Operating
  expenses:
  Cost of
  sales --
    equipment
    costs and
    store
    operations,
    exclusive
    of
   depreciation
    and
amortization...    1,602,538     1,739,147       327,685        2,066,832       1,094,082     1,624,230      358,814      476,323
  Cost of
  sales --
  franchising
  activities...            0       213,408             0          213,408               0             0            0            0
Selling,
  general and
 administrative
  expenses.....    1,100,919     1,146,365       422,277        1,568,642       1,435,132     1,151,976      541,702      423,753
Depreciation
  and
amortization...      197,347       211,463        59,195          270,658         190,113       226,179       63,521       71,483
Acquisition
  costs........       74,256       170,352        56,784          227,136         170,352       170,352       56,784       56,784
Impairment of
  assets.......      676,038             0             0                0               0             0            0            0
                  ----------    ----------    ----------      -----------     -----------   -----------   -----------  -----------
                   3,651,098     3,480,735       865,941        4,346,676       2,889,679     3,172,737    1,020,821    1,028,343
                  ----------    ----------    ----------      -----------     -----------   -----------   -----------  -----------
Operating
  loss.........   (1,668,120)   (1,130,467)     (372,517)      (1,502,984)     (1,177,138)   (1,145,901)    (447,235)    (336,234)
Interest
  expense......       38,651        21,078        13,188           34,266          27,433        55,381        4,382        8,392
                  ----------    ----------    ----------      -----------     -----------   -----------   -----------  -----------
Loss before
  extraordinary
  item.........  $(1,706,771)  $(1,151,545)  $  (385,705)    $ (1,537,250)    $(1,204,571)  $(1,201,282)  $ (451,617)  $ (344,626)
Extraordinary
  item -- Gain
  from
 extinguishment
  of debt......      644,150             0             0                0               0             0            0            0
                  ----------    ----------    ----------      -----------     -----------   -----------   -----------  -----------
Net loss.......  $(1,062,621)  $(1,151,545)  $  (385,705)    $ (1,537,250)    $(1,204,571)  $(1,201,282)  $ (451,617)  $ (344,626)
Net loss per
  share(2).....  $     (0.75)  $     (0.84)  $     (0.28)    $      (1.12)    $     (1.40)  $     (0.79)  $    (0.33)  $    (0.25)
Weighted
  average
  number of
  common shares
  outstanding(2)...   1,413,642   1,373,708    1,373,708        1,373,708       1,373,708     1,512,573    1,373,708    1,373,708
BALANCE SHEET
  DATA:

                   1/31/95      10/31/95       1/31/96         4/30/95          4/30/96       7/31/96
                 ----------    ----------    ----------      -----------      -----------   -----------
Working capital
  (Deficit)....     (539,020)     (902,720)     (903,338)        (758,359)        181,282      (273,807)
Total assets...    1,743,561     1,338,794     1,820,082        1,656,902       2,701,582     2,155,255
Total
 liabilities...    1,170,207     1,386,967     1,493,960        1,324,848       1,305,720     1,211,010
Redeemable
  preferred
  stock........            0             0             0                0         707,540       714,426
Common stock...    1,277,000       876,150     1,606,150          874,400       3,360,136     3,360,136
Non-redeemable
  preferred
  stock........       54,000     1,022,580     1,052,580          656,600         393,043       386,157
Additional paid
  in capital...      365,000       365,000       365,000          365,000               0             0
Accumulated
  deficit......   (1,122,646)   (2,311,903)   (2,697,608)      (1,563,946)     (3,064,857)   (3,516,474)

---------------
(1) Represents the total of results for the nine-month fiscal period ended October 31, 1995 and the three-month interim period ended January 31, 1996.

(2) Gives effect to a one-for-two reverse split of the Company's Common Stock effected on December 5, 1996.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that such results or trends will necessarily continue in the future. For purposes of the following discussion, the Company's results for the nine months ended October 31, 1995, as reflected in its audited financial statements for the period then ended, have been combined with its unaudited, interim results for the three months ended January 31, 1996 to reflect results for the 12-month period ended January 31, 1996 ("Fiscal 1996"), which have been compared to the results for the full fiscal year ended January 31,1995 ("Fiscal 1995").

RESULTS OF OPERATIONS -- THREE-MONTH PERIODS ENDED JULY 31, 1996 AND 1995

     Sales revenues for the three months ended July 31, 1996 (the "1996 Quarter") were $573,586, a decrease of $118,523, or 17%, from $692,109 for the three months ended July 31, 1995 (the "1995 Quarter"). This decrease is attributable to (i) a decrease in store sales of $175,398, or 31%, to $382,409 in the 1996 Quarter from $557,807 in the 1995 Quarter, as a result of a reduction from five to four stores operated by the Company and (ii) a decrease in franchising activities of $51,586, or 55%, to $41,584 in the 1996 Quarter from $93,170 in the 1995 Quarter. Franchising revenues in the 1996 Quarter of $41,584 consisted of initial, non-recurring franchise and market development fees of $23,000 and $2,500 respectively, and $16,084 of ongoing royalties. Franchising revenues in the 1995 Quarter of $93,170 consisted of initial, non-recurring market development fees. The decreases in revenues were substantially offset by (i) an increase in equipment sales of $11,898, or 36%, to $44,509 in the 1996 Quarter, from $32,611 in the 1995 Quarter, and (ii) an increase in commissary sales of $96,563, or 1,133%, to $105,084 during the 1996 Quarter from $8,521 in the 1995 Quarter, as a consequence of a greater number of franchise stores and a concomitant increase in demand for product during the 1996 Quarter.

     Management anticipates that future equipment and commissary sales will be dependent upon the Company's franchising activities rather than on sales to unaffiliated purchasers and that such sales will increase or decrease in direct proportion to the Company's success in expanding its system of franchise stores.

     Cost of sales decreased by $117,509, or 25%, to $358,814 in the 1996 Quarter from $476,323 in the 1995 Quarter, primarily as a result of decreased store sales. Cost of sales as a percentage of product sales decreased to 67% in the 1996 Quarter from 79% in the 1995 Quarter, reflecting the net effect of a decrease in cost of sales attributable to the sale of two Company-owned stores (partially offset by the opening of one additional store) and an increase attributable to the upgrading of the Company's Lodi, New Jersey commissary and production facility and increases in payroll and fixed overhead costs associated with expansion of this facility.

     Selling, general and administrative expenses increased by $117,949, or 28%, to $541,702 in the 1996 Quarter from $423,753 in the 1995 Quarter. This increase is primarily due to (i) an increase in salaries and related costs of $80,233, or 55%, to $224,898 in the 1996 Quarter from $144,665 in the 1995 Quarter as a consequence of expansion of the Company's workforce and, to a lesser degree, increases in compensation to its continuing employees and (ii) an increase in selling expenses of $31,239, or 32%, to $128,641 in the 1996 Quarter from $97,402 in the 1995 Quarter, primarily due to increased travel expenses related to franchise sales efforts, visits to proposed retail locations and provision of on-site store training and assistance.

     In the future, management anticipates that selling expenses will continue to be directly related to the level of the Company's franchising activities.

     Depreciation and amortization decreased by $7,962, or 11%, to $63,521 in the 1996 Quarter from $71,483 in the 1995 Quarter, primarily as a consequence of the fact that the Company owned and operated one fewer store during the 1996 Quarter than during the 1995 Quarter.

     Interest expense decreased by $4,010, or 48%, to $4,382 in the 1996 Quarter from $8,392 in the 1995 Quarter as a consequence of a reduction in the Company's outstanding debt between those two periods.

     The net loss for the 1996 Quarter was $451,617, which represented an increase of 31%, as compared to the net loss of $344,626 for the 1995 Quarter. To date, the Company has operated at a loss as a result of the application of resources in excess of revenues to develop its operating infrastructure in anticipation of additional franchise sales, Company-store growth and commissary sales. Consequently, total revenues are not yet sufficient to support the Company's overhead. Management anticipates that, during the fiscal year ending October 31, 1997, the Company's revenues will increase due to additional franchise sales, increased royalty income from existing, as well as new, franchises, increased commissary revenues generated by sales to franchise stores, increased sales in existing Company-owned stores and sales revenues from newly opened, Company-owned stores. There can be no assurance, however as to whether, and to what extent, the Company will actually experience additional revenues from any of these sources. The Company's ability to operate profitably in the future is substantially dependent upon its ability to sell store and area development franchises and to open additional franchise stores. See "Risk Factors -- Limited Operating History; Operating Losses," "-- Expansion,"
"-- Dependence on Franchisees" and "Business -- Plan of Operations."

RESULTS OF OPERATIONS -- NINE-MONTH PERIODS ENDED JULY 31, 1996 AND 1995

     Sales revenues for the nine months ended July 31, 1996 (the "1996 Interim Period") were $1,712,541, a decrease of $314,295, or 16% from $2,026,836 for the nine months ended July 31, 1995 (the "1995 Interim Period"). This decrease is attributable to (i) a decrease in store sales of $574,327, or 36%, to $1,028,726 in the 1996 Interim Period from $1,603,053 in the 1995 Interim Period, as a result of a reduction from five to three stores operated by the Company during the first three months and from five to four stores operated by the Company during the last six months of the 1996 Interim Period, and (ii) a decrease in equipment sales of $72,936, or 25%, to $216,689 in the 1996 Interim Period, from $289,625 in the 1995 Interim Period, which decreases were substantially offset by (i) an increase in franchising activities of $144,053, or 155%, to $237,223 in the 1996 Interim Period from $93,170 in the 1995 Interim Period. (Franchising activities commenced in the last three months of the 1995 Interim Period.) Franchising revenues in the 1996 Interim Period of $237,223 consisted of initial, non-recurring franchise and market development fees of $45,500 and $156,200 respectively, and $35,523 of ongoing royalties. Franchising revenues in the 1995 Interim Period of $93,170 consisted of initial, non-recurring market development fees. The decreases were further offset by (ii) an increase in commissary sales of $188,915, or 461%, to $229,903 during the 1996 Interim Period from $40,988 in the 1995 Interim Period, as a consequence of a greater number of franchise stores and a concomitant increase in demand for product during the 1996 Interim Period.

     Management anticipates that future equipment and commissary sales will be dependent upon the Company's franchising activities rather than on sales to unaffiliated purchases and that such sales will increase or decrease in direct proportion to the Company's success in expanding its system of franchise stores.

     Cost of sales decreased by $530,148, or 33%, to $1,094,082 in the 1996 Interim Period from $1,624,230 in the 1995 Interim Period. This decrease is primarily due to decreased store and equipment sales. Cost of sales as a percentage of product sales decreased to 74% in the 1996 Interim Period from 84% in the 1995 Interim Period, reflecting the net effect of a decrease in equipment sales and an increase attributable to the upgrading of the Company's Lodi, New Jersey commissary and production facility and increases in payroll and fixed overhead costs associated with expansion of this facility. To the extent that future increases in the Company's total revenues are attributable to franchise fees, market development fees and franchise royalties, cost of sales can be expected to decrease as a percentage of revenues.

     Selling, general and administrative expenses increased by $283,156, or 25%, to $1,435,132 in the 1996 Interim Period from $1,151,976 in the 1995 Interim Period. This increase is primarily due to (i) an increase in salaries and related costs of $210,897, or 59%, to $565,908 in the 1996 Interim Period from $355,011 in the 1995 Interim Period and (ii) an increase in selling expenses of $69,323, or 29%, to $310,045 in the 1996 Interim Period from $240,722 in the
1995 Interim Period, primarily due to increased travel expenses related to franchise sales efforts, visits to proposed retail locations and provision of on-site store training and assistance.

     Depreciation and amortization decreased by $36,066, or 16%, to $190,113 in the 1996 Interim Period from $226,179 in the 1995 Interim Period, primarily as a consequence of the fact that the Company owned and operated two fewer stores during first three months and one fewer store during the last six months of the 1996 Interim Period than during the comparable periods of 1995 Interim Period.

     Interest expense decreased by $27,948, or 50%, to $27,433 in the 1996 Interim Period from $55,381 in the 1995 Interim Period as a consequence of a reduction in the Company's outstanding debt between those two periods.

     The net loss for the 1996 Interim Period was $1,204,571, which was substantially unchanged from the net loss of $1,201,282 for the 1995 Interim Period. To date, the Company has operated at a loss as a result of the application of resources in excess of revenues to develop its operating infrastructure in anticipation of additional franchise sales, Company-store growth and commissary sales. Consequently, total revenues are not yet sufficient to support the Company's overhead. Management anticipates that, during the fiscal year ending October 31, 1997, the Company's revenues will increase due to additional franchise sales, increased royalty income from existing, as well as new, franchises, increased commissary revenues generated by sales to franchise stores, increased sales in existing Company-owned stores and sales revenues from newly opened, Company-owned stores. There can be no assurance, however as to whether, and to what extent, the Company will actually experience additional revenues from any of these sources. The Company's ability to operate profitably in the future is substantially dependent upon its ability to sell store and area development franchises and to open additional franchise stores. See "Risk Factors -- Limited Operating History; Operating Losses," "-- Expansion,"
"-- Dependence on Franchisees" and "Business -- Plan of Operations."

     On August 12, 1996, the Company entered into a Modification and Settlement Agreement with Howard Goldberg which, among other things, increased from 40,000 to 115,000 the number of shares of Series A Preferred Stock that the Company is obligated to redeem in the event of an initial public offering and reduced the aggregate redemption amount from $200,000 to $25,000. See
"Business -- Renegotiation of Certain Acquisition Terms." As of July 31, 1996, the Company's financial statements include within Redeemable Preferred Stock an accretion in the amount of $194,042, representing the present value of the original $200,000 redemption amount. In addition, the net loss for the nine months ended July 31, 1996 has been increased by $194,042 in the calculation of earnings per share. The Company's financial statements for its fiscal year ending October 31, 1996 will reflect a reduction in Redeemable Preferred Stock in the amount of $169,402 and a like increase in Non-redeemable Preferred Stock representing an adjustment to amounts previously accreted and the amount added to the Company's net loss to determine earnings per share will be reduced by the same amount.

RESULTS OF OPERATIONS -- 12-MONTH PERIODS ENDING JANUARY 1996 AND 1995

     Sales revenues for Fiscal 1996 were $2,843,692, an increase of $860,714, or 43%, from revenues of $1,982,978 for Fiscal 1995. This increase is primarily attributable to the commencement of franchising activities during Fiscal 1996, resulting in revenues of $407,150 in that year (consisting of initial, non-recurring market development and single unit franchise fees of $117,824 and $30,000, respectively; initial, non-recurring revenues from the sale of Company stores to franchisees in the amount of $247,777; and ongoing royalties of $11,549), and to an increase of $708,362, or 60% ($1,887,000 in Fiscal 1996 from
$1,178,638 in Fiscal 1995) as a consequence of having a full year of retail and wholesale operations under the Company's ownership in Fiscal 1996, as compared to only four months of operations under the Company's ownership subsequent to the acquisition of the Sammy's stores on September 29, 1994 in Fiscal 1995. These increases were partially offset by a decrease in revenues from equipment sales to $549,542 in Fiscal 1996 from $804,340 in Fiscal 1995. This decrease of $254,798, or 32%, is attributable primarily to the fact that, during Fiscal 1996, the Company focused on franchising activities rather than on sales of equipment to unaffiliated purchasers. During Fiscal 1996, the Company entered into 11 single-store franchise agreements and three multi-unit Market Development Agreements, representing commitments to build an aggregate of 28 stores over a period of 60 months. See "Business -- Franchising."

     Cost of sales increased by $677,702, or 42%, to $2,280,240 in Fiscal 1996 (including $213,408 attributable to cost of sales in connection with franchising activities) from $1,602,538 in Fiscal 1995. This increase is primarily due to increased product sales. In addition, cost of sales as a percentage of product sales increased to 85% in Fiscal 1996 from 81% in Fiscal 1995 as a consequence of (i) the write down of certain equipment inventory below cost in the amount of $107,000 to reflect current market value and (ii) the upgrading of the Company's Lodi, New Jersey commissary and production facility and increases in payroll and fixed overhead costs associated with expansion of this facility.

     Selling, general and administrative expenses increased by $467,723, or 43%, to $1,568,642 in Fiscal 1996 from $1,100,919 in Fiscal 1995. This increase is primarily due to (i) an increase in salaries and related costs of $226,513, or 73%, to $536,500 in Fiscal 1996 from $309,987 in Fiscal 1995 as a consequence of expansion of the Company's workforce during Fiscal 1996 and, to a lesser degree, increases in compensation to its continuing employees; (ii) an increase in occupancy costs of $133,806, or 90%, to $284,344 in Fiscal 1996 from $148,538 in Fiscal 1995, due to the rental of new and larger administrative offices and additional storage space, and the payment of a full year of rent for the Company-owned stores and Lodi, New Jersey commissary for Fiscal 1996; and (iii) an increase in selling expenses of $36,218, or 12%, to $347,390 in Fiscal 1996 from $311,172 in 1995, primarily due to increased travel expenses related to franchise sales efforts, visits to proposed retail locations and provision of on-site store training and assistance.

     Depreciation and amortization increased by $73,331, or 37%, to $270,658 in Fiscal 1996 from $197,347 in Fiscal 1995 and deferred acquisition costs increased by $152,880, or 206%, in Fiscal 1996 as compared to $74,256 in Fiscal 1995. Both of these increases are directly attributable to the fact that the Company's operations for Fiscal 1996 included a full year of operations of Sammy's, while in Fiscal 1995 the Company operated Sammy's for only four months.

     During Fiscal 1995, the Company recognized an impairment of certain long-lived assets acquired in connection with the acquisition of the Goldberg Companies in September 1993, resulting in a charge to operations of $676,038. Also during Fiscal 1995, the Company recorded an extraordinary item in the amount of $644,150, resulting from the early extinguishment of debt. This debt originally was issued in connection with the acquisition of the Goldberg Companies and was renegotiated during Fiscal 1995 as a consequence of the impairment of certain assets acquired in that transaction. See
"Business -- History of the Company" and "-- Renegotiation of Certain Acquisition Terms." The Company recorded no comparable impairment or early extinguishment during Fiscal 1995.

     The net loss for Fiscal 1996 was $1,537,250, which represented an increase of 45%, as compared to the net loss of $1,062,621 for Fiscal 1995. To date, the Company has operated at a loss as a result of the application of resources in excess of revenues to develop its operating infrastructure in anticipation of additional franchise sales, Company-store growth and commissary sales. Consequently, total revenues are not yet sufficient to support the Company's overhead. Management anticipates that, during the fiscal year ending October 31, 1996, the Company's revenues will increase due to additional franchise sales, increased royalty income from existing, as well as new, franchises, increased commissary revenues generated by sales to franchise stores, increased sales in existing Company-owned stores and sales revenues from newly opened, Company-owned stores. There can be no assurance, however as to whether, and to what extent, the Company will actually experience additional revenues from any of these sources. The Company's ability to operate profitably in the future is substantially dependent upon its ability to sell store and area development franchises and to open additional franchise stores. See "Risk Factors -- Limited Operating History; Operating Losses," "-- Expansion," "-- Dependence on Franchisees" and "Business -- Plan of Operations."

     In addition, management anticipates that the costs and expenses of operating the Company and its business will increase with the expansion of the business. While management anticipates that most of such costs will increase in proportion to increased sales and other business activity and, in some instances may decline as a consequence of the Company's ability to avail itself of volume discounts for both products and services, certain expenses may be expected to increase more than proportionately. In particular, members of senior management historically have been compensated at levels that the Company deems appropriate for a development stage enterprise, but that management believes are substantially below compensation levels in operating companies in the Company's business. See "Management -- Executive Compensation." As the Company grows, it is anticipated that executive compensation will be increased to levels competitive with those of senior executives in operating companies comparable in size to the Company.

RECENT EVENTS

     Although financial statements for the three month period ended October 31, 1996 (the "Fourth Quarter"), are not available as of the date of this Prospectus, the following summary reflects management's current expectations regarding overall results and trends in the Company's operations during that period.

     Management anticipates that the results of the Company's operations for the Fourth Quarter will be consistent with the losses experienced in the quarter ended July 31, 1996. The Company's principal source of income during the Fourth Quarter was sales from its four Company-owned stores. Sales from the Company's newest location, at 197 Bleecker Street, New York, are expected to show a significant increase for the Fourth Quarter over prior periods since its acquisition in February 1996, while sales from the Company's other three stores are expected to be substantially unchanged. In addition, the Company realized revenues from the sales of its bagels and approved flour mix, franchising activities, equipment sales and consulting fees during the Fourth Quarter. With the exception of sales of bagels and flour mix, management believes that none of such other sources of revenue contributed materially to total revenues for the Fourth Quarter.

     The Company anticipates that its costs of sales and selling, general and administrative expense will remain relatively unchanged as a percentage of sales and that interest expense and amortization will remain relatively constant.

     The Company's franchising activities and equipment sales were negligible during the Fourth Quarter. While the Company has developed a substantial backlog of franchise prospects, management has been unsuccessful in selling additional franchises and development areas in recent months. The Company believes that it will continue to encounter difficulty in consummating franchise and development area sales until the Offering is completed and uncertainties surrounding the Company's financial condition are resolved. Because equipment sales are substantially dependent upon the sale and development of new franchised stores, management anticipates that equipment sales will remain at their current low level until such time, if any, as the Offering is completed and sales of franchises and development areas increase. See "Risk Factors -- Limited Operating History; Operating Losses" and "-- Need for Additional Working Capital."

     The Company's ability to generate positive cash flow is, and for the foreseeable future will remain, significantly dependent upon its ability to generate fees from the sale of new franchised stores and development areas. Accordingly, management anticipates that the Company will continue to incur operating losses for at least two to three fiscal quarters following the quarter in which the Offering is completed. There can be no assurance, however, that franchise activities will increase significantly or at all following completion of the Offering or that the Company will not continue to experience losses in the future. See "Risk Factors -- Limited Operating History; Operating Losses," "-- Dependence on Franchisees" and "-- Expansion."

LIQUIDITY AND CAPITAL RESOURCES

     The Company requires significant capital to fund its working capital needs and its planned expansion. Revenues are not yet sufficient to support the Company's operating expenses and are not expected to reach such levels during the next year. Cash used by operating activities for the 1996 Interim Period was $1,484,115. Cash and cash equivalents at July 31, 1996 aggregated $185,585 and the Company had a working capital deficit of $273,807.

     The aggregate amount of accounts payable and accrued expenses was $791,437 at July 31, 1996. It is the Company's policy to pay its vendors within 30 days (unless alternative payment terms are available on advantageous terms). The Company has been able to purchase inventory as required.

     Since its formation in 1993, the Company has funded its operations and capital expenditures primarily through capital contributions from its founders and private placements of its equity securities and by utilizing vendor credit.

     In April 1996, the Company completed the Private Placements of its Common Stock pursuant to which it received proceeds of $2,413,986, net of expenses of $48,514. Of the net proceeds, $410,000 consisted of property in the form of two unopened retail bagel stores in the final stages of construction. The proceeds from the Private Placements to date have been used to fund (i) the Company's operations; (ii) the voluntary redemption of shares of the Company's Preferred Stock; (iii) a reduction in trade payables; and (iv) the acquisition of capital assets. The Company intends to apply the remainder of these proceeds for working capital purposes.


     The Company intends to apply the net proceeds from this Offering, estimated to be $3,027,000 ($3,522,000 if the Underwriters' over-allotment option is exercised in full) to redeem Series A and Series B Preferred Stock ($325,000), open additional Company-owned flagship stores ($400,000), expand the Company's equipment inventory ($150,000), relocate and consolidate its headquarters and commissary facilities ($200,000), expand its marketing and promotional activities ($100,000), reduce accounts payable and accrued expenses ($450,000), develop its franchising system ($350,000) and for working capital and general corporate purposes ($1,052,000). See "Description of Securities" and "Use of Proceeds."

                                    BUSINESS

OVERVIEW

     All American Food Group, Inc. (together with its wholly owned subsidiaries, the "Company") franchises two distinct bagel store concepts, distributes bagel bakery equipment and currently operates four retail bagel stores. All of the Company's bagels are prepared using the Company's proprietary bagel mix and dough conditioner, in the "Old World" style, by first boiling and then baking the dough using the Company's own bagel kettle and bagel oven. The Company believes that this process and the use of its proprietary ingredients and its equipment ensure the consistent preparation of premium quality bagels with a shine, crust, texture and overall flavor that distinguish its products from those of its competitors.

     The Company franchises its concepts and operates its bagel stores under the names "Goldberg's Original Old World Bagels" ("Goldberg's") and "Sammy's New York Bagels" ("Sammy's"). Stores franchised under the Goldberg's name and concept offer a traditional bagel/delicatessen menu, consisting of bagels, spreads, sandwiches, salads, soups and "appetizing" bakery items. Sammy's stores differ from Goldberg's stores in that they offer bagels and related dairy items in a kosher store, under national Kof-K Kosher Supervision. Management believes that Sammy's is the only franchised food chain subject to national kosher certification currently available in the United States.


     As of December 11, 1996, the Company's retail system consisted of six Goldberg's and six Sammy's stores located in four states, including two Goldberg's stores and two Sammy's stores owned and operated by the Company and four Goldberg's and four Sammy's stores operated under franchise or license arrangements with the Company. As of December 11, 1996, one additional Goldberg's and two additional Sammy's stores to be operated under franchise or license arrangements with the Company, and one Company-owned Goldberg's store, were under development and expected to open by December 31, 1996.


     The Company also distributes and services its bagel bakery equipment for use by its franchisees and by unaffiliated purchasers. During the years 1990 through 1995, the Company or its predecessor provided equipment and other services to over 100 separate stores. The Company specializes in providing equipment and services to restaurants and bakeries utilizing the "Old World" method of boiling then baking bagels utilizing revolving tray ovens. Management believes that the Company is the only franchiser of bagel stores that provides its equipment to its franchisees.

     The Company intends to expand its retail operations primarily through franchising. Management believes that food service franchising in general, and the franchising of bagel restaurants in particular, present a unique opportunity for success in the current consumer and franchise markets. See "-- The Bagel Business."

PLAN OF OPERATIONS

     The Company anticipates increasing its revenue, thereby generating operating cash flow in the future, by implementing the following actions:

          - Expanding franchise operations. The Company expects to increase the sale of franchises by (i) advertising in national and regional publications and business magazines and (ii) upgrading its promotional material. In addition, depending upon the availability and utilization of existing staff, the Company may hire additional sales personnel. The Company also expects to increase its sale of franchises by opening additional Company-owned flagship stores to generate interest from experienced multi-store developers to enter into multi-unit Market Development Agreements. Management anticipates that the sale of additional franchise territories and the opening of additional stores in such territories should result in increases in franchise revenues.

          - Increasing product sales. The Company intends to open new Company-owned retail stores and expects increased sales from its commissary to new franchise stores. The Company continuously develops new products, which management believes will lead to increased sales as the variety of products grows. The Company has retained an advertising firm to help increase store revenues, increase franchise sales and promote brand name recognition. See "-- Advertising."

          - Making acquisitions. The Company intends to acquire other bagel stores or complementary outlets which provide entry into new markets. Management anticipates that, over a period of time, these acquisitions will increase revenues significantly. However, the Company currently has no plans, intentions, commitments, understandings or arrangements with respect to any such acquisitions.

HISTORY OF THE COMPANY

     The Company was formed for the purpose of establishing a chain of franchised bagel restaurants using the recipes, procedures, experience and expertise of an existing, well-seasoned bagel restaurant and bakery operation. In October 1993, the Company acquired all the assets of Howberg Bakery Equipment Co., Inc. (the "Equipment Company"), Bagels of New Milford, Inc. and Goldberg's Famous Bagels of Orangeburg, Inc. (together, the "Goldberg Companies"), each a retail and wholesale bagel and related foodstuff company. (The Goldberg family continues to operate ten bagel stores that are not affiliated with the Company and, subject to certain noncompetition covenants, may open additional stores in the future.) See "-- Renegotiation of Certain Acquisition Terms."

     The assets of the Goldberg Companies consisted of two bagel stores operated by the Goldberg family of Westwood, New Jersey (one of which subsequently was sold), including the exclusive franchise rights to the recipes, flour, mixes and proprietary equipment used in these stores. The Goldberg family has been operating retail bagel shops for over 50 years under variations of the Goldberg name.

     The Equipment Company was engaged in the manufacture, assembly, sale and servicing of equipment used in the production of bagels. In connection with the sale of equipment, the Equipment Company also provided consulting services in the area of store design, equipment layout, training, food preparation and virtually all other aspects of the retail food business. The Company currently operates the business of the Equipment Company under the name "All American Equipment Company."


     On September 29, 1994, the Company completed the acquisition of 100% of the outstanding stock of four interrelated corporations (the "Sammy's Companies") operating three retail stores (one of which subsequently was sold) and a commissary under the trade name "Sammy's New York Bagels."


     Since its acquisition of the Goldberg's and Sammy's stores, the Company has engaged in an extensive process of analyzing, standardizing and documenting all aspects of its retail bagel operations, preparing franchise materials and developing its franchise system and program. In addition, it retrofitted one of the Goldberg's locations to serve as a prototype store for purposes of marketing franchises and training personnel.


     The Company was incorporated as a subsidiary of Jutland Enterprises Inc. ("Enterprises") under the laws of the State of New Jersey on September 27, 1993, under the name "Jutland Food Group, Inc." and changed its name to "All American Food Group, Inc." on October 24, 1995.



     Shortly after the Company's incorporation in 1993, Enterprises, a Delaware corporation, acquired 468,750 shares of the Company's Common Stock for consideration consisting of $300,000 in cash and $277,000 in assets. At the same time, Andrew Thorburn, then Chairman, President, Chief Executive Officer of both Enterprises and the Company, and a principal owner of Enterprises, acquired an additional 156,250 shares of the Company's Common Stock in exchange for 400,000 shares of Enterprises Common Stock. Enterprises subsequently distributed to its stockholders 394,054 of the shares of the Company's Common Stock issued to it in 1993, retaining the remaining 74,696 such shares to satisfy any residual liabilities of Enterprises, which no longer is a significant shareholder of the Company. By letter dated December 5, 1996, counsel to a judgment creditor of Enterprises with a claim in the amount of approximately $400,000, representing a substantial majority of the dollar value of residual claims known to management of Enterprises, informed counsel to the Company that such creditor may attempt to assert liability against the Company to satisfy such creditor's claim against Enterprises. In the event that the creditor were to make a formal claim against the Company, management intends to contest liability vigorously.


     The Company's executive offices are located at 9 Law Drive, Fairfield, New Jersey 07006 and its telephone numbers are (201) 244-9336 and (800) 922-4350.

THE BAGEL BUSINESS

     Management believes that food service franchising in general, and the franchising of bagel restaurants in particular, present a unique opportunity for success in the current consumer and franchise markets. According to industry and government statistics, U.S. per capita bagel consumption is growing at the rate of 8% annually and U.S. per capita consumption (currently an average of eight bagels per person annually) rose 45% over the last five years. Management also believes that this increased demand for bagels arises primarily from increased consumer demand for healthier, low-fat food products and that the versatility, convenience and relatively low price of bagels add to their appeal. In keeping with this growing consumer demand, bagel shops were selected by Entrepreneur magazine as among the "hottest new franchises" for both 1995 and 1996.

     Inasmuch as most flavors of bagels have no fat or cholesterol, they represent an attractive alternative to doughnuts, pastries and other breakfast baked goods, while at the same time offering substantially more versatility and variety than more traditional bread products. Further, because bagels can be used in sandwiches, bagel restaurants can be expected to attract customers throughout the day. Management believes that lunch time business accounts for approximately 40% of a typical bagel store's daily business. And, since customers frequently desire to purchase bagels for home consumption, bagel restaurants also can rely upon take-out trade for a significant portion of their revenues.

     While bagels historically have been a staple ethnic food along the East Coast and in certain other urban areas throughout the country, management believes that there is a substantial potential market in smaller urban and suburban areas. Further, until recently the retail bagel industry has been composed almost exclusively of one and two-store operations and a few larger regional chains, some of which have indicated the intention to expand to a national scope. Management believes that there is a significant market for high quality bagels and that there is a significant market niche for companies able to provide such bagels on a consistent basis through a nationwide system of retail outlets. The Company believes that its system of producing bagels in each store using proprietary ingredients and its equipment is the optimal method for delivering fresh, consistently high quality products to a large and geographically dispersed market.

COMPETITIVE STRENGTHS

     Management believes that the Company has a unique combination of characteristics that will help it to successfully build a nationwide chain of franchised bagel restaurants under both of its concepts. The Company's key competitive strengths include the following:

          Quality Products. Management believes that the key to the Company's success lies with the quality of its products. Therefore, all of the Company's bagels are prepared, in the "Old World" style, using the Company's proprietary bagel mix and dough conditioner, by first boiling and then baking the dough using the Company's bagel kettle and bagel oven. The Company believes that this process and the use of its proprietary ingredients and its equipment results in premium quality bagels with a shine, crust, texture and overall flavor that distinguish its products from those of its competitors. Bagels sold in Goldberg's restaurants are produced on-site, in order to provide continuous availability of oven-fresh products. In order to ensure full compliance with the requirements for kosher certification, the Company produces pre-formed, uncooked bagels for its Sammy's stores at its central commissary in Lodi, New Jersey and ships such bagels frozen to the stores on a weekly basis for on-site preparation. See "-- Kosher Certification and Supervision."

          Experience. The Company's products and operating systems were developed based on the experience of the Goldberg family of Westwood, New Jersey during the 58 years of operation of its family-owned bagel shops. Based on this half century of experience and management's experience in operating and franchising other food concepts, the Company has analyzed, standardized and documented all aspects of its retail bagel operations to develop its operating and franchise systems. See "-- Franchising" and "Management."

          Complementary Concepts. Management believes that the Company's franchise program is unique in offering two complementary bagel concepts -- Goldberg's, which offers a traditional bagel/delicates-sen menu, and Sammy's, which offers bagels and related dairy items in a kosher store. Management believes that the availability of these two complementary concepts uniquely positions the Company to benefit from economies of scale in purchasing, while permitting it to penetrate distinct segments of the bagel market.

          Kosher Concept and Production Facilities. Management believes that Sammy's is the only franchised food chain subject to national kosher certification currently available in the United States. Kof-K Kosher Supervision estimates that the kosher market currently generates over $2 billion in sales annually from 20,000 certified kosher products. With over 6 million Jews nationally, another 6 million Muslims and Seventh Day Adventists subject to similar dietary restrictions, and a significant segment of the secular market that views kosher certification as a sign of high quality, authenticity and careful preparation, this market has experienced average annual sales growth of 20% or more since 1990. In order to ensure consistency in the quality of its products and achieve economies in kosher supervision, the Company operates a central commissary from which all Sammy's stores receive frozen, pre-formed, uncooked bagels on a weekly basis for on-premises preparation. Management anticipates that, in the future, it will utilize this facility for the production of bagels for sale to Goldberg's as well as Sammy's franchisees. See "-- Properties."

          Equipment Business. Management believes that the Company is unique in designing and distributing its bagel bakery proprietary equipment and in its ability to provide consulting services in all areas of the retail bagel business, including store design, equipment layout, training and food preparation. Management also believes that these unique capabilities provide the Company with a distinct advantage in equipping and advising its franchised outlets and in ensuring the quality of its products. In addition, since the Company continues to provide equipment to unaffiliated bagel shops and bakeries, equipment sales represent an additional source of revenue to the Company. Management believes that equipment sales will benefit from continued demand for bagels nationwide. See "-- Plan of Operations" and "-- The Bagel Business."

MENUS AND FORMAT

     The Company's aim is to provide consumers with superior products, consisting primarily of fresh bagels, spreads, salads and complementary items, and superior service in a pleasant and attractive environment. All of the Company's bagels are prepared using the Company's proprietary bagel mix and dough conditioner, in the "Old World" style, by first boiling and then baking the dough, using the Company's bagel kettle and bagel oven. The Company believes that this process and the use of its proprietary ingredients and its equipment ensures the consistent preparation of premium quality bagels with a shine, crust, texture and overall flavor that distinguish its products from those of its competitors.

     Goldberg's offers a traditional bagel/delicatessen menu, consisting of a variety of flavors of bagels, spreads, sandwiches (served on freshly baked bagels), salads, soups and "appetizing" bakery items. Sammy's offers bagels and related dairy items in a kosher store, under National Kof-K Kosher Supervision. Goldberg's bagels are prepared on-site "from scratch" and Sammy's bagels are prepared from frozen, pre-formed dough delivered to the stores weekly and baked on the premises, in each case providing a continuous supply of fresh product and permitting customers to enjoy the aroma of freshly baked bagels. Both concepts also offer an array of hot and cold beverages including coffee, tea, juices and soft drinks. Depending upon local competitive and other conditions, Goldberg's and Sammy's stores generally are open between the hours of 6 a.m. and 6 p.m. seven days a week.

     The Company's restaurants typically are located in strip-style neighborhood and community shopping centers or other high-traffic areas and consist of an overall area of between 750 and 2,600 square feet, including a dining area providing seating for between eight and 30 customers, a take-out counter, and kitchen, food preparation and storage areas. Decor is intended to evoke a 1938 bagel shop and includes an original photo montage of New York City scenes from that era, additional vintage photographs and memorabilia, wainscoting and a tin ceiling.

KOSHER CERTIFICATION AND SUPERVISION

     All of the Sammy's stores have earned certification from the internationally recognized Kof-K Kosher Supervision ("Kof-K"), ensuring that they operate in strict compliance with Kashruth, the Orthodox Jewish laws pertaining to the content and preparation of kosher foods and related matters.

     Kof-K, headquartered in Teaneck, New Jersey, is one of two universally recognized and accepted organizations responsible for certifying kosher products and establishments. Founded almost 30 years ago, Kof-K employs more than 150 experts in Kashruth and food service, as well as an international network of regional and local coordinators and Rabbinical representatives.

     Prior to certifying an establishment as meeting Kashruth requirements, Kof-K supervises and inspects the cleaning of the proposed site and obtains a complete list of all products and ingredients to be used, as well as all food handling and preparation procedures to be followed. Once Kof-K has established that each relevant item complies with the requirements of Kashruth, it issues an initial certification for the store. Throughout preopening preparations, Kof-K works with the local religious community to enlist support for the new store and to provide assurance that it will meet the Kashruth requirements. After opening, Kof-K representatives inspect the store on a regular basis to ensure continued compliance with Kashruth standards.

     Management believes that the kosher status of the Sammy's stores places them in a unique niche as the only franchised food chain subject to national kosher certification currently available in the United States.

FRANCHISING

     Neither the following discussion, nor the other information contained in this Prospectus, constitutes, and neither shall be construed as, an offer to sell a Goldberg's or Sammy's franchise. Such offers may be made only by an Offering Circular in compliance with applicable state law and the Federal Trade Commission Disclosure Rule. The description of the franchises set forth in this Prospectus is not intended to be a complete description of a Goldberg's or Sammy's franchise business.

     The Company offers single-unit franchises, as well as Market Development Agreements covering a number of stores to be opened in a designated area within a specified period of time. The Company currently may sell its franchises in 31 states and expects to receive authorization to sell in an additional 19 states by December 31, 1996. The Company has entered into a Market Development Agreement for the State of Ohio, covering 15 retail stores, a Market Development Agreement for the State of Arizona, covering 15 retail stores, a Market Development Agreement covering a portion of the State of New York covering 37 retail stores and a licensing agreement covering the country of Israel.

     Franchise revenue includes the sale of single unit franchises pursuant to Single Unit Agreements, the sale of Company-owned stores to franchisees, the sale of market development franchises pursuant to Market Development Agreements and ongoing royalty and advertising fees.

     Single Unit Agreements provide for payment of a nonrefundable initial franchising fee (an "Initial Franchise Fee"), a weekly royalty on gross sales, and a weekly cooperative advertising fund contribution. The Company's material obligations under the terms of all Single Unit Agreements are assisting in site selection and franchisee training. Initial Franchise Fees under Single Unit Agreements are recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon the opening of the store.

     Market Development Agreements provide for the payment, by the Market Developer, of a nonrefundable initial fee (a "Market Development Fee") based on the size, population and overall market potential of the territory subject to the Market Development Agreement (the "Market Area"). The Market Developer assumes substantially all of the responsibilities that otherwise would be assumed by the Company, as franchiser within the Market Area. In exchange, the Market Developer receives (i) the exclusive right to build stores for the Market Developer's own account or to seek third party franchisees within the Market Area and (ii) the right to share with the Company, on a 50/50 basis, initial and ongoing single store fees within the Market Area. The Market Development Agreement includes a development schedule setting forth the number of stores to be developed by the Market Developer during the term of the Agreement. If the Market Developer fails to maintain the store development schedule, the Market Developer loses the exclusive right to develop the Market Area. Under Market Development Agreements, the Company's obligations in respect of the development of single unit franchises within the Market Area are limited to (i) approval of franchisees presented by the Market Developer and (ii) approval of store sites. The Company has no further material obligations in respect of a Market Development Agreement at the time of execution of the Agreement. Market Development Fees paid in cash or by promissory notes fully collateralized by liquid assets or as to which the Company has obtained an independent third-party valuation are recognized as revenues by the Company upon execution of the Market Development Agreement and payment of the fee. In the absence of such collateral or valuation, the Company recognizes Market Development Fees on a cash basis as payments on such notes are received.

     The Company's portion of the Initial Franchise Fee on single unit franchises sold within a Market Developer's Market Area is recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon opening of the store.

     The Company seeks franchisees committed to the Company's high standards of product quality and customer service. All franchised stores must operate in strict compliance with the standards and procedures set out in the Company's operations manuals. Each store must be under the management of a manager who has completed the Company's training program, although franchisees are not required to participate in the day-to-day management of their stores. The Company conducts regular inspections (both scheduled and unannounced) to ensure that franchises are operating in accordance with Company standards and procedures. The Company provides support to its franchisees covering equipment and technical issues 24 hours a day and seven days a week through a toll-free hotline.

     Exclusivity. Each Single Unit Agreement provides the franchisee with an exclusive area, within which the Company is not permitted to sell another franchise. Such exclusive areas, which are determined on a unit-by-unit basis based on population density, traffic patterns and other relevant considerations, generally range from a radius of four blocks in densely populated urban areas to one mile or more in suburban locations.

     Market Development Agreements provide that, if the franchisee meets his development schedule, the Company will not sell other franchises within the developer's territory ("Market Area").

     Real Estate and Local Regulation. Franchisees are obligated to purchase or lease (for a term of at least ten years) the sites for their units. Franchisees may designate a specific location or a locality in which they wish to operate, subject to the exclusivity rights of other Goldberg's and Sammy's franchisees. The Company provides assistance and guidance in site selection and lease negotiation, and must approve all sites prior to lease execution. In addition, the Company provides plans and specifications for a prototype store, as well as assistance in obtaining financing, permits and licenses, and with construction of leasehold improvements. Franchisees are expected to bear the expense of any modification of the prototype plans and specifications required to meet local building, fire or health codes and lease and other similar requirements, as well as the costs of remodeling, fireproofing or other leasehold improvements. Franchises also are responsible for, and expected to bear the expense of, local licensing matters related to occupancy and operation of the business.

     Financing. The Company does not offer direct or indirect financing in connection with its franchises. Similarly, it does not guarantee the debt, lease or other obligations of any franchisee. The Company will, however, render assistance in arranging financing and negotiating leases.

     Training and Field Support. Prior to opening, each franchisee (or an owner thereof) and at least one manager of each franchised Goldberg's or Sammy's restaurant must complete a 13-day training program including approximately 35 and 70 hours of classroom and on-the-job training, respectively, covering areas essential to the management and operation of both a retail and wholesale bagel business, including bagel preparation and production; store operating procedures; accounting and cost control; employee matters; in-and out-of-store marketing; ordering; catering; equipment maintenance; and sanitation matters. All training is conducted by senior Company personnel at the Company's corporate headquarters in Fairfield, New Jersey, or in nearby Company-owned stores. As of the date of this Prospectus, the Company had not established a permanent schedule for its training courses, but instead schedules such courses as needed to meet the opening schedules of new stores. The Company does not charge for this training and provides all participants with their midday meal, but franchisees are expected to defray living expenses for themselves and their employees during the training sessions. Similar training is required of all new managers subsequently hired and is provided by the Company.

     Refresher and ongoing training is available to franchisees on an individualized basis, through consultative meetings at franchise sites, at corporate stores and at corporate headquarters.

     The Company provides on-site and other supervisory guidance and assistance in connection with the opening of each Goldberg's and Sammy's store. Once open, the Company conducts regular operational visits and provides ongoing guidance and assistance based upon the results of such visits and review of reports submitted to it. Such guidance and assistance may relate to standards, methods and operating procedures; preparation of authorized food, beverages and other products and services; selection, purchase and preparation of food, beverage and other products, as well as fixtures, equipment, signs, materials and supplies; formulation and implementation of advertising and promotional programs; and establishment and operation of administrative, bookkeeping, accounting, inventory control, sales and general operating procedures.

     The Company periodically distributes operational bulletins and newsletters to its franchisees and provides ongoing assistance with technical and equipment problems through its 24-hour hotline, as well as personal consultations either at the franchise site or at the Company's executive offices.

     Pricing. Prices are set by individual franchisees, pursuant to guidelines provided by the Company, in light of local competitive and market conditions.

     Purchasing. Franchisees are required to purchase bagel mix and/or dough conditioner, in the case of Goldberg's stores, and prepared dough, in the case of Sammy's stores, directly from the Company. In addition, all franchisees are required to purchase the Company's bagel kettle and bagel oven. Management believes that purchase of these items from the Company is essential to maintaining the Company's quality control standards, and to ensuring the consistent high quality of the bagels offered at all of its Goldberg's and Sammy's stores.

     With respect to other items used in the operation of its stores, the Company designates approved types and brands of products. In certain instances the Company may designate a single supplier or a limited group of suppliers for a product or brand of product, in order to increase the volume of purchases from suppliers and permit the Company's franchisees as a whole to benefit from discounts associated with quantity purchasing.

     In the event that a franchisee proposes to purchase any brand or type of product not previously approved for purchase by the Company or to purchase approved items from a supplier not previously approved, the franchisee is required to submit to the Company information regarding the manufacturer's or supplier's business reputation, delivery and service performance, reliability, financial condition and credit worthiness. In addition, in the case of previously unapproved products, the franchisee must submit samples for review by the Company to determine compliance with the Company's specifications and standards. The Company then reviews the submission and, within 30 days, makes a determination whether or not to approve the supplier or product.

     The Company provides its franchisees with operational and accounting forms for use in the operation of their stores. The Company also provides its franchisees with promotional and advertising materials and other marketing tools.

     Advertising. Each franchisee is responsible for developing local advertising and promotional materials, all of which are subject to prior review and approval by the Company. In addition, the Company administers promotional funds for the benefit of all of its Goldberg's and Sammy's franchisees. Franchisees are obligated to contribute to the applicable fund a promotional fee equal to 1% of gross sales. Franchisees also may be required to participate in local or regional advertising cooperatives. Contributions to such cooperatives will be at least 1% of gross sales, and will be controlled by the local cooperative. See "-- Advertising." Stores owned and operated by the Company are required to contribute to the promotional funds and to participate in advertising cooperatives on the same basis as franchised stores.

     Franchise Fees and Royalty Payments. Current Single Unit Agreements provide for an initial single unit payment of $25,000 for either a Goldberg's or a Sammy's store. If a franchisee opens additional stores, either under a Market Development Agreement or pursuant to additional Single Unit Agreements, the initial payment is $17,500 per unit. In addition, franchisees of both concepts pay a bi-weekly royalty and service fee equal to 5% of gross sales. Franchisees also must contribute a minimum of 1% of gross sales to a local or regional advertising cooperative.

     Start-Up Time and Costs. Franchisees are required to enter into a lease within 60 days of execution of a Single Unit Agreement and to open within 120 days following first possession of the leased premises. Subject to such factors as the time to obtain a lease, financing or building permits, zoning and local ordinances, weather conditions and availability of materials and equipment, franchise stores generally can be expected to open within four to six months following execution of a franchise agreement.

     While costs vary based on location and type of store, the Company currently estimates that the cost to a new franchisee to open a typical Goldberg's or Sammy's restaurant, including initial franchise fees, equipment, signs, opening inventory and other start-up costs, but exclusive of real estate costs (purchase price, lease payments and/or improvements) generally is in the range of $105,000 to $177,500 for either a Goldberg's or Sammy's store. In addition, the Company estimates that rent for a typical Goldberg's or Sammy's store currently is between $12,000 and $45,000 annually and that a new franchisee will incur between $30,000 and $80,000 in real estate related expenses with respect to each store.

     Term and Termination. Each Single Unit Agreement runs for an initial term of ten years, subject to renewal for up to two additional five-year terms upon agreement of the franchisee to refurbish and redecorate or secure new premises. The Company has the right to terminate franchise agreements for a variety of reasons, including failure to open a restaurant or complete training; loss or surrender of restaurant premises; material misrepresentation; conviction of a felony; failure to attend required training programs; unauthorized assignment of a restaurant; unauthorized use of trademarks or confidential information; failure to comply with Company specifications or procedures; failure to make payments due to third parties; failure to make payments due to the Company or to submit required reports; and sanitation problems.

STORE LOCATIONS


     The following table sets forth, by location, the number of Company owned, franchised and licensed Goldberg's and Sammy's restaurants open or under development, as of December 11, 1996:


                             COMPANY-OWNED STORES:

                                                                                  DATE OPENED
                              LOCATION                                CONCEPT     (PROJECTED)
    -------------------------------------------------------------   -----------   -----------
    60 Dutch Hill Road, Orangeburg, NY...........................   Goldberg's         1/93
    1443 Queen Anne Road, Teaneck, NJ............................   Sammy's            3/93
    40 N. James Road, Columbus, OH...............................   Sammy's           11/94
    197 Bleecker Street, New York, NY(1).........................   Goldberg's         2/96
    Rockland Plaza Space #25, Nanuet, NY(1)......................   Goldberg's       (12/96)

---------------
(1) Acquired in exchange for shares of Common Stock in the 1996 Private Placements. The Nanuet, New York store is projected to open no later than December 31, 1996. Completion of this store is expected to require additional expenditures of approximately $20,000. The Company currently has sufficient resources to complete and open this store. See "Management's Discussion and Analysis or Plan of Operation -- Liquidity and Capital Resources."

                        FRANCHISED AND LICENSED STORES:


                                                                                  DATE OPENED
                              LOCATION                                CONCEPT     (PROJECTED)
    -------------------------------------------------------------   -----------   -----------
    134 North Avenue, New Rochelle, NY...........................   Sammy's            3/92
    4951 East Grant Road, Tucson, AZ.............................   Goldberg's         9/95
    Lane Avenue Shopping Center, Columbus, OH....................   Sammy's           12/95
    6449 Oracle Avenue, Tucson, AZ...............................   Goldberg's         1/96
    21A Wyckoff Avenue, Waldwick, NJ.............................   Goldberg's         6/96
    Columbus, OH.................................................   Sammy's            6/96
    1312 Grandview Avenue, Grandview, OH.........................   Sammy's            7/96
    1865 Second Avenue, New York, NY.............................   Goldberg's        12/96
    7111 East 22nd Street, Tucson, AZ............................   Goldberg's       (12/96)
    Dempster Street, Skokie, IL..................................   Sammy's          (12/96)
    White Plains, NY.............................................   Sammy's          (12/96)


TRADEMARKS AND SERVICE MARKS

     The Company intends to file a registration application to register the trademark "Goldberg's New York Bagels est. 1938" on the United States Patent and Trademark Office principal register. Members of the Goldberg family currently operate ten independent bagel bakeries using the name "Goldberg" in northern New Jersey and Rockland County, New York, which are not affiliated with the Company.

     Management believes that, in the food service industry, trademarks and service marks are most effectively protected by constant, continued and evolving use of various distinctive identifying symbols. The Company is not dependent upon particular registered marks and does not believe that the registration of such marks would materially enhance its competitive position, business or prospects.

     The Company provides bagel ovens and kettles and other bagel bakery equipment to its franchisees and to unaffiliated purchasers and believes that this equipment is uniquely suited to the production of high quality bagels. Although the Company modifies and installs this equipment in a proprietary manner, the Company does not believe these modifications and refinements are patentable. It is the Company's practice to protect its proprietary dough conditioner, bagel mix and bagel dough by relying on trade secret laws and confidentiality agreements. There can be no assurance that the confidentiality of its trade secrets will be maintained or that others will not independently develop or obtain access to the same, comparable or improved recipes and formulas. See "Risk Factors -- Lack of Trademark and Patent Protection."

COMPETITION

     The Company competes, and can be anticipated to compete, against well established food service companies with greater product and name recognition and with larger financial, marketing and distribution capabilities than the Company's, as well as innumerable local food establishments that offer similar products. The food service industry in general, and the take-out sector in particular, are intensely competitive with respect to food quality, concept, location, service and price.

     The bagel industry is highly fragmented and has traditionally been dominated by "mom and pop" operators, which, management believes, creates a unique growth opportunity for the Company's expansion. In addition, there is a growing number of national, regional and local chains, operating both owned and franchised bagel stores, including a number of such chains that have indicated the intention to expand to a national scope. The Company believes that its most direct competitors are Manhattan Bagel Company, Inc. ("Manhattan"), Einstein Brothers Bagel, Inc. ("Einstein Brothers"), Bruegger's Corporation ("Bruegger's") and Big Apple Bagels ("Big Apple"). Management believes, based on publicly available information, that Manhattan's retail system currently consists of approximately 264 stores; Einstein Brothers' retail system consists of approximately 200 stores; Bruegger's retail system consists of approximately 370 stores; and Big Apple's retail system consists of approximately 286 stores.

     Recently, the bagel industry has experienced rapid expansion, with an estimated 3,000 bagel shops (including chains and independent stores) currently in operation. In addition, Dunkin' Donuts began selling its own line of fresh-baked bagels in June 1996 and expects to be selling in almost as many of its own stores as all other bagel chains combined. A number of bagel companies also have been involved in initial public offerings and acquisitions, resulting in the entry of such companies into the public capital markets and of large public companies into the bagel industry for the first time. For example, Quality Dining Inc., a public company, acquired Bruegger's, which it continues to operate as a private unit; BAB Holdings, Inc., which operates Big Apple, completed its initial public offering in November 1995; and Boston Chicken, Inc. acquired a majority interest in Einstein Brothers, which completed its initial public offering in August 1996.

     There are also several regional bagel chains and independent bagel shops which may be expected to compete with the Company. The Company's stores also compete with take-out and fast-food restaurants, delicatessens and prepared food stores, bakeries, supermarkets and convenience stores. The Company believes that the start-up costs associated with opening a retail food establishment offering similar products on a stand-alone basis are competitive with the start-up costs associated with commencing a Goldberg's or Sammy's store and accordingly, such start-up costs are not an impediment to entry into the retail bagel business. See "Risk Factors -- Competition; Ease of Entry into Business."

     As a franchiser, the Company competes for qualified franchisees with a wide variety of other investment opportunities both within and outside of the food service industry. Management believes that the consistent quality of its products, the efficiency of its operating systems, its proprietary ingredients, its equipment and its franchisee support arrangements will permit it to compete effectively, particularly against other franchisers of bagel stores.

ADVERTISING

     The Company presently advertises and plans to continue advertising, its franchises in current stores, franchise trade shows, newspapers and business opportunity magazines. The Company and its franchisees also advertise products in newspapers, through direct mailing and on radio and television. See
"-- Franchising."

     The Company administers promotional funds ("Promotional Funds") to support promotion and marketing programs designed to expand awareness of and demand for Goldberg's and Sammy's products. Each Promotional Fund furnishes Goldberg's or Sammy's franchisees, as the case may be, with promotional, advertising and marketing materials, which may include such items as direct mail pieces, media materials and brochures. The Company retains sole discretion over creative concepts, materials and endorsements used in the Promotional Funds' programs and over associated geographic, market and media placement and allocation. The Promotional Funds may pay the cost of preparing materials, employing advertising agencies and administering regional and local promotional and advertising programs and public relations activities.

     Franchisees are obligated to contribute to the appropriate Promotional Fund a promotional fee equal to 1% of gross sales.

     In the future, franchisees also may be required to participate in local or regional advertising cooperatives. The cooperatives are expected to be made up of franchisees within a given Designated Market Area for the purpose of pooling advertising funds in order to purchase advertising effectively and efficiently. Each franchisee will be entitled to one vote within the cooperative for each store owned, and advertising purchases will be determined by majority vote. Contributions will be determined by the members of each cooperative, and will range from a required minimum of 1% of gross sales. Stores owned and operated by the Company are required to contribute to the promotional funds and to participate in advertising cooperatives on the same basis as franchised stores within the same Designated Market Areas.

     Each franchisee is responsible for developing local advertising and promotional materials, all of which are subject to prior review and approval by the Company.

RENEGOTIATION OF CERTAIN ACQUISITION TERMS

     Total consideration for the acquisition of the Goldberg Companies consisted of cash, a two-year promissory note, stock, and a two-year consulting contract with Howard Goldberg. In connection with this acquisition, the Company also agreed to lease certain premises owned by Mr. Goldberg for use as its equipment warehouse and executive offices, and Mr. Goldberg entered into a noncompetition agreement with the Company for a term extending for two years after the termination or expiration of his consulting agreement with the Company. See
"-- History of the Company."

     Subsequent to the acquisition of the Goldberg Companies by the Company, various elements of the transaction were renegotiated by the parties. This renegotiation reflected a number of intervening events, including Mr. Goldberg's default under the mortgage on the property occupied by the Company pursuant to the original acquisition agreement, various financial disputes between the Company and Mr. Goldberg, Mr. Goldberg's desire to decrease his time commitment to the Company, and the Company's desire to extend the term of Mr. Goldberg's noncompetition agreement with the Company.

     An additional renegotiation of matters relating to the acquisition of the Goldberg Companies or arising in connection therewith was concluded in October 1995. The terms of this reconciliation included the satisfaction of certain alleged defaults by the Company to Mr. Goldberg, the satisfaction of certain defaults by Mr. Goldberg under the mortgage on the property occupied by the Company, the reconciliation and settlement of outstanding financial matters, certain modifications of Mr. Goldberg's consulting agreement and an extension of Mr. Goldberg's noncompetition agreement with the Company to December 31, 1997.

     On August 12, 1996, the Company and Mr. Goldberg entered into certain additional agreements, reflected in a Modification and Settlement Agreement, addressing all matters relating to the acquisition of the Goldberg Companies or arising in connection therewith. Among other things, pursuant to this Modification and Settlement Agreement Mr. Goldberg has agreed to convert 65,000 shares of his Series A Preferred Stock to an equal number of shares of the Company's Common Stock and to surrender for cancellation the remaining 115,000 shares of Series A Preferred Stock currently held by him no later than five business days following the closing of the Offering and the Company has agreed to pay to Mr. Goldberg the amount of $25,000 and to assign certain claims to, and provide indemnification for certain claims that may be made against, Mr. Goldberg and the Goldberg Companies. In addition, the parties have agreed to (i) a restatement and extension to three years of Mr. Goldberg's noncompetition agreement and a restatement of prior agreements relating to use of trade dress;
(ii) the grant of mutual releases; and (iii) the termination of the franchise and consulting agreements currently in effect between the Company and Mr. Goldberg.

GOVERNMENT REGULATION

     The Company and its franchisees are required to comply with federal, state, and local government regulations applicable to consumer food service businesses generally, including those relating to the preparation and sale of food, minimum wage requirements, overtime, working and safety conditions, and citizenship requirements, as well as regulations relating to zoning, construction, health, business licensing and employment. The Company believes that it and its franchisees are in material compliance with these provisions. Continued compliance with this broad federal, state and local regulatory network is essential and costly and the failure to comply with such regulations may have an adverse effect on the Company and its franchisees. See "Risk
Factors -- Government Regulation."

     The Company's franchise operations are subject to regulation by the Federal Trade Commission ("FTC") in compliance with the FTC's rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures," which requires, among other things, that the Company prepare and update periodically a comprehensive disclosure document, known as the Uniform Franchise Offering Circular ("UFOC"), in connection with the sale and operation of its franchises. In addition, some states require a franchiser to register its franchise with the state before it may offer the franchise. The Company believes that its UFOC, together with any applicable state versions or supplements, complies with both the FTC guidelines and all applicable state laws regulating franchising in those states in which it has offered franchises.

     In addition to the rules governing the offer and sale of franchises, the Company is also subject to a number of state laws, as well as foreign laws (to the extent it offers franchises outside of the United States), that regulate substantive aspects of the franchiser-franchisee relationship, including, but not limited to, those concerning termination and non-renewal. Currently, 18 states, the District of Columbia, Puerto Rico and the Virgin Islands, have franchise termination and non-renewal laws. These laws govern the termination and/or non-renewal of the franchise agreement and, by and large, require the franchiser to have good cause, reasonable cause or just cause in order to terminate the franchise agreement or not to renew the franchise agreement. In addition, some of these laws provide for longer cure periods than currently contemplated by the Company's franchise agreements.

     Each store will be subject to regulation by federal agencies and to licensing and regulation by state and local health, sanitation, safety, fire and other departments. Difficulties in obtaining or the failure to obtain required licenses or approvals could delay or prevent the opening of a new store. The Company believes that it is in substantial compliance with the applicable laws and regulations governing its operations.

     While the Company intends to comply with all federal, state and foreign laws and regulations, there can be no assurance that it will continue to meet the requirements of such laws and regulations, which, in turn, could result in a withdrawal of approval to franchise in one or more jurisdictions. Any such loss of approval would have a material adverse effect upon the Company's ability to successfully market its franchises. Violations of franchising laws and/or state laws and regulations regulating substantive aspects of doing business in a particular state could subject the Company and its affiliates to rescission offers, monetary damages, penalties, imprisonment and/or injunctive proceedings. The state laws and regulations concerning termination and non-renewal of franchisees are not expected to have a material impact on the Company's operations. In addition, under court decisions in certain states absolute vicarious liability may be imposed upon franchisers based upon claims made against franchisees. The Company currently does not carry insurance against such claims although it intends to obtain coverage in the future. However, there can be no assurance that the Company will be able to obtain such coverage or that such coverage will be sufficient to cover claims against the Company. Further, there can be no assurance that existing or future franchise regulations will not have an adverse effect on the Company's ability to expand its franchise program.

PROPERTIES

     The Company's executive offices are located at 9 Law Drive, Fairfield, New Jersey 07006. The Company first occupied this location on January 1, 1995. The headquarters consist of approximately 3,425 square feet. The Company's lease on its headquarters location commenced January 1, 1995 and expires on February 28, 2000. The lease provides a renewal option of one five-year term. The Company also rents 3,800 square feet of industrial space in Lodi, New Jersey, for use as a bagel producing commissary, and for the distribution and assembly of its equipment. The commissary operates under kosher supervision and produces bagels for all Company-owned and franchised Sammy's stores. See "-- Kosher Certification and Supervision." The Company believes the commissary is adequate to its production needs through the second quarter of 1997, but thereafter will be inadequate to fulfill such needs.

     The Company purchases bagel bakery equipment from outside vendors for distribution to Company-owned and franchised stores either directly from the manufacturer or in one consolidated shipment from the Company's Lodi warehouse. The Lodi facility currently is operating at full capacity, and management expects that additional space will be needed for the Company to continue to distribute equipment to its franchisees effectively.

     The Company intends to consolidate its current executive offices, commissary operations, and equipment warehousing in one central facility as soon as practicable after the completion of the Offering. The Company is now investigating several suitable sites in the central New Jersey area, and expects to lease a facility of approximately 20,000 square feet, of which 5,000 will be devoted to executive offices, 13,000 to the bagel commissary, and 2,000 to the warehousing of bagel equipment. Such a facility is expected to be adequate to the Company's needs for the foreseeable future. See "Use of Proceeds."

     The following table sets forth the location, size and certain information pertaining to the lease, on each of the Company's three Goldberg's stores (two of which are operating and one of which is under development and projected to open no later than December 31, 1996), two Sammy's stores and its commissary.

                                                                              LEASE TERMS
                                                       AREA      --------------------------------------
               LOCATION                   CONCEPT    (SQ. FT.)   COMMENCEMENT   EXPIRATION    RENEWALS
--------------------------------------- -----------  ---------   ------------   ----------   ----------
1443 Queen Anne Road, Teaneck, NJ...... Sammy's          750       08/01/91       07/31/03      None
60 Dutch Hill Road, Orangeburg, NY..... Goldberg's     1,400       06/01/92       05/31/97    One five
                                                                                             year term
40 N. James Road, Columbus, Ohio....... Sammy's        2,600       11/01/93       10/31/03      None
10 Dell Glen Avenue, Lodi, NJ.......... Commissary     3,800       10/01/93       04/30/98    One five
                                                                                             year term
197 Bleecker Street, New York, NY...... Goldberg's     1,260       11/01/94       10/31/03      None
Rockland Plaza Space #25, Nanuet, NY... Goldberg's     1,961       07/01/95       06/30/05      None

EMPLOYEES


     At December 2, 1996, the Company had 61 employees, consisting of 47 full-time and 14 part-time employees. The Company has never experienced a work stoppage and no employees are represented by any labor union. The Company believes that its employee relations are good.


LEGAL PROCEEDINGS

     From time to time the Company is involved in litigation arising in the ordinary course of its business. The Company is not currently engaged in any legal proceedings which are expected, individually or in the aggregate, to have a material adverse effect on the Company.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY PERSONNEL

     The current directors, executive officers and key personnel of the Company are as follows:

                       NAME                          AGE         POSITIONS WITH THE COMPANY
--------------------------------------------------   ---    ------------------------------------
DIRECTORS AND EXECUTIVE OFFICERS
Andrew Thorburn...................................   53     Chairman of the Board, President and
                                                              Chief Executive Officer
Chris R. Decker...................................   49     Director, Executive Vice President,
                                                              Chief Financial and Administrative
                                                              Officer
John Chitvanni....................................   47     Director
Anthony G. Foster.................................   39     Chief Operating Officer
Guy McNeil........................................   37     Vice President, Operations
KEY PERSONNEL
Raymond Johnson...................................   30     District Manager
Larry Wiese.......................................   30     Director of Design and Equipment
Tom Lisker........................................   64     Consulting Advertising Director

     Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified or until his earlier resignation or removal. All officers serve at the discretion of the Board of Directors.

     Pursuant to the arrangement between the Company and the Underwriters, the Board of Directors is expected to be expanded from three to no more than five members within 30 days following the effective date of the Registration Statement of which this Prospectus forms a part, at least two of which members will be unaffiliated with the Company. The Underwriters have the right to designate one member of the Board of Directors for a period of five years commencing with the closing of the Offering or, at their option, to designate a non-director observer to the Board of Directors during that period. See "Underwriting."

     The following sets forth certain biographical information with respect to the directors, executive officers and key personnel of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

     ANDREW THORBURN has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since October 1993. From 1987 until October 1993, he was President of All American Enterprises, Inc., Somerset, New Jersey, an unrelated company that was the franchiser of Treats Bakery Stores ("Treats") and Perkits Frozen Yogurt ("Perkits"). From December 1994 to February 23, 1996, he served as Chairman of the Board (a non-executive position) of Blue Chip Computerware, Inc. ("Blue Chip"), which became a shareholder on July 1, 1994, but no longer is a shareholder of the Company. He also has served as Chairman, President and Chief Executive Officer of Jutland Enterprises Inc., founder of the Company, commencing in March 1988. He has been in the food industry since 1985 and prior to that time was Chief Marketing Officer of H.C. Copeland and Associates, Inc., a subsidiary of the Travelers Insurance Company, which he helped to develop from a start-up venture into a national sales company with 600 employees.

     CHRIS R. DECKER became Chief Financial and Administrative Officer of the Company in May 1995, after serving for two years, first as a Divisional Controller and later Assistant Corporate Controller, for Leslie Fay Corporation, a leading apparel manufacturer. Previously, Mr. Decker, a certified public accountant, worked with Mr. Thorburn as a consultant to various franchised food operations, including Arby's and Schlotsky's. From 1988 to 1993, he and Mr. Thorburn were chief operating officers and franchisers of Treats and Perkits. Prior to that time, Mr. Decker had worked for eight years at Deloitte & Touche, where he served as an audit supervisor during his last two years.

     JOHN CHITVANNI joined the Company's Board of Directors in March 1994. He has been President of National Restaurant Search, a national search firm in the hospitality industry, since 1981. He has 25 years of experience in the food industry and previously was employed by Brigham's, Inc. and as a Regional Manager for Dunkin Donuts Corp. Mr. Chitvanni attended Boston State College. He has served as a guest speaker at industry conventions, written articles for various industry publications and was a contributing author for the book "Dining in Corporate America."

     ANTHONY G. FOSTER has been Chief Operating Officer of the Company since January 1, 1996. Prior to that time, he spent five years with Arby's Inc., where he had most recently been Vice President of Franchising and he previously served as National Franchise Director for McMaid, Inc. and United Consumers Club of Mericille, Indiana. From 1982 to 1986, Mr. Foster was with the 7-Eleven Division of Southland Corporation, where he was responsible for all franchise development in New England and approximately 40% of the personnel function for the 425 stores and corporate offices in the Northeast Division. He received his BS in Management and Industrial Relations from the University of Bridgeport.

     GUY MCNEIL became Vice President, Operations, of the Company in November 1995. From October 1994 until November 1995, Mr. McNeil was a consultant in the food service industry and actively involved in personal business ventures for his own account. Until October, 1994, he was Director of Operations for Mrs. Field's Cookies, where he supervised 142 stores and 12 district managers in the Northeastern U.S. and Canada. From 1984 through 1989, he was the East Coast Director of Village Inn Restaurants, where he was responsible for 26 stores and four area managers in Eastern and Central Florida. Mr. McNeil earned his business degree at Muskingum College in New Concord, Ohio.

     In addition to the foregoing directors, for a period of five years following completion of the Offering, the Underwriters have the right, at their option, to designate one member of the Board of Directors or a nonvoting representative to the Board. As of the date hereof, the Underwriters had not made any such designation. See "Underwriting."

KEY PERSONNEL

     RAYMOND JOHNSON has been with the Company as District Manager since March 25, 1996. His prior food service experience includes the development and successful operation of restaurants under the Rainbow Cafe (Charlotte, NC), T.G. Armadillos (Harrisonburg, VA) and Ball Meade (Harrisonburg, VA) concepts between 1986 and 1995. Mr. Johnson attended James Madison University where he majored in Hotel and Restaurant Management.

     LARRY WIESE has been with the Company as Director of Design and Equipment since its formation and, from 1990 until 1993 was employed by the Howberg Equipment Company, one of the Company's predecessor companies, where he was responsible for purchasing, shipping, and scheduling for construction and installation of bagel equipment nationally.

     TOM LISKER has been associated with the Company and its predecessors since 1986 in his capacity as a principal of LGS, Inc., an advertising agency located in New York City. Mr. Lisker serves as a consultant to the Company on advertising and promotional campaigns, public relations and the development of store design and concepts. He has extensive experience in the food service industry and has provided advertising, public relations and promotional advice for a number of clients within the industry, including General Foods, General Mills, Howard Johnson's and Lum's Restaurants.

DIRECTORS' COMPENSATION

     Directors of the Company currently receive no compensation for their service as such.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     As permitted pursuant to the corporate law of the State of New Jersey, the Company's state of incorporation, the Charter and By-Laws require that the Company indemnify its directors and officers against certain liabilities incurred in their service in such capacities to the fullest extent permitted by applicable law. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with applicable law. In addition, as permitted by New Jersey law, the Charter eliminates the personal liability of the directors and officers to the Company or its shareholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. This limitation on liability could have the effect of limiting directors' and officers' liabilities for violations of the federal securities laws.

OMNIBUS STOCK PLAN

     The Company has adopted the All American Food Group, Inc. Amended and Restated Omnibus Stock Plan (the "Plan") to promote the long-term growth and profitability of the Company by (i) providing key directors, officers and employees of the Company and its subsidiaries with incentives to improve shareholder value and contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. As described more fully below, the Plan provides for grants of options to purchase specified numbers of shares of Common Stock at predetermined prices.

     The following discussion represents only a summary of certain of the Plan terms and is qualified in its entirety by reference to the complete Plan, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

     Shares Available; Maximum Awards; Participants. A total of 350,000 shares of the Company's Common Stock has been reserved for issuance pursuant to options granted pursuant to the Plan. The Plan allows the Company to grant options to employees, officers and directors of the Company and its subsidiaries; provided that only employees of the Company and its subsidiaries may receive incentive stock options under the Plan. The Company has not granted, and prior to completion of the Offering does not expect to grant, any options.

     Stock Option Features. Under the Plan, options to purchase the Company's Common Stock may take the form of incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("NQSOs"). As required by Section 422 of the Code, the aggregate fair market value (as defined in the Plan) of shares of Common Stock (determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee are exercisable for the first time in any calendar year may not exceed $100,000. The foregoing limitation does not apply to NQSOs.

     Initially, each option will be exercisable over a period, determined by the Board of Directors or the Compensation Committee of the Board of Directors of the Company, in its discretion, of up to ten years from the date of grant. Options may be exercisable during the option period at such time, in such amounts, and in accordance with such terms and conditions and subject to such restrictions as are determined by the Board or the Compensation Committee and set forth in option agreements evidencing the grant of such options; provided that no option may be exercisable less than six months from its date of grant.

     The exercise price of options granted pursuant to the Plan is determined by the Board or the Compensation Committee, in its discretion; provided that the exercise price of an ISO may not be less than 100% of the fair market value (as defined in the Plan) of the shares of the Company Common Stock on the date of grant. The exercise price of options granted pursuant to the Plan is subject to adjustment as provided in the Plan to reflect stock dividends, splits, other recapitalizations or reclassifications or changes in the market value of the Company Common Stock. In addition, the Plan provides that, in the event of a proposed change in control of the Company (as defined in the Plan), the Board or the Compensation Committee is to take such actions as it deems appropriate to effectuate the purposes of the Plan and to protect the grantees of options, which action may include (i) acceleration or change of the exercise dates of any option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option; and
(iii) in any case where equity securities other than Common Stock are proposed to be delivered in exchange for or with respect to Common Stock, arrangements providing that any option shall become one or more options with respect to such other equity securities. Further, in the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in the Plan or any grant agreement pursuant thereto (i) each grantee shall have the right to exercise his option at any time up to ten days prior to the effective date of such liquidation and dissolution;

and (ii) the Board or the Compensation Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option that is so canceled or surrendered at any time up to ten days prior to the effective date of such liquidation and dissolution. The Board or the Compensation Committee also may establish a different period (and different conditions) for such exercise, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act.

     The shares purchased upon the exercise of an option are to be paid for by the optionee in cash or cash equivalents acceptable to the Compensation Committee. In addition, the Plan provides for broker-assisted cashless exercises in the discretion of the Compensation Committee.

     Except as permitted pursuant to Rule 16b-3 under the Exchange Act, and in any event in the case of an ISO, an option is not transferable except by will or the laws of descent and distribution. In no case may the options be exercised later than the expiration date specified in the option agreement.

     Plan Administration. The Plan initially will be administered by the Board of Directors or a Compensation Committee of the Board of Directors. At such time, if any, as the Company is required to register pursuant to Section 12 of the Exchange Act, the Plan will be administered by the full Board of Directors by a Compensation Committee of the Board of Directors consisting of at least two directors who are "non-employee directors" within the meaning of Rule 16b-3, and "outside directors" within the meaning of Section 162(m) of the Code.

     The Compensation Committee will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of awards and the terms and provisions relating to the exercise of the awards. The Compensation Committee may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable. The Board of Directors may at any time amend or terminate the Plan and change its terms and conditions, except that, without shareholder approval, no such amendment may (i) materially increase the maximum number of shares as to which awards may be granted under the Plan; (ii) materially increase the benefits accruing to Plan participants; or (iii) materially change the requirements as to eligibility for participation in the Plan.

     Accounting Effects. Under current accounting rules, neither the grant of options at an exercise price not less than the current fair market value of the underlying Common Stock, nor the exercise of options under the Plan, is expected to result in any charge to the earnings of the Company.

     Certain Federal Income Tax Consequences. The following is a brief summary of certain Federal income tax aspects of awards under the Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     Incentive Stock Options. An optionee will not realize taxable income upon the grant of an ISO. In addition, an optionee will not realize taxable income upon the exercise of an ISO, provided that such exercise occurs no later than three months after the optionee's termination of employment with the Company (one year in the event of a termination on account of disability). However, an optionee's alternative minimum taxable income will be increased by the amount that the fair market value of the shares acquired upon exercise of an ISO, generally determined as of the date of exercise, exceeds the exercise price of the option. If an optionee sells the shares of Common Stock acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the shares is qualifying if made more than two years after the date the ISO was granted and more than one year after the date the ISO was exercised. If the disposition of the shares is qualifying, any excess of the sale price of the shares over the exercise price of the ISO would be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is not qualifying, i.e., a disqualifying disposition, the excess of the fair market value of the shares on the date the ISO was exercised over the exercise price would be compensation income taxable to the optionee at the time of the disposition, and any excess of the sale price of the shares over the fair market value of the shares on the date the ISO was exercised would be capital gain.

     Unless an optionee engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an ISO. However, if an optionee engages in a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

     Nonqualified Stock Options. An optionee will not realize taxable income upon the grant of an NQSO. However, when the optionee exercises the NQSO, the difference between the exercise price of the NQSO and the fair market value of the shares acquired upon exercise of the NQSO on the date of exercise is compensation income taxable to the optionee. The Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth certain information regarding compensation paid during each of the indicated fiscal periods to the person serving as the Company's Chief Executive Officer during the last year. No executive officers received salary and bonus in an amount exceeding $100,000 during any of the fiscal periods.

                                 NAME AND                             FISCAL      ANNUAL
                            PRINCIPAL POSITION                       PERIOD(1)    SALARY
        ----------------------------------------------------------   ---------    -------
        Andrew Thorburn, Chief Executive Officer..................      1996      $13,000
                                                                        1995      $39,000
                                                                        1994      $26,000
                                                                        1993      $     0

---------------
(1) The Company's 1996 fiscal period was from November 1, 1995 to January 31, 1996, its 1995 fiscal period was from February 1, 1995 to October 31, 1995, its 1994 fiscal period was from February 1, 1994 through January 31, 1995 and its 1993 fiscal period was from September 27, 1993 (inception) through January 31, 1994.

                              CERTAIN TRANSACTIONS


     In two transactions on July 1, 1994 and August 15, 1994, Blue Chip Computerware, Inc. ("Blue Chip"), previously an unaffiliated third party, acquired from the Company a total of 600,000 shares of the Company's Common Stock, representing approximately 44% of the Company's Common Stock outstanding immediately subsequent to these transactions, for total consideration consisting of 100,000 shares of the common stock of Jutland Enterprises Inc., previously acquired by Blue Chip from Jutland Enterprises Inc., 400,000 shares of Blue Chip common stock and $50,000 cash. Thereafter, the Company sold the 400,000 shares of Blue Chip common stock to an unaffiliated purchaser for total consideration of $650,000.


     In December 1994, Andrew Thorburn, the Chairman, President and Chief Executive Officer of the Company, was elected to the Board of Directors of Blue Chip and shortly thereafter was elected as Chairman of the Blue Chip Board of Directors, a non-executive position. Mr. Thorburn served in this capacity until his resignation on February 23, 1996. Mr. Thorburn received no compensation for his services as a member or Chairman of the Blue Chip Board of Directors and owns no Blue Chip securities.

     In March of 1995, the Company exchanged 825,000 shares of its Series C Redeemable Convertible Preferred Stock for 412,500 shares of its Common Stock owned by Blue Chip. Subsequently, during 1995, Blue Chip purchased an additional 475,000 shares of the Series C Preferred Stock for which the Company received aggregate consideration of $475,000. During 1996, the Company voluntarily redeemed 402,000 shares of the Series C Preferred Stock held by Blue Chip at a price of $1.00 per share. See "Description of Securities -- Preferred Stock."

     Blue Chip has sold or otherwise disposed of all of its shares of the Company's Common and Series C Preferred Stock and is no longer a shareholder of the Company.

     The Company believes that each of the foregoing transactions has been on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties. It is the Company's intent that, in the future, transactions with affiliated parties will be approved by a majority of the Company's disinterested directors or otherwise as permitted by applicable law. Any such future transactions are expected to be on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                             PRINCIPAL SHAREHOLDERS


     The following table sets forth, as of December 2, 1996, certain information as to the beneficial ownership of Common Stock of each of the Company's directors, all officers and directors as a group, and each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock.



                                                                                           PERCENTAGE
                                                             AMOUNT AND NATURE OF        OF COMMON STOCK
                                                             BENEFICIAL OWNERSHIP     ---------------------
                   NAME AND ADDRESS OF                        IMMEDIATELY BEFORE       BEFORE       AFTER
                  BENEFICIAL STOCKHOLDER                          OFFERING(1)         OFFERING     OFFERING(2)
                 -----------------------                     ---------------------    --------     --------
Andrew Thorburn...........................................          415,101             22.23%       13.69%
9 Law Drive
Fairfield, NJ 07006
Chris R. Decker...........................................          100,211(3)           5.23%        3.25%
9 Law Drive
Fairfield, NJ 07006
John Chitvanni............................................           30,233(4)           1.60%        0.99%
910 West Lake Street
Roselle, IL 60172
Anthony G. Foster.........................................            5,000(5)           *            *
9 Law Drive
Fairfield, NJ 07006
Guy McNeil................................................            5,000(6)           *            *
9 Law Drive
Fairfield, NJ 07006
Mario and Ann Caputo......................................          100,000(7)           5.35%        3.30%
3 Libby Road
Norwalk, CT 06850
Thomas Winn...............................................          123,601(8)           6.45%        4.01%
257 South Middletown Road
Nanuet, NY 10954
All officers and directors as a group (6 persons).........          555,545(9)          28.60%       17.88%


---------------
 *  Less than 1%.
(1) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares of Common Stock indicated. Beneficial ownership is calculated in accordance with Rule 13-d-3(d) under the Exchange Act.
(2) Assumes that the listed shareholders will continue to hold the shares currently held thereby after completion of the Offering.
(3) Consists of 50,211 shares of Common Stock and currently exercisable options (expiring January 1, 2001) to purchase 50,000 shares of Common Stock at $2.00 per share.
(4) Consists of 233 shares of Common Stock and currently exercisable options (expiring November 1, 2000) to purchase 25,000 shares of Common Stock at a per share price of $2.00 held by Mr. Chitvanni and 5,000 shares of Common Stock held jointly by Mr. Chitvanni and his spouse. The 5,000 jointly-held shares are being offered for sale in the Concurrent Offering, subject to the Chitvannis' agreement to refrain from selling, transferring, assigning, pledging or hypothecating in any way such shares until the later of 180 days following the effective date of the Registration Statement of which this Prospectus forms a part or 365 days following their initial purchase from the Company and to refrain from transferring, assigning or selling any shares of Common Stock held thereby for a period of 24 months following the closing of the Offering without the Underwriters' consent, unless the transferee, assignee or purchaser agrees to be bound by the same 24-month transfer restriction. In the event that all such shares were sold, Mr. Chitvanni would beneficially own 25,233 shares of Common Stock, representing 0.83% of the Common Stock outstanding immediately subsequent to the Offering. See "Underwriting" and "Concurrent Offering."
(5) Does not include 6,500 shares of Common Stock owned by Mr. Foster's mother-in-law, who shares Mr. Foster's residence. Mr. Foster disclaims beneficial ownership of these shares. All of the shares owned by Mr. Foster and his mother-in-law are being offered for sale in the Concurrent Offering, subject to the holders' agreement, to refrain from selling, transferring, assigning, pledging or hypothecating in any way such shares until the later of 180 days following the effective date of the Registration Statement of which this Prospectus forms a part or 365 days following their initial purchase from the Company and, with respect to the 5,000 shares held directly by Mr. Foster, to refrain from transferring, assigning or selling such shares for a period of 24 months following the closing of the Offering without the Underwriters' consent, unless the transferee, assignee or purchaser agrees to be bound by the same 24-month transfer restriction. In the event that all such shares were sold, Mr. Foster would beneficially own no shares of Common Stock. See "Underwriting" and "Concurrent Offering."
(6) All such shares are being offered for sale in the Concurrent Offering, subject to Mr. McNeil's agreement to refrain from selling, transferring, assigning, pledging or hypothecating in any way such shares until the later of 180 days following the effective date of the Registration Statement of which this Prospectus forms a part or 365 days following their initial purchase from the Company and to refrain from transferring, assigning or selling such shares for a period of 24 months following the closing of the Offering without the Underwriters' consent, unless the transferee, assignee or purchaser agrees to be bound by the same 24-month transfer restriction. In the event that all such shares were sold, Mr. McNeil would beneficially own no shares of Common Stock. See "Underwriting" and "Concurrent Offering."
(7) Consists of 50,000 shares of Common Stock individually held by each of Mario and Ann Caputo, husband and wife. All such shares are being offered for sale in the Concurrent Offering subject to the Caputos' agreement to refrain from selling, transferring, assigning, pledging or hypothecating in any way any such shares until the later of 180 days following the effective date of the Registration Statement of which this Prospectus forms a part or 365 days following their initial purchase from the Company. See "Concurrent Offering."

(8) Consists of 29,449 shares of Common Stock and 49,203 shares of Series C Preferred Stock (each of which is convertible into 1/2 share of Common Stock) owned by TWL, Inc., a corporation in which Mr. Winn is a controlling shareholder and 45,550 shares of Common Stock and 48,000 shares of Series C Preferred Stock (each of which is convertible into 1/2 share of Common Stock) owned by Eleven Congers, Inc., of which Mr. Winn is the sole shareholder. The 45,500 shares of Common Stock are being offered for sale in the Concurrent Offering, subject to the agreement of Eleven Congers, Inc. to refrain from selling, transferring, assigning, pledging or hypothecating in any way any of such shares until the later of 180 days following the effective date of the Registration Statement of which this Prospectus forms a part or 365 days following the initial purchase of such shares from the Company.


(9) Includes all shares reflected above as beneficially owned by Messrs. Thorburn, Decker, Chitvanni, Foster and McNeil.


                           DESCRIPTION OF SECURITIES

GENERAL


     The authorized capital stock of the Company consists of an aggregate of 24,000,000 shares of capital stock, consisting of 20,000,000 shares of Common Stock, no par value, and 4,000,000 shares of Preferred Stock, no par value. As of December 2, 1996, there were outstanding 1,867,661 shares of Common Stock and 190,000, 180,000, and 982,503 shares of Series A, Series B and Series C Preferred Stock, respectively.


COMMON STOCK

     Holders of Common Stock have one vote per share on each matter submitted to a vote of the shareholders. Holders of the Common Stock do not have preemptive rights to purchase additional shares of Common Stock or other subscription rights. The Common Stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of Common Stock are entitled to share equally in dividends from legally available sources as determined by the Board of Directors, subject to any preferential dividend rights of the Preferred Stock (described below). Upon dissolution or liquidation of the Company, whether voluntary or involuntary, holders of the Common Stock are entitled to receive assets of the Company available for distribution to the stockholders, subject to the preferential rights of the Preferred Stock. As of October 31, 1996, there were 336 holders of record of the Company's Common Stock.

PREFERRED STOCK

     Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to, and imposed upon any series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series, subject, to the consent of the existing holders of preferred stock, in certain instances. The issuance of Preferred Stock could be used, under certain circumstances, as a method of preventing a takeover of the Company and could permit the Board of Directors, without any action of the holders of the Common Stock to issue Preferred Stock which could have a detrimental effect on the rights of holders of the Common Stock, including loss of voting control. Anti-takeover provisions that could be included in the Preferred Stock when issued may depress the market price of the Company's securities and may limit stockholders' ability to receive a premium on their shares of Common Stock by discouraging takeover and tender offer bids.


     The Company has issued three series Preferred Stock, designated Series A Partially Redeemable Convertible Preferred Stock ("Series A Preferred Stock"), Series B Redeemable Convertible Preferred Stock ("Series B Preferred Stock") and Series C Convertible Preferred Stock ("Series C Preferred Stock" and, collectively with the Series A Preferred Stock and the Series B Preferred Stock, "Convertible Preferred Stock"). The Series A Preferred Stock was issued to Howard Goldberg in connection with the Company's acquisition of the Goldberg Companies. The Series B Preferred Stock was issued to the shareholders of the

Sammy's Companies in connection with the Company's acquisition of all of the outstanding shares of the Sammy's Companies. See "Business -- History of the Company." The Series C Preferred Stock was issued by the Company to a number of affiliated and unaffiliated purchasers in various capital raising transactions. See "Certain Transactions."


     Each share of Convertible Preferred Stock is convertible, at the election of the holder thereof, into shares of the Common Stock of the Company on a one-for-one basis, subject to adjustment in the event of certain events including (i) stock dividends, splits and reverse splits; (ii) reclassifications; (iii) issuances of warrants or rights to holders of Common Stock at a price per share less than the then-current market price of the Common Stock (as defined); (iv) other dividends or distributions to shareholders of assets or evidences of indebtedness; and (v) mergers, consolidations, sales of all or substantially all of the Company's assets, statutory exchanges of its securities and similar transactions. As a consequence of the one-for-two reverse split of the Common Stock being effected in connection with the Offering, and adjustments in connection therewith, each share of Series A Preferred Stock and Series B Preferred Stock will remain convertible into one share of Common Stock and each share of Series C Preferred Stock will be convertible into one-half share of Common Stock. The Convertible Preferred Stock has no preference as to dividends, which are payable only as and when declared by the Board of Directors, and need not be declared, notwithstanding the declaration of dividends with respect to any other class or series of the Company's capital stock. The Convertible Preferred Stock has no preference upon liquidation of the Company, but instead participates pro rata, on a share-for-share basis, with shares of Common Stock in respect of any funds otherwise available for distribution to shareholders upon such liquidation. Holders of Convertible Preferred Stock have no voting rights, except as required by applicable law.


     The Company is obligated to redeem 40,000 shares (or such lesser number of shares as is then outstanding) of the Series A Preferred Stock at a price of $5.00 per share in the event that it engages in an underwritten initial public offering of its Common Stock yielding net proceeds to the Company (after the deduction of offering costs, commissions, attorneys' fees and other costs and expenses associated therewith) of more than $2,000,000. However, on August 12, 1996, the Company and Howard Goldberg, the holder of 180,000 shares of Series A Preferred Stock, entered into a Modification and Settlement Agreement pursuant to which, among other things, Mr. Goldberg agreed to convert 65,000 shares of Series A Preferred Stock to an equal number of shares of Common Stock and to surrender his remaining Series A shares. See "Use of Proceeds" and "Business -- Renegotiation of Certain Acquisition Terms."


     The Company is obligated to redeem 60,000 shares (or such lesser number of shares as is then outstanding) of the Series B Preferred Stock at a price of $5.00 per share in the event that it receives a capital infusion of more than $1,000,000 (net of any offering costs, commissions, attorneys' fees and other costs and expenses associated therewith). Therefore, upon completion of the Offering made hereby, the Company expects to redeem 60,000 such shares. See "Use of Proceeds." In addition, if the Company engages in an initial public offering of its Common Stock and shares of Series B Preferred Stock remain outstanding 24 months thereafter, the Company is obligated to redeem 60,000 such shares (or such lesser number of shares as is then outstanding) at a price of $5.00 per share. The Company, at its election, also may redeem some or all of the shares of Preferred Stock outstanding at any time upon payment of a redemption price equal to $5.00 plus a premium thereon equal to 6% per annum measured from September 1994 to the effective date of such redemption.

     The Series C Preferred Stock is not subject to mandatory redemption by either the Company or at the election of the holders thereof.


     Except as required by New Jersey law, holders of Convertible Preferred Stock have no voting rights.


WARRANTS


     In connection with the completion of this Offering, for nominal consideration the Company will grant to the R.T.G. Richards & Company, Inc., ("R.T.G. Richards"), one of the Underwriters, Underwriters warrants (the "Underwriter's Warrants") to purchase 110,000 shares of Common Stock at an initial exercise price of $4.90 per share (140% of the initial public offering price of the Shares sold in the Offering). The Underwriter's

Warrants are exercisable for a period of four years commencing one year from the date of this Prospectus. The shares of Common Stock issuable upon exercise of the Underwriter's Warrants are identical to the Shares being sold in this Offering. The Underwriter's Warrants contain anti-dilution provisions providing for adjustment in the number of Warrants and the exercise price thereof under certain circumstances. The Underwriter's Warrants also grant the holders thereof certain rights of registration of the shares of Common Stock issuable upon exercise of such Warrants. The Company is registering the Underwriter's Warrants, as well as the underlying Common Stock, pursuant to the Registration Statement of which this Prospectus forms a part. See "Underwriting."

TRANSFER AGENT

     The transfer agent for the Company's Common and Preferred Stock is Continental Stock Transfer and Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have outstanding an aggregate of 3,032,661 shares of Common Stock which includes the 1,100,000 shares offered hereby and the 65,000 shares to be issued pursuant to the Modification and Settlement Agreement between the Company and Howard Goldberg. See "Business -- Renegotiation of Certain Acquisition Terms" and "Underwriting." Upon completion of the Offering, the 1,100,000 Shares issued in the Offering will be freely transferable without restriction under the Securities Act (excluding any shares purchased in the Offering by any person who is or thereby becomes an "affiliate" of the Company). The 65,000 shares to be issued pursuant to the Modification and Settlement Agreement also will be freely transferable. All of the 1,867,661 shares outstanding immediately prior to the Offering were issued in private placements without registration under the Securities Act and, therefore, are "restricted securities" as that term is defined in Rule 144 under the Securities Act.

     Of the 1,867,661 shares outstanding immediately prior to the Offering, the 886,951 Private Placement Shares were issued in the Private Placements and, pursuant to registration rights granted in connection therewith, all of the Private Placement Shares are being registered for resale pursuant to the Registration Statement of which this Prospectus forms a part. So long as such shares remain subject to an effective registration statement, and following any sale pursuant thereto, such shares will be freely transferable without restriction under the Securities Act (subject to the contractual restrictions that the holders may not sell, transfer, assign, pledge or hypothecate their shares until the later of 180 days after the effective date of the Registration Statement of which this Prospectus forms a part or 365 days from the date of initial purchase of such shares from the Company and, in addition, that certain such holders who are not officers or directors of the Company (holding, in the aggregate, 622,643 shares of Common Stock, representing approximately 20.53% of the shares to be outstanding immediately after the Offering) are subject to an Underwriters' lock-up for a period of 12 months following the closing of the Offering, while holders who are officers or directors are subject to a 24-month Underwriters' lock-up). See "Underwriting" and "Concurrent Offering." The remaining 980,710 shares of Common Stock outstanding prior to this Offering are "restricted securities" as that term is defined under Rule 144. In addition, 120,000 shares underlying currently outstanding options to purchase Common Stock will, upon issuance, be restricted securities and any shares of Common Stock issued upon conversion of the 1,112,503 shares of Preferred Stock expected to be outstanding subsequent to the completion of the Offering, the performance of the Modification and Settlement Agreement and the initial mandatory redemption of Preferred Stock (representing a total of 621,252 shares of Common Stock), prior to the expiration of the applicable holding period with respect thereto, likewise will be "restricted securities."

     In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has satisfied a two-year holding period may sell within any three-month period a number of restricted shares which does not exceed the greater of 1% of the then outstanding shares of such class of securities or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice and the availability of current public information about the Company. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of the Company with respect to restricted securities that satisfy a three-year holding period, without regard to the volume or other resale limitations.

     The Company is unable to predict the effect that sales of Private Placement Shares, the Underwriter's Warrants or the shares underlying such Underwriter's Warrants or sales under Rule 144 may have on the then prevailing market price of the Common Stock, but such sales may have a substantial depressing effect on such market price. However, holders of the 886,951 Private Placement Shares have agreed not to sell, transfer, assign, pledge or hypothecate any of their shares of Common Stock until the later of 180 days from the effective date of the Registration Statement of which this Prospectus forms a part or 365 days from the date of initial purchase of such shares from the Company. In addition, certain holders of Private Placement Shares who are not officers or directors of the Company (holding, in the aggregate, 622,643 shares of Common Stock) are subject to the foregoing restriction as well as an Underwriters' lock-up for a period of 12 months following the closing of the Offering. The officers and directors of the Company have agreed not to transfer, assign or sell any shares of the Company's Common Stock currently held thereby for 24 months from the closing of the Offering. The remaining 980,710 shares of Common Stock that will be "restricted securities" immediately subsequent to the Offering will become eligible for sale at various times beginning in February 1998. See "Underwriting."

                                  UNDERWRITING

     The underwriters named below (the "Underwriters") have agreed, subject to the terms and conditions of the Underwriting Agreement between the Company and R.T.G. Richards & Company, Inc. ("R.T.G. Richards") as representative of the Underwriters, to purchase from the Company the number of Shares set forth below opposite their names:


                                                                            NUMBER OF
                               NAME OF UNDERWRITER                           SHARES
        -----------------------------------------------------------------   ---------
        R.T.G. Richards & Company, Inc. .................................     500,000
        Nutmeg Securities, Ltd. .........................................     225,000
        Wesport Resources Investment Services, Inc. .....................     225,000
        The Glaser Capital Corporation...................................     150,000
                                                                            ---------
                  Total..................................................   1,100,000
                                                                             ========


     The Underwriters are committed to purchase and pay for all of the Shares offered hereby if any are purchased. The Common Stock is being offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and to certain other conditions, such as no adverse changes in the Company and market conditions.

     R.T.G. Richards, has not previously acted as an Underwriter in a public offering of securities. There can be no assurance that R.T.G. Richards' lack of experience will not adversely affect the Offering and the subsequent development, if any, of a trading market for the Company's Common Stock. See "Risk Factors -- Limited Offering Experience of the Managing Underwriter."


     The Underwriters have advised the Company that they propose to offer the Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus. The Underwriters may allow to certain dealers who are members of the NASD concessions, not in excess of $0.175 per share, of which not in excess of $0.10 per share may be reallowed to other dealers who are members of the NASD. After the commencement of the Offering, the public offering price, concession and reallowance may be changed by the Underwriters.


     The Company has granted the Underwriters an over-allotment option, exercisable during the 30-day period commencing with the date of the Underwriting Agreement, to purchase from the Company at the initial offering price less underwriting discounts, up to an aggregate of 165,000 additional shares of Common Stock for the sole purpose of covering over-allotments, if any. The Company will be obligated, pursuant to this over-allotment option, to sell such additional shares to the Underwriters.

     The Company has agreed to pay to R.T.G. Richards a non-accountable expense allowance of 3% of the gross proceeds of the Offering, of which $65,000 has been paid as of the date of this Prospectus. The Company has also agreed to pay all expenses in connection with qualifying the Common Stock offered hereby for sale under the laws of such states as the Underwriters may designate, including expenses of counsel retained for such purpose by the Underwriters.

     In connection with the Offering, the Company has agreed to sell to R.T.G. Richards, for $0.001 per Warrant, the Underwriter's Warrants. The Underwriter's Warrants initially are exercisable at a price of 140% of the per share initial public offering price of the Shares offered hereby, for a period of four years commencing one year from the date of this Prospectus. The shares of Common Stock issuable upon exercise of the Underwriter's Warrants are identical to the Shares being sold in this Offering. The Underwriter's Warrants contain anti-dilution provisions providing for adjustment in the number of Warrants and the exercise price thereof under certain circumstances. The Underwriter's Warrants also grant the holders thereof certain rights of registration of the shares of Common Stock issuable upon exercise of such Warrants. The Company is registering the Underwriter's Warrants, as well as the underlying Common Stock, pursuant to the Registration Statement of which this Prospectus forms a part.

     The Company will retain R.T.G. Richards to provide financial consulting services for a period of three years following completion of the Offering for a fee of $90,000, payable upon completion of the Offering.

     The Company will enter into a Merger and Acquisition Agreement with R.T.G. Richards pursuant to which R.T.G. Richards will receive a finder's fee ranging from 10% of the first $1,000,000, 5% of the next $1,000,000, 4% of the next $1,000,000, 3% of the next $1,000,000 and 2% of any excess over $4,000,000 of the consideration involved in any transaction involving the Company introduced by R.T.G. Richards and consummated with three years following the closing of the Offering.

     Pursuant to the Underwriting Agreement, the Board of Directors is expected to be expanded from three to no more than five members within 30 days following the effective date of the Registration Statement of which this Prospectus forms a part, at least two of which members will be unaffiliated with the Company. The Underwriters have the right to designate one member of the Board of Directors for a period of five years commencing with the closing of the Offering or, at their option, to designate a non-director observer to the Board of Directors.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

     The Underwriters have informed the Company that they do not expect sales to any accounts over which they exercise discretionary authority to exceed 5% of the shares of Common Stock offered by the Company.

     The holders of Common Stock outstanding as of the closing date of the Offering who are officers or directors of the Company have agreed not to transfer, assign or sell any of such shares of Common Stock (555,545 shares in the aggregate) for a period of 24 months from the closing of the Offering without the Underwriters' consent, unless the transferee, assignee or purchaser agrees to be bound by the same restriction as the original holder. See "Principal Shareholders." In addition, 15 purchasers of Private Placement Shares have agreed not to transfer, assign or sell, any such shares of Common Stock (representing a total of 622,643 shares, or approximately 20.53% of the shares of Common Stock to be outstanding immediately after the Offering) for a period of 12 months following the closing of the Offering without the Underwriters' consent, unless the transferee, assignee or purchaser agrees to be bound by the same restriction as the original holder.

     The Company has agreed with the Underwriters that, except as described in this Prospectus, for a period of 90 days from the date of this Prospectus, it will not issue any securities or grant options or warrants to purchase any securities of the Company without the consent of the Underwriters.

     Other than securities issued pursuant to, or the issuance of which is contemplated by this Prospectus, for a period of nine months following the effective date of the Registration Statement of which this Prospectus forms a part the Company has agreed that it will not issue more than 150,000 shares of Common Stock, which shares will be issued only for the purpose of satisfying vendor debt, and that for the ensuing 15 months it will not issue securities which, when aggregated with any shares issued in satisfaction of vendor debt, represent more than 10% of the number of shares of Common Stock outstanding immediately prior to such effective date, except with the prior written consent of the Underwriters.

     The foregoing does not purport to be a complete statement of the terms and conditions of the Underwriting Agreement and related documents, copies of which are on file at the offices of R.T.G. Richards, the Company and the Commission. See "Additional Information."

PRICING THE OFFERING


     Prior to this Offering, there has been no public market for any of the Company's securities. Consequently, the initial public offering price of the Common Stock has been determined by negotiation between the Company and the Underwriters. Factors to be considered in determining such price, in addition to prevailing market conditions, include an assessment of the Company's prospects. The public offering price of the Shares does not necessarily bear any relationship to the Company's asset value, earnings, net financial condition, or other established criteria of value applicable to the Company and should not be regarded as an indication of the actual value or future market price of the Shares. Such prices are subject to change as a result of market conditions and other factors, and no assurance can be given that the Shares can be resold at its public offering price.


                              CONCURRENT OFFERING

     Concurrently with the offering, the Company is also registering for resale, from time to time, on behalf of the owners thereof, the Selling Securityholder Securities consisting of 886,951 shares of Common Stock acquired by the holders thereof in the Company's Private Placements, subject to the contractual restrictions that all of the Selling Securityholders may not sell, transfer, assign, pledge or hypothecate their shares until the later of 180 days after the effective date of the Registration Statement of which this Prospectus forms a part or 365 days from the date of initial purchase from the Company. In addition, certain Selling Securityholders who are not officers or directors of the Company (and who hold, in the aggregate, 622,643 shares) have agreed, in addition to the foregoing restriction, that they will not sell, transfer or assign their Private Placement Shares for a period of 12 months following the closing of the Offering without the consent of the Underwriters, unless the transferee, assignee or purchaser agrees to be bound by the same 12-month restriction as the original holder. The Selling Securityholders who are officers or directors of the Company (and who hold, in the aggregate, 15,000 shares) also have agreed to the foregoing restriction. In addition, all of the directors and officers who hold Common Stock as of the closing date of the Offering (555,545 shares in the aggregate) have agreed that they will not sell, transfer or assign, pledge, hypothecate, or otherwise encumber any shares of the Company's Common Stock currently held thereby for a period of 24 months following closing of the Offering without the consent of the Underwriters, unless the transferee, assignee or purchaser agrees to be bound by the same restrictions as the original holder. See "Management's Discussion and Analysis or Plan of Operation -- Liquidity and Capital Resources."

     The Company will not receive any proceeds from sale of securities by the Selling Securityholders.

                                 LEGAL MATTERS

     The validity of the securities offered hereby has been passed upon for the Company by Dwyer & Canellis, P.A., Westfield, New Jersey. In connection with the closing, certain other matters will be passed upon for the Company by Venable, Baetjer, Howard & Civiletti, LLP, Washington, D.C. Lehman & Eilen, Uniondale, New York, will pass upon certain legal matters for the Underwriters.

                                    EXPERTS

     The financial statements of the Company at January 31, 1995 and October 31, 1995 and for the fiscal periods then ended, appearing in this Prospectus and Registration Statement of which this Prospectus forms a part have been audited by DelSanto and DeFreitas, Certified Public Accountants, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION


     The Company has filed with the Commission a registration statement under the Securities Act with respect to the securities offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be examined without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission in Washington, D.C. upon payment of the prescribed fees. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http://www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other documents referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


     The Company will, upon completion of the Offering, be subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, will file reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such materials can be obtained at prescribed rates from the Commission at such address.

                ALL AMERICAN FOOD GROUP, INC., AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS

                                AUDITED FINANCIAL STATEMENTS
Report of DelSanto & DeFreitas, Certified Public Accountants.........................   F- 2
Consolidated Balance Sheets as of October 31, 1995 and January 31, 1995..............   F- 3
Consolidated Statements of Operations for the Nine Months Ended October 31, 1995 and
  the Year Ended January 31, 1995....................................................   F- 4
Consolidated Statements of Cash Flows for the Nine Months Ended October 31, 1995 and
  the Year Ended January 31, 1995....................................................   F- 5
Consolidated Statements of Stockholders' (Deficit) Equity for the Nine Months Ended
  October 31, 1995 and the Year Ended January 31, 1995...............................   F- 6
Notes to Consolidated Financial Statements...........................................   F- 7
                                INTERIM FINANCIAL STATEMENTS
                                         (UNAUDITED)
Consolidated Balance Sheets as of July 31, 1996 and 1995.............................   F-21
Consolidated Statements of Operations for the Three and Nine Months Ended July 31,
  1996 and 1995......................................................................   F-22
Consolidated Statements of Cash Flows for the Nine Months Ended July 31, 1996 and
  1995...............................................................................   F-23
Consolidated Statements of Common Stock, Non-Redeemable Preferred Stock and Other
  Stockholders' Equity for the Nine Months Ended July 31, 1996 and 1995..............   F-24
Notes to Consolidated Financial Statements...........................................   F-25

                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of All American Food Group, Inc. and Subsidiaries
Fairfield, New Jersey

     We have audited the accompanying consolidated balance sheets of All American Food Group, Inc. (formerly Jutland Food Group, Inc.) and subsidiaries (Note 1) as of January 31, 1995, and October 31, 1995 and the related consolidated statements of operations and cash flows for the year ended January 31, 1995, and nine month period ended October 31, 1995 and the consolidated statements of stockholders' (deficit) equity for the year ended January 31, 1995, and nine month period ended October 31, 1995.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of All American Food Group, Inc. and subsidiaries as of January 31, 1995 and October 31, 1995, the consolidated statements of operations and cash flows and changes in stockholders' (deficit) equity for the year ended January 31, 1995, and nine month period ended October 31, 1995 in conformity with generally accepted accounting principles.

/s/ DelSanto & DeFreitas

DelSanto & DeFreitas
Closter, New Jersey

July 1, 1996

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                               OCTOBER 31,    JANUARY 31,
                                                                                  1995           1995
                                                                               -----------    -----------
ASSETS
Current Assets:
    Cash....................................................................   $    53,703    $    55,472
    Accounts and notes receivable, net of allowances for possible losses of
     $15,000 and $50,000, respectively......................................       107,641         95,980
    Inventories.............................................................       123,649        182,364
    Note Receivable.........................................................        13,505        --
    Prepaid expenses........................................................        45,251         30,000
                                                                               -----------    -----------
         Total Current Assets...............................................       343,749        363,816
Property, Plant and Equipment, at cost less accumulated depreciation and
  amortization of $145,589 and $134,802, respectively.......................       517,902        711,686
Intangible Assets, net of accumulated amortization of $230,339 and $127,129
  respectively..............................................................       342,117        561,579
Acquisition Costs, net of accumulated amortization of $40,324 and $24,456
  respectively..............................................................        65,427         81,295
Security Deposits...........................................................        30,234         25,185
Note Receivable, long-term..................................................        39,365        --
Investment in Jutland Enterprises Inc.'s common stock.......................       --             --
                                                                               -----------    -----------
         Total Assets.......................................................   $ 1,338,794    $ 1,743,561
                                                                               ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Notes payable -- acquisition............................................   $   --         $   200,000
    Accounts payable and accrued expenses...................................     1,054,721        573,687
    Deferred franchising revenue, current portion...........................        76,005        --
    Capitalized lease obligations -- current maturities.....................        75,653         71,064
    Loans from stockholders -- current maturities...........................        34,049         37,529
    Current maturities of long-term debt....................................         6,041         20,556
                                                                               -----------    -----------
         Total Current Liabilities..........................................     1,246,469        902,836
Notes payable -- acquisition................................................       --             --
Capitalized lease obligations...............................................        84,502        143,215
Loans from stockholders.....................................................        15,041         45,809
Deferred franchising revenue................................................        39,365        --
Deferred tax liability......................................................       --              78,000
Long-term debt..............................................................         1,590            347
                                                                               -----------    -----------
         Total Liabilities..................................................     1,386,967      1,170,207
                                                                               -----------    -----------
Commitments and contingencies
Stockholders' (Deficit) Equity(1):
    Common stock, no par value, 10,000,000 shares authorized, 945,650 and
     1,355,650 shares issued and outstanding, respectively..................       876,150      1,277,000
    Convertible preferred stock, no par value, Series A, 190,000 shares authorized, 190,000 and 120,000 shares issued and outstanding, respectively; Series B, 180,000 shares authorized, 80,000 and 180,000 shares issued and outstanding, respectively; Series C, 1,600,000 shares authorized, 1,369,500 and 0 shares issued and outstanding,
     respectively...........................................................     1,022,580         54,000
    Additional paid-in capital..............................................       365,000        365,000
    Accumulated deficit.....................................................    (2,311,903)    (1,122,646)
                                                                               -----------    -----------
                                                                                   (48,173)       573,354
                                                                               -----------    -----------
         Total Liabilities and Stockholders' (Deficit) Equity...............   $ 1,338,794    $ 1,743,561
                                                                               ===========    ===========

---------------

(1) Gives effect to a one-for-two reverse split of the Company's Common Stock effected on December 5, 1996.


          The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                      NINE MONTHS
                                                                         ENDED       YEAR ENDED
                                                                      OCTOBER 31,    JANUARY 31,
                                                                         1995           1995
                                                                      -----------    -----------
Revenues:
     Retail store sales............................................   $ 1,422,341    $ 1,178,638
     Franchising revenue...........................................       377,201        --
     Equipment and product sales...................................       550,726        804,340
                                                                       ----------    -----------
                                                                        2,350,268      1,982,978
                                                                       ----------    -----------
Operating expenses:
     Cost of Sales -- equipment costs and store operations,
      exclusive of depreciation and amortization...................     1,739,147      1,602,538
     Cost of Sales -- franchising activities, exclusive of
      depreciation and amortization................................       213,408        --
     Selling, general and administrative expenses..................     1,146,365      1,100,919
     Depreciation and amortization.................................       211,463        197,347
     Acquisition costs.............................................       170,352         74,256
     Impairment of assets..........................................       --             676,038
                                                                       ----------    -----------
                                                                        3,480,735      3,651,098
                                                                       ----------    -----------
Operating loss.....................................................    (1,130,467)    (1,668,120)
Interest expense...................................................        21,078         38,651
                                                                       ----------    -----------
Loss before extraordinary item.....................................    (1,151,545)    (1,706,771)
Extraordinary item -- Gain from extinguishment of debt.............       --             644,150
                                                                       ----------    -----------
Net loss...........................................................   $(1,151,545)   $(1,062,621)
                                                                       ==========    ===========
Shares outstanding(1):
     Weighted average number of common shares
       outstanding.................................................       943,150        983,084
     Additional shares.............................................       430,558        430,558
                                                                       ----------    -----------
Adjusted shares outstanding(1).....................................     1,373,708      1,413,642
                                                                       ==========    ===========
Net loss per share before extraordinary item(1)....................   $     (0.84)   $     (1.21)
                                                                       ==========    ===========
Net gain per share -- extraordinary item(1)........................       --         $      0.46
                                                                       ==========    ===========
Net loss per share after extraordinary item(1).....................   $     (0.84)   $     (0.75)
                                                                       ==========    ===========

---------------

(1) Gives effect to a one-for-two reverse split of the Company's Common Stock effected on December 5, 1996.


          The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                      NINE MONTHS
                                                                         ENDED       YEAR ENDED
                                                                      OCTOBER 31,    JANUARY 31,
                                                                         1995           1995
                                                                      -----------    -----------
Cash Flows from Operating Activities:
     Net loss......................................................   $(1,151,545)   $(1,062,621)
     Adjustments to reconcile net loss to net cash (used in)
      provided by operating activities:
          Depreciation and amortization............................       211,463        197,347
          Provision for possible losses on accounts receivable.....       (35,000)        20,000
          Gain on sale of subsidiary and retail store..............       (34,369)       --
          Issuance of common stock for services....................         1,750        --
          Impairment of assets.....................................       --             676,038
          Early extinguishment of debt.............................       --            (644,150)
          Decrease (increase) in:
               Accounts receivable.................................       (26,661)        56,920
               Inventories.........................................        58,715        (40,500)
               Prepaid expenses....................................       (15,251)       (20,000)
               Security deposits...................................       (16,800)       (10,420)
          Increase (decrease) in:
               Accounts payable and accrued expenses...............       524,937        335,905
               Deferred franchising revenue........................        62,500        --
                                                                        ---------    -----------
                    Total adjustments..............................       731,284        571,140
                                                                        ---------    -----------
                    Net cash (used in) operating activities........      (420,261)      (491,481)
                                                                        ---------    -----------
Cash Flows from Investing Activities:
     Capital expenditures..........................................       (43,503)      (137,345)
     Proceeds from sale of subsidiary and retail store, net of cash
      balance of subsidiary........................................        64,953        --
     Payment for Sammy's stock acquisition.........................       --             (75,000)
     Acquisition costs paid........................................       --             (20,000)
                                                                        ---------    -----------
          Net cash provided by (used in) investing activities......        21,450       (232,345)
                                                                        ---------    -----------
Cash Flows from Financing Activities:
     Proceeds from issuance of preferred stock.....................       541,480        --
     Redemption of preferred stock.................................      (100,000)       --
     Proceeds from sale of corporate stockholder's stock...........       --             700,000
     Cash overdraft acquired as part of Sammy's acquisition........       --              (6,291)
     Proceeds from capitalized lease obligations...................        17,843         20,361
     Payments of capitalized lease obligations.....................       (52,587)       (20,814)
     Proceeds from loans from stockholders.........................        33,250        --
     Payments of loans from stockholders...........................       (38,702)       (17,129)
     Proceeds from issuance of long-term debt......................         3,250        --
     Payments of long-term debt....................................        (7,492)       (21,090)
     Payments of acquisition indebtedness..........................       --            (150,000)
                                                                        ---------    -----------
          Net cash provided by financing activities................       397,042        505,037
                                                                        ---------    -----------
Net (decrease) in cash.............................................        (1,769)      (218,789)
Cash and cash equivalents -- beginning of period...................        55,472        274,261
                                                                        ---------    -----------
Cash and cash equivalents -- end of period.........................   $    53,703    $    55,472
                                                                        =========    ===========

          The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT) EQUITY

                                  COMMON STOCK              PREFERRED STOCK        ADDITIONAL
                             -----------------------    -----------------------     PAID-IN       RETAINED
                              SHARES        AMOUNT       SHARES        AMOUNT       CAPITAL       (DEFICIT)        TOTAL
                             ---------    ----------    ---------    ----------    ----------    -----------    -----------
BALANCE AT JANUARY 31,
  1994....................     625,000    $  577,000            0    $        0     $365,000     $   (60,025)   $   881,975
Year Ended January 31,
  1995:
Common stock issuance.....     730,650       700,000           --            --           --              --        700,000
Preferred stock
  issuance................          --            --      300,000    $   54,000           --              --         54,000
Net Loss..................          --            --           --            --           --      (1,062,621)    (1,062,621)
                             ---------    ----------    ---------    ----------     --------     -----------    -----------
BALANCE AT JANUARY 31,
  1995....................   1,355,650     1,277,000      300,000        54,000      365,000      (1,122,646)       573,354
Nine Months Ended October
  31, 1995:
Conversion of common stock
  to preferred stock......    (412,500)     (402,600)     825,000       402,600           --              --              0
Common stock issuance for
  services................       2,500         1,750           --            --           --                          1,750
Preferred stock
  issuance................          --            --      614,500       565,980           --                        565,980
Preferred stock
  redemption..............          --            --     (100,000)           --           --        (100,000)      (100,000)
Retained deficit of
  subsidiary sold.........          --            --           --            --           --          62,288         62,288
Net Loss..................          --            --           --            --           --      (1,151,545)    (1,151,545)
                             ---------    ----------    ---------    ----------     --------     -----------    -----------
BALANCE AT OCTOBER 31,
  1995....................     945,650    $  876,150    1,639,500    $1,022,580     $365,000     $(2,311,903)   $   (48,173)
                             =========    ==========    =========    ==========     ========     ===========    ===========

          The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a) ORGANIZATION --

     All American Food Group, Inc. (the "Company"), was incorporated by Jutland Enterprises Inc., ("Enterprises"), a Delaware corporation, on September 27, 1993 under the laws of the State of New Jersey. The Company was formed for the purpose of acquiring and operating a retail bagel business and a bakery equipment distribution and assembly business. At incorporation, Enterprises acquired 468,750 shares of the Company's common stock in exchange for $300,000 and $277,000 of assets. During the fiscal year ended January 31, 1994, Enterprises contributed $365,000 to the Company as additional paid-in capital.

     Shortly after incorporation, Mr. Andrew Thorburn, Chief Executive Officer of the Company and Chief Executive Officer of Enterprises, acquired 156,250 shares of the Company in exchange for 400,000 shares of Enterprises' common stock. Since the transferor had no historical cost basis for his acquisition of the Enterprises' stock, no value has been assigned to the shares transferred to the Company.

     The Company was incorporated under the name Jutland Food Group, Inc., and changed its name to All American Food Group, Inc. on October 24, 1995.

     Effective October 31, 1995 the Company changed its fiscal year end from January 31st to October 31st.

  Initial Acquisition --

     On October 20, 1993, the Company completed the acquisition of substantially all the assets of three interrelated companies, Howberg Bakery Equipment Co., Inc., Bagels of New Milford, Inc. and Goldberg's Famous Bagels of Orangeburg, Inc., hereinafter referred to as the "Goldberg's acquisition," or the "Goldberg assets," for approximately $1,612,000. Under the terms of the acquisition, the purchase price consisted of cash consideration of $300,000, a $1,000,000 two year note (see Note 8), the assumption of a note in the amount of $35,000, and $277,000 of consideration provided by Enterprises. In each case the seller of the assets was Howard Goldberg, hereinafter referred to as "Goldberg."

     In accordance with Accounting Principle Board Opinion No. 16, the acquisition has been accounted for under the purchase method. Under such accounting policy, the cost of the acquisition is reported on the basis of the value of the consideration given or the estimated fair value of the net assets acquired, whichever is more readily determinable.

     The consideration given of $1,612,000 had been used for the assignment of cost to the tangible and identifiable intangible assets with the excess assigned to goodwill. This excess of the aggregate purchase price over the estimated fair value of the net assets of the acquired business, in the approximate amount of $408,000, was recognized as goodwill and was being amortized over 40 years. The values assigned to identifiable assets and goodwill were subsequently re-evaluated and adjusted as discussed below.

     Simultaneously with the acquisition of the Goldberg assets, various other agreements and covenants, including a consulting agreement, lease agreement, security agreement, lease assignments, non-compete agreements, franchise and tradename rights, consents to use corporate names, and mutual indemnifications were also entered into by the parties.

     During the fiscal year ended January 31, 1995, the $1,000,000 note and other aspects of the initial transaction were re-evaluated and re-negotiated as discussed below and in Note 8.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                OCTOBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  Goldberg Contract Re-negotiations and Preferred Stock Issuance --

     On September 29, 1994, the Company completed a re-evaluation of the assets acquired, a reconciliation of all outstanding indebtedness related to the acquisition, and a re-negotiation of its contractual relationship with Goldberg (the "Reconciliation Agreement"). As a result, certain provisions of the original purchase agreement, the consulting agreement and the lease agreement were modified. Further, as discussed in Note 1 (m), the Company recognized an impairment to the values it had originally assigned to the assets it purchased.

     Under the terms of the Reconciliation Agreement, the Company exchanged indebtedness of approximately $886,000 for an immediate cash payment of $11,500, an additional cash payment of $50,000 paid on January 10, 1995, 120,000 shares of newly issued Series A Convertible Preferred Stock, and an assumption of a note in the approximate amount of $126,250 representing the remaining mortgage owed by Goldberg on the building then occupied by the Company (the "Citizen's debt" or the "Citizen's mortgage"). Additionally the Company received from Goldberg 240,000 shares of Enterprises' common stock.

     Each share of Series A Convertible Preferred Stock is convertible into one share of the Company's common stock, can be redeemed by the Company for $5.00 a share, and provides that in the event of a capital infusion of $2,000,000 or more into the Company, 40,000 shares must be redeemed by the Company for $5.00 per share. The Series A Preferred Stock was recorded at $54,000, approximating fair market value at the reconciliation date.

     Due to the absence of a readily ascertainable market value, the Company has assigned no value to the 240,000 shares of Enterprises' common stock.

     This re-negotiation has been accounted for as an early extinguishment of debt, resulting in an extraordinary gain from the early extinguishment of debt in the amount of $644,150.

     Additional provisions of the Reconciliation Agreement include a security interest by Goldberg in 468,750 shares of common stock of the Company held by Enterprises, a security interest by Goldberg in the two retail establishments, the termination of the rent obligation under the lease, and an extension and modification of the consulting agreement and non-compete agreement.

     In October of 1995, further re-negotiations took place as a result of which
a) ownership of the Company's retail store in New Milford, NJ was transferred to Goldberg, b) Goldberg's responsibilities under the consulting agreement were reduced to three days a week and extended to December 31, 1996, c) the non-compete and non-disclosure provisions were extended to December 31, 1997, d) Goldberg assumed responsibility for the Citizen's debt, e) Goldberg assumed responsibility for $25,000 of the Company's payables and f) and an additional 70,000 shares of Series A Preferred Stock, valued at $23,500, were issued to Goldberg.

     Subsequently, in January 1996, the Citizen's mortgage was satisfied by Goldberg.

  "Sammy's New York Bagels" Stock Acquisition --

     On September 29, 1994, the company completed the acquisition, hereinafter referred to as the "Sammy's acquisition," of 100% of the outstanding stock of four interrelated corporations, Queen Anne Distributors, Inc., Rochelle Distributors, Inc., G.I.D. Distributors, Inc., and Sammy's New York Bagels, Inc., conducting business under the trade name "Sammy's New York Bagels," hereinafter referred to as "Sammy's."

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                OCTOBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  "Sammy's New York Bagels" Stock Acquisition -- (continued)

     Under the terms of the acquisition, the Company purchased the stock of the Sammy's corporations in exchange for cash of $75,000, assumption of indebtedness of approximately $441,000 and issuance of 180,000 shares of newly issued Series B Convertible Preferred Stock. Each share of the Series B Preferred Stock is convertible into one share of the Company's common stock, can be redeemed by the Company for $5.00 a share, and must be partially redeemed by the Company under certain circumstances as described below.

     The redemption provisions of the Series B Preferred Stock provide that 60,000 shares are redeemable at $5.00 per share within 30 days of a single equity infusion of more than $1,000,000, and an additional 60,000 are redeemable at $5.00 per share 24 months after an initial public offering of the Company's common stock.

     In accordance with Accounting Principle Board Opinion No. 16, the Sammy's acquisition has been accounted for under the purchase method. The cost of the acquisition is recorded at $516,000 based on the amount of the cash consideration paid and the indebtedness assumed. No value has been assigned to the Series B Preferred Stock issued as part of the consideration in the acquisition. The accompanying consolidated financial statements include the elimination of the investment in parent and equity in subsidiaries, and adjust for the purchase of the assets acquired. The allocation of the assigned values to the assets has been determined by management. The acquisition arrangement provides for employment contracts and non-compete agreements.

(b) BUSINESS --

     During the nine months ended October 31, 1995, the Company changed its business focus and became principally engaged in the development of a retail chain of franchised bagel stores, including the operation of Company-owned stores for training and marketing and promotional activities, and the distribution of bagel bakery equipment and related products to the franchise system. The Company markets both single unit and market development franchise agreements. The Company, in the normal course of business, also markets stores it acquires to individuals who operate as franchisees. The Company franchises its concepts under the names "Goldberg's Original Old World Bagels" and "Sammy's New York Bagels." During the nine months ended October 31, 1995, the Company ceased to be actively engaged in the sales of bagel bakery equipment to independent retail operators.

(c) PRINCIPLES OF CONSOLIDATION --

     The accompanying consolidated financial statements include the accounts of All American Food Group, Inc. and its subsidiaries as disclosed above. The acquisition of all subsidiaries, represented by the "Sammy's" transaction, occurred on September 29, 1994. Accordingly, the consolidated balance sheet includes the accounts of the subsidiaries as of October 31, 1995 and January 31, 1995. The accompanying consolidated statements of operations and cash flows only include activities of the subsidiaries for the nine months ended October 31, 1995 and the period from September 29, 1994 (date of acquisition), through January 31, 1995. All significant inter-company balances and transactions have been eliminated.

(d) CASH AND CASH EQUIVALENTS --

     At October 31, 1995 and January 31, 1995 cash represented monies on deposit in financial institutions.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                OCTOBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

(e) CONCENTRATION OF CREDIT RISK --

     The Company maintains cash and cash equivalents with various financial institutions. Company policy is designed to limit exposure with any one institution. Credit risk with respect to trade accounts receivable is minimal, due to the terms under which the Company transacts its business.

(f) INVENTORIES --

     Inventories are stated at the lower of cost (first-in, first-out ("FIFO")) or market.

(g) PROPERTY, PLANT AND EQUIPMENT --

     Equipment, fixtures and leasehold improvements are recorded at cost. Equipment under capital leases is recorded at the net present value of the associated lease payments. Major replacements or improvements are capitalized. Maintenance and repairs are charged to earnings as incurred. For financial statement purposes, depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which range from three to ten years.

(h) INTANGIBLE ASSETS AND AMORTIZATION --

     Intangible assets consist primarily of specifically identifiable items such as a favorable lease agreement, a retail license, non-compete agreements, customer lists, drawings and blueprints, a proprietary formula and kosher certification. The values assigned to intangible assets are based on an independent appraisal and management's estimates, and are being amortized on a straight-line basis over the estimated useful lives of such assets, which range from three and one-half to nine and one-half years.

(i) ACQUISITION COSTS --

     Acquisition costs represent fees incurred in the Goldberg and Sammy's acquisitions and are being amortized over their useful lives of five years.

(j) VALUATION OF NON-CURRENT INVESTMENTS --

     The non-current portfolio of securities represented by the investment in Enterprises' common stock is carried at zero value. Currently there is no market for the shares. Any gain realized from the disposition of these securities will be recognized at the time of disposition.

(k) FRANCHISE REVENUE RECOGNITION --

     As discussed above, the Company began franchising activities during the nine months ended October 31, 1995. Franchise revenue includes the sale of single unit franchises, the sale of Company-owned stores to franchisees, the sale of market development franchises and ongoing royalty and advertising fees.

     Single unit franchise agreements ("Single Unit Agreements") provide for payment of a nonrefundable initial franchise fee (an "Initial Franchise Fee"), a weekly royalty on gross sales, and a weekly cooperative advertising fund contribution. The Company's material obligations under the terms of all Single Unit Agreements are assisting in site selection and franchisee training. Initial Franchise Fees under Single Unit Agreements are recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon the opening of the store. As of October 31, 1995, the

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                OCTOBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

(k) FRANCHISE REVENUE RECOGNITION -- (CONTINUED)

Company had deferred recognition of Initial Franchise Fees relating to four stores, which management anticipates will open within the next year. See note 9.

     Market Development Agreements provide for the payment, by the Market Developer, of a nonrefundable initial fee (a "Market Development Fee") based on the size, population and overall market potential of the territory subject to the Market Development Agreement (the "Market Area"). The Market Developer assumes substantially all of the responsibilities that otherwise would be assumed by the Company, as franchiser within the Market Area. In exchange, the Market Developer receives (i) the exclusive right to build stores for the Market Developer's own account or to seek third party franchisees within the Market Area and (ii) the right to share with the Company, on a 50/50 basis, initial and ongoing single store fees within the Market Area. Under Market Development Agreements, the Company's obligations in respect of the development of single unit franchises within the Market Area are limited to (i) approval of franchisees presented by the Market Developer and (ii) approval of store sites. The Company has no further material obligations in respect of a Market Development Agreement at the time of execution of the Agreement. Market Development Fees paid in cash or by promissory notes fully collateralized by liquid assets or as to which the Company has obtained an independent third-party valuation, are recognized as revenues by the Company upon execution of the Market Development Agreement and payment of the fee. In the absence of such collateral or valuation, the Company recognizes Market Development Fees on a cash basis as payments on such notes are received. The Company records non-interest bearing notes with a term in excess of one year at a discount for imputed interest thereon. As of October 31, 1995, the Company had deferred the recognition of $52,870 of revenues relating to a note from a Market Developer. See notes 3 and 8.

     The Company's portion of the Initial Franchise Fee on single unit franchises sold within a Market Developer's Market Area is recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon opening of the store. As of October 31, 1995, the Company had deferred recognition of Initial Franchise Fees relating to one such store.

     The Company recognizes revenues from the sale of Company-owned stores to franchisees upon consummation of the sale transaction.

     The Company recognizes franchise royalty revenue when it is earned.

     Franchise revenue for the nine months ended October 31, 1995 of $377,201 consists of initial non-recurring franchise and market development fees of $7,500 and $117,824, respectively, initial non-recurring revenues from the sale of Company-owned stores of $247,777 and ongoing royalties of $4,100.

(l) NET LOSS PER SHARE --

     Net loss per common share was determined by dividing net loss by the weighted average number of common shares outstanding, as adjusted to reflect all shares and options issued within the twelve months prior to May 3, 1996, (the date the Company filed a registration statement for an initial public offering), that were issued for consideration per share or at an exercise per share less than the anticipated public offering price of $3.50 per share. These additional shares have been treated as if they were outstanding for all periods presented. The treasury stock method has been used to determine the net increase in the number of shares outstanding. As such, the computation of fully diluted net loss per share was anti-dilutive in each of the periods presented; therefore, the amounts reported for primary and fully-diluted loss are the same.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                OCTOBER 31, 1995

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

(m) LONG-LIVED ASSETS -- IMPAIRMENT OF ASSETS --

     In accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company records impairment losses on long-lived assets used in operations, including goodwill and intangible assets, when events and circumstances indicate that the assets might be impaired and the fair value of these assets, determined by reference to the discounted cash flows estimated to be generated by those assets, are less than the carrying amounts of those assets. During the fiscal year ending January 31, 1995, the application of SFAS No. 121 resulted in the Company recognizing an intangible asset and goodwill impairment charge of $676,038, representing the difference between the carrying amount of these assets and their then-current fair value so determined. As disclosed in Note 1, this adjustment was the result of the re-evaluation of the assets it had purchased and a reconciliation of all outstanding indebtedness and contractual obligations with Goldberg. This re-evaluation resulted in the Company reducing the estimated cash flows attributed to the Goldberg assets. In determining the magnitude of adjustment, the Company developed its best estimate of fair value based on future discounted operating cash flows, and determined that these cash flows would not be sufficient to recover the carrying value of the intangible assets and goodwill. Consequently, the Company reduced the recorded value of these assets to the estimated future discounted cash flows associated therewith, and recognized an impairment loss equal to the difference between that amount and the prior carrying value of these assets. As a result, goodwill has been written off entirely, and the carrying value of the identifiable intangible assets has been reduced by approximately $290,000, during the fiscal year ended January 31, 1995.

(n) STOCK OPTIONS --

     The Company has granted stock options to a key vendor with an exercise price not less than fair market value per share of common stock on the date the option was granted. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" and, accordingly, recognizes no compensation or other expense for the stock option grants.

2. INVENTORY:

     A summary of inventory is as follows:

                                                                  OCTOBER 31,    JANUARY 31,
                                                                     1995           1995
                                                                  -----------    -----------
        Equipment and parts....................................    $  69,544      $ 166,364
        Food and paper goods...................................       54,105         16,000
                                                                  ----------     ----------
             Total inventories.................................    $ 123,649      $ 182,364
                                                                  ==========     ==========

3. NOTE RECEIVABLE:

     Note receivable at October 31, 1995, represents the present value of the unpaid portion of the Market Development Fee due in connection with the sale of a Market Area. The note is non-interest bearing and is paid by the application, by the Company, of fifty percent (50%) of all compensation otherwise due to the

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                OCTOBER 31, 1995

3. NOTE RECEIVABLE -- (CONTINUED)

Market Developer against the balance. Management estimates that $39,365 of the balance will be collected after one year, as follows:

        Note receivable (less unamortized discount based on an imputed
          interest rate of 9%).............................................   $52,870
        Less current portion...............................................    13,505
                                                                              -------
        Note receivable, long-term.........................................   $39,365
                                                                              =======

4. FIXED ASSETS:

     Fixed assets and accumulated depreciation consists of the following:

                                                           OCTOBER 31,    JANUARY 31,      ESTIMATED
                                                              1995           1995         USEFUL LIVES
                                                           -----------    -----------    --------------
Machinery and equipment -- retail stores................    $  333,237     $  555,715           7 years
Office furniture and warehouse equipment................       169,951        111,906           7 years
Trucks and delivery vehicle.............................        26,370         26,370      3 to 5 years
Leasehold improvements -- retail stores.................       133,933        152,497     Term of lease
                                                           -----------    -----------
                                                               663,491        846,488
Accumulated depreciation and amortization...............      (145,589)      (134,802)
                                                           -----------    -----------
Fixed assets net of accumulated depreciation............    $  517,902     $  711,686
                                                           ===========    ===========

     As disclosed in Note 10, certain debt is secured by fixed assets.

5. INTANGIBLE ASSETS:

     Identifiable intangible assets, recorded as a result of the Goldberg's and Sammy's acquisitions, and accumulated amortization consist of the following:

                                                      OCTOBER 31,    JANUARY 31,      ESTIMATED
                                                         1995           1995        USEFUL LIVES
                                                      -----------    -----------    -------------
        Kosher certification.......................    $  145,771     $  157,771          5 years
        Favorable lease agreement..................         6,250         22,500      3 1/2 years
        Non-compete agreements.....................       192,507        214,507          4 years
        Customer lists.............................        74,432         93,434          4 years
        Proprietary formula........................       107,338        121,338          5 years
        Retail store license.......................            --         27,000      9 1/2 years
        Drawings and blueprints....................        46,158         52,158          5 years
                                                      -----------    -----------
        Total intangible assets....................       572,456        688,708
        Accumulated amortization...................      (230,339)      (127,129)
                                                      -----------    -----------
        Total intangible assets, net of accumulated
          amortization.............................    $  342,117     $  561,579
                                                      ===========    ===========

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                OCTOBER 31, 1995

6. ACQUISITION COSTS:

     Acquisition costs represent fees incurred in consummating the Goldberg's and Sammy's acquisitions. These costs are being amortized over an estimated useful life of five years. Acquisition costs and accumulated amortization are as follows:

                                                                  OCTOBER 31,    JANUARY 31,
                                                                     1995           1995
                                                                  -----------    -----------
        Total acquisition costs................................    $ 105,751      $ 105,751
        Accumulated amortization...............................      (40,324)       (24,456)
                                                                  ----------     ----------
        Net acquisition costs..................................    $  65,427      $  81,295
                                                                  ==========     ==========

7. INVESTMENT IN JUTLAND ENTERPRISES INC. COMMON STOCK:

     The Company acquired stock in Enterprises from Andrew Thorburn as part of its initial capitalization, as discussed in Note 1. Consistent with the transferor's cost basis, this stock has been assigned no value by the Company.

     The Company received additional shares of Enterprises in separate transactions involving Blue Chip Computerware, Inc., discussed in Note 13, and in the re-negotiations with Goldberg discussed in Note 1. Due to the absence of a readily ascertainable market value, no value has been assigned to these shares.

8. NOTE PAYABLE -- GOLDBERG ASSET ACQUISITION:

     The Company issued a $1,000,000 two year note as part of the consideration given in the purchase of the Goldberg assets as disclosed in Note 1.

     As part of the 1994 Goldberg re-negotiation also discussed at Note 1, the Company was obligated to Citizen's First National Bank of New Jersey for the remaining Citizen's mortgage balance of approximately $126,250. The Company defaulted on its obligation to pay such mortgage, and Citizen's brought an action against various parties, including the Company, to foreclose on the mortgage. The outstanding balance on the Citizen's mortgage, including unpaid interest and late charges, of $150,000 and the balance due to Goldberg of $50,000, are reflected as a current liability in the accompanying consolidated financial statements at January 31, 1995. In October 1995 Goldberg re-assumed responsibility for the Citizen's mortgage. Subsequent to October 31, 1995 the mortgage was satisfied.

9. DEFERRED FRANCHISING REVENUE:

     Deferred franchising revenue at October 31, 1995, represents Initial Franchise Fees received in connection with single store franchises where the stores have not yet opened and the present value of the portion of the Market Development Fee paid by means of a non-interest bearing note as to which the Company has not as yet recognized revenue, and are as follows:

        Single store Initial Franchise Fees received, stores not yet
          open.............................................................   $62,500
        Market Development Fees............................................    52,870
                                                                              -------
                                                                              115,370
        Less current portion...............................................    76,005
                                                                              -------
        Deferred franchising revenue, long-term............................   $39,365
                                                                              =======

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                OCTOBER 31, 1995

10. EQUIPMENT LEASE OBLIGATIONS:

     The Company and its subsidiaries are obligated under various equipment lease arrangements which have been capitalized in the accompanying financial statements. Property, plant, and equipment presented on the consolidated balance sheet includes approximately $259,000 of assets capitalized under these lease arrangements. Accumulated depreciation recorded on these assets approximated $54,000 at October 31, 1995. These lease obligations are due in monthly installments including interest expense at annual interest rates ranging from 8.3% to 24.5%. The lease obligations are payable through dates ranging from February 1996 through November 1999.

     The future minimum payments required under the lease arrangements, with their present value at October 31, 1995, are as follows:

                                                          PRESENT     INTEREST   MINIMUM
                    YEAR ENDED OCTOBER 31,                 VALUE      EXPENSE    PAYMENTS
        -----------------------------------------------   --------    -------    --------
        1996...........................................   $ 75,653    $23,976    $ 99,629
        1997...........................................     58,828      9,784      68,612
        1998...........................................     25,120      2,686      27,806
        1999...........................................        554          6         560
                                                          --------    -------    --------
                                                          $160,155    $36,452    $196,607
                                                          ========    =======    ========

11. LOANS FROM STOCKHOLDERS:

     Loans from stockholders primarily consist of obligations assumed in the Sammy's acquisition. These loans are due in monthly installments including interest expense at annual rates ranging from 5.0% to 16.76%. The loans are payable through dates ranging from February 1996 through February 1999.

     The future minimum payments required under the loans, with their present value at October 31, 1995, are as follows:

                                                             PRESENT    INTEREST   MINIMUM
                      YEAR ENDED OCTOBER 31,                  VALUE     EXPENSE    PAYMENTS
        --------------------------------------------------   -------    -------    -------
        1996..............................................   $34,049    $2,245     $36,294
        1997..............................................     9,587       636      10,223
        1998..............................................     4,057       180       4,237
        1999..............................................     1,397        15       1,412
                                                             -------    -------    -------
                                                             $49,090    $3,076     $52,166
                                                             =======    ======     =======

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                OCTOBER 31, 1995

12. LONG-TERM DEBT:

     Long-term debt is summarized as follows:

                                                                  OCTOBER 31,    JANUARY 31,
                                                                     1995           1995
                                                                  -----------    -----------
        Minimum payment on note payable to Tilden Financial
          Corporation in monthly installments of $1,521
          including interest, through October 1995, secured by
          equipment............................................          --        $12,222
        Minimum payment on note payable to Bank of New York in
          monthly installments of $347 plus interest at the
          bank's prime rate plus 1.5% per annum, through
          February 1997, secured by equipment..................     $ 6,041          8,681
        Notes payable to individual in monthly installments of
          $153 including interest at the annual rate of 12.5%,
          payable through September 1996.......................       1,590             --
                                                                  ---------      ---------
                                                                      7,631         20,903
        Current portion of long-term debt......................       6,041         20,556
                                                                  ---------      ---------
        Long-term debt.........................................     $ 1,590        $   347
                                                                  =========      =========

13. BLUE CHIP COMPUTERWARE INC. STOCK SUBSCRIPTION:

     On July 1, 1994 and August 15, 1994, the Company entered into two separate stock purchase agreements with Blue Chip Computerware Inc. ("Blue Chip"), a publicly traded company whose stock trades under the symbol BCHP. Under the terms of the agreements, the Company issued a total of 730,000 newly issued shares of common stock, of which 600,000 shares were issued to Blue Chip and 130,000 shares were issued to a financial services firm for arranging the transaction. Consequently, Blue Chip became the owner of 44% of the then-issued and outstanding common stock of the Company.

     In exchange for the 730,000 shares, the Company received, in aggregate, $50,000, 100,000 shares of Enterprises common stock owned by the Blue Chip, and 400,000 shares of Blue Chip common stock. The 400,000 shares of Blue Chip common stock were subsequently sold in two separate transactions to a third party. The aggregate proceeds from the sale of the 400,000 shares was $650,000.

     In the accompanying consolidated financial statements, the value assigned to the common stock issued to Blue Chip is $700,000, comprised of the $50,000 cash paid to the company by Blue Chip, and $650,000 paid for the 400,000 shares of Blue Chip common stock sold. No value has been assigned to the 100,000 shares of Enterprises, due to the absence of a readily ascertainable market value.

     In February 1995, the Company exchanged 825,000 shares of the Company's newly issued Series C Convertible Preferred Stock for 412,500 shares of the common stock acquired by Blue Chip, reducing Blue Chip's holdings of common stock to 19%. See Note 15.

14. INCOME TAXES:

     The Company has adopted SFAS No. 109 and is a C Corporation subject to federal and state income taxes. The Company has changed its fiscal year end to October 31 for tax purposes. At October 31, 1995, there were consolidated net operating loss carry-forwards of approximately $750,000 expiring in 2010. Due to the current period operating loss, no amount has been provided for corporate income taxes.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                OCTOBER 31, 1995

14. INCOME TAXES -- (CONTINUED)

     In accordance with SFAS No. 109, the difference between the tax bases and the assigned value of the assets for financial reporting purposes of approximately $650,000 resulting from the Goldberg and Sammy's acquisitions will not result in taxable or deductible amounts in future years and no deferred asset or liability has been recognized because of the magnitude of the net operating loss carryforward. In the event the Company generates taxable income in excess of the net operating loss carryforward, a deferred tax liability will be recognized.

15. RELATED PARTY TRANSACTIONS:

     As of January 31, 1995, Blue Chip held 44% of the Company's common stock. In March 1995, Blue Chip and the Company entered into an agreement whereby Blue Chip exchanged 412,500 shares of the Company's common stock for 825,000 shares of the Company's Series C Convertible Preferred Stock, thereby reducing its holdings of common stock to 19%. During the nine months ended October 31, 1995, Blue Chip purchased an additional 425,000 shares of the Company's Series C Preferred Stock at a price of $1.00 per share. Each share of the Series C Preferred Stock may be redeemed by the Company for $5.00 a share, and can be converted into one share of the Company's common stock. The Company has no obligation to redeem any of the Series C Preferred shares.

     Additionally, during this period, the Company's President purchased 70,000 shares of Series C Preferred Stock at the price of $1.00 per share.

16. EXTRAORDINARY ITEM -- GAIN FROM EXTINGUISHMENT OF DEBT:

     On September 29, 1994, and as further explained in Note 1, the Company completed a re-negotiation and reconciliation of all outstanding indebtedness and contractual obligations with Goldberg. This reconciliation resulted in the extinguishment of the unpaid remaining balance due of $874,400 on the original $1,000,000 note issued in connection with the Goldberg acquisition in exchange for the assumption of the Citizen's mortgage in the amount of $126,250, a $50,000 payment to Goldberg, and the issuance of 120,000 shares of the Company's Series A Preferred Stock valued at $54,000. For financial reporting purposes, an extraordinary item consisting of a $644,150 gain from the extinguishment of debt has been recognized. Due to the operating losses in excess of the gain, an accrual for income taxes attributable to the gain has not been provided.

17. STOCK OPTIONS:

     The Company has granted options to purchase 40,000 shares of the Company's common stock to a supplier. The options were issued in two transactions; 15,000 options with an exercise price of $1.00 per share were issued on February 1, 1995 and 25,000 options with an exercise price of $2.00 per share were issued on August 1, 1995. The options expire five years after their issue date and are exercisable at any time during the period they are outstanding. The following summarizes the activity during the periods presented:

                                                                           OPTION PRICE
                                                                SHARES      PER SHARE
                                                                ------    --------------
        Options outstanding at January 31, 1995..............     None
             Granted.........................................   40,000    $1.00 to $2.00
                                                                ------
        Options outstanding at October 31, 1995..............   40,000    $1.00 to $2.00
                                                                ======

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                OCTOBER 31, 1995

18. SUPPLEMENTAL CASH FLOW INFORMATION:

                                                                 NINE MONTHS
                                                                    ENDED       YEAR ENDED
                                                                 OCTOBER 31,    JANUARY 31,
                                                                    1995           1995
                                                                 -----------    -----------
        Interest paid.........................................    $  21,078      $  21,640
        Income taxes paid.....................................    $       0      $       0
        Non-cash investing and financing activities:
        Exchange of accounts receivable for note
          payable -- acquisition..............................    $  50,000      $      --
        Issuance of preferred stock for debt..................       23,500         54,000
        Sale of Market Area for note receivable...............       52,870            --
        Acquisition of Sammy's for assumption of debt.........           --        441,000
        Issuance of common stock for assets...................           --             --
        Goldberg assets acquired for assumption and issuance
          of debt.............................................           --             --
                                                                 ----------     ----------
                                                                  $ 126,370      $ 495,000
                                                                 ==========     ==========

19. COMMITMENTS AND CONTINGENCIES:

(a) SAMMY'S FRANCHISING FEES --

     During the first sixty months after the Sammy's acquisition, the former shareholders of the sellers are entitled to receive monthly payments equal to 10% of the single unit franchising fees paid to the Company and, during the first twelve months after the acquisition and 20% of the fees collected on international licensing or franchising. At October 31, 1995 $8,100 was due and payable under this provision.

(b) LEASES --

     The Company rents real and personal property under various non-cancelable leases expiring at various dates through 2003. Certain of the leases include renewal options and provisions for additional rental payments based on various formulas such as cost of living adjustments, real estate tax and operating expense escalations and escalations based on gross revenues. Total rent expense charged to operations for the nine months ended October 31, 1995 approximated $166,000. Included in this amount is approximately $7,000 of contingent rental expense. Total rent expense charged to operations for the year ended January 31, 1995 approximates $148,000, all of which represented minimum rental obligations.

     Minimum annual rental commitments under leases in effect at October 31, 1995 are summarized as follows:

                                                                                 EQUIPMENT
                        YEAR ENDED OCTOBER 31,                    REAL ESTATE     & OTHER
        -------------------------------------------------------   -----------    ---------
        1996...................................................    $ 134,000      $17,000
        1997...................................................      129,000        1,000
        1998...................................................      114,000           --
        1999...................................................      113,000           --
        2000...................................................       80,000           --
        Later years............................................      203,000           --
                                                                  ----------     --------
        Total minimum lease payments...........................    $ 773,000      $18,000
                                                                  ==========     ========

                                      F-18                            --

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                OCTOBER 31, 1995

19. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)

(c) CONSULTING AGREEMENT --

     In connection with the Goldberg acquisition the Company entered into a consulting agreement which was modified in September of 1994, and further re-negotiated in October 1995. The modified consulting agreement provides for monthly consulting fees of $4,333 payable through December 1996, aggregating $61,000 at October 31, 1995. Goldberg is prohibited from conducting any business activity in competition with the operations of the Company through December 1996.

(d) EMPLOYMENT AGREEMENTS --

     The Company entered into employment contracts with the three principal former shareholders of Sammy's as part of the acquisition. The employment contracts provide for annual salaries through December 31, 1996 and include non-compete covenants through December 31, 1998. The Company's aggregate obligation for future payments under these agreements was $237,000 at October 31, 1995.

     Total compensation expenses under these contracts for the nine months ended October 31, 1995 and the year ended January 31, 1995 were $170,352 and $74,256, respectively and have been reflected as acquisition costs on the accompanying Statement of Operations.

(e) OBLIGATION TO REDEEM PREFERRED STOCK --

     The agreements governing the Sammy's and Goldberg's acquisitions contain provisions under which the Company must redeem shares of convertible preferred stock. Under the Sammy's agreement 60,000 shares of the Series B Preferred Stock are redeemable at $5.00 per share within 30 days of a single equity infusion of more than $1,000,000, and an additional 20,000 shares are redeemable at $5.00 per share within 24 months of an initial public offering. The Goldberg agreement stipulates that the Company must redeem 40,000 shares of the Series A Preferred stock at $5.00 per share after an initial public offering of at least $2,000,000.

20. SUBSEQUENT EVENTS:

     In addition to certain subsequent events disclosed above, the following additional material events have occurred subsequent to the date of these financial statements.

(a) PRIVATE PLACEMENTS --

     Subsequent to October 31, 1995, the Company completed private placements (the "Private Placements") of its common stock pursuant to which it received an aggregate of $2,413,986, net of expenses of $48,514. Included in the proceeds was property consisting of two retail bagel stores in the final stages of construction, valued at $410,000. The proceeds from the Private Placements to date have been used to (i) fund the Company's operations; (ii) the voluntary redemption of shares of the Company's Preferred Stock; (iii) reduce trade payables; and (iv) acquire capital assets. The Company intends to apply the remainder of these proceeds for working capital purposes.

(b) PREFERRED STOCK TRANSACTIONS --

     The Company sold 100,000 shares of Series B Preferred Stock to the former owners of Sammy's for consideration of $1.00 per share. In connection with this transaction the Company's obligation to redeem Series B Preferred Stock within 24 months an initial public offering increased from 20,000 shares to 60,000 shares.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                OCTOBER 31, 1995

20. SUBSEQUENT EVENTS -- (CONTINUED)

(c) VOLUNTARY REDEMPTION OF PREFERRED STOCK --

     The Company voluntarily redeemed 416,997 shares of Series C Preferred Stock. Of this total, 401,997 shares were redeemed from an affiliate, Blue Chip, for consideration of $1.00 per share, equivalent to the price Blue Chip paid to acquire the shares. This was done in connection with the financial reorganization of Blue Chip.

(d) STOCK OPTIONS --

     The Company granted options to purchase 80,000 shares of the Company's Common Stock; 5,000 options were granted to a customer, 25,000 options were granted to a director and 50,000 options were granted to the Company's Chief Financial Officer. The options are exercisable $2.00 per share and expire in 2001.

(e) REVERSE STOCK SPLIT --


     As of December 5, 1996, the Company effected a one-for-two reverse split of the Company's Common Stock, completion of which is a condition to the closing of the Offering. As a consequence of the reverse stock split and certain related adjustments, each share of Series A Preferred Stock and Series B Preferred Stock remains convertible on a one-for-one basis and each share of Series C Preferred Stock is convertible into one-half share of Common Stock. These financial statements, including the notes thereto, give effect to this reverse stock split.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                                                        JULY 31,
                                                                               --------------------------
                                                                                  1996           1995
                                                                               -----------    -----------
ASSETS
Current Assets:
    Cash....................................................................   $   185,585    $    40,675
    Accounts and notes receivable, net of allowances for possible losses of
     $15,000 in 1996 and 1995...............................................        71,885         25,028
    Notes Receivable........................................................        89,722         11,435
    Inventories.............................................................       138,228        144,174
    Prepaid expenses........................................................       234,387         36,646
                                                                               -----------    -----------
         Total Current Assets...............................................       719,807        257,958
Property, Plant and Equipment, at cost less accumulated depreciation and
  amortization of $227,745 and $190,935 respectively........................       927,434        698,910
Intangible Assets, net of accumulated amortization of $322,436 and $203,380
  respectively..............................................................       250,020        407,326
Acquisition Costs, net of accumulated amortization of $56,187 and $35,031
  respectively..............................................................        49,564         70,720
Security Deposits...........................................................        31,148         21,837
Notes Receivable, long-term.................................................       177,282         41,076
Investment in Jutland Enterprises Inc.'s common stock.......................            --             --
                                                                               -----------    -----------
         Total Assets.......................................................   $ 2,155,255    $ 1,497,827
                                                                               ===========    ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
    Notes payable -- acquisition............................................   $        --    $   150,000
    Accounts payable and accrued expenses...................................       791,437        866,000
    Deferred franchising revenue, current portion...........................       114,722         48,935
    Capitalized lease obligations -- current maturities.....................        71,814         94,062
    Loans from stockholders -- current maturities...........................        12,386         57,402
    Current maturities of long-term debt....................................         3,255         13,995
                                                                               -----------    -----------
         Total Current Liabilities..........................................       993,614      1,230,394
Capitalized lease obligations...............................................        33,304        112,625
Loans from stockholders.....................................................         6,810         28,274
Deferred franchising revenue................................................       177,282         41,076
Long-term debt..............................................................            --          3,050
                                                                               -----------    -----------
         Total Liabilities..................................................     1,211,010      1,415,419
                                                                               -----------    -----------
Redeemable preferred stock, no par value Series A, 40,000 shares issued and
  outstanding, Series B, 120,000 shares issued and outstanding..............       714,426             --
                                                                               -----------    -----------
Commitments and contingencies
Common stock, no par value, 10,000,000 shares authorized, 1,867,661 and
  943,150 shares issued and outstanding respectively(1).....................     3,360,136        874,400
Non-redeemable convertible preferred stock, no par value, Series A, 190,000 shares authorized, 150,000 and 120,000 shares issued and outstanding respectively; Series B, 180,000 shares authorized, 60,000 shares and
  80,000 shares issued and outstanding respectively; Series C, 1,600,000 shares authorized, 982,503 and 1,120,000 shares issued and outstanding
  respectively..............................................................       386,157        751,580
Other Stockholders' Equity:
    Additional paid-in capital..............................................            --        365,000
    Accumulated deficit.....................................................    (3,516,474)    (1,908,572)
                                                                               -----------    -----------
                                                                                   229,819         82,408
                                                                               -----------    -----------
    Total Liabilities and Stockholders' Equity..............................   $ 2,155,255    $ 1,497,827
                                                                               ===========    ===========

---------------

(1) Gives effect to a one-for-two reverse split of the Company's Common Stock effected on December 5, 1996.


          The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                    NINE MONTHS ENDED       THREE MONTHS ENDED JULY
                                                        JULY 31,                      31,
                                                -------------------------   -----------------------
                                                   1996          1995          1996         1995
                                                -----------   -----------   ----------   ----------
Revenues:
     Retail store sales.......................  $ 1,028,726   $ 1,603,053   $  382,409   $  557,807
     Franchising revenue......................      237,223        93,170       41,584       93,170
     Equipment and product sales..............      446,592       330,613      149,593       41,132
                                                -----------   -----------   ----------   ----------
                                                  1,712,541     2,026,836      573,586      692,109
                                                -----------   -----------   ----------   ----------
Operating expenses:
     Cost of Sales -- equipment costs and
       store operations, exclusive of
       depreciation and amortization..........    1,094,082     1,624,230      358,814      476,323
     Selling, general and administrative
       expenses...............................    1,435,132     1,151,976      541,702      423,753
     Depreciation and amortization............      190,113       226,179       63,521       71,483
     Acquisition costs........................      170,352       170,352       56,784       56,784
                                                -----------   -----------   ----------   ----------
                                                  2,889,679     3,172,737    1,020,821    1,028,343
                                                -----------   -----------   ----------   ----------
Operating loss................................   (1,177,138)   (1,145,901)    (447,235)    (336,234)
Interest expense..............................       27,433        55,381        4,382        8,392
                                                -----------   -----------   ----------   ----------
Net loss......................................  $(1,204,571)  $(1,201,282)  $ (451,617)  $ (344,626)
                                                 ==========    ==========    =========    =========
Adjusted net loss for net loss per common
  share calculation:
     Net loss.................................  $(1,204,571)  $(1,201,282)  $ (451,617)  $ (344,626)
     Increase in carrying amount of redeemable
       preferred stock........................     (714,426)      --            (6,886)      --
                                                -----------   -----------   ----------   ----------
     Net loss attributable to common stock....  $(1,918,997)  $(1,201,282)  $ (458,503)  $ (344,626)
                                                 ==========    ==========    =========    =========
Shares outstanding(1):
     Weighted average number of common shares
       outstanding............................      943,150     1,082,015      943,150      943,150
     Additional shares........................      430,558       430,558      430,558      430,558
                                                -----------   -----------   ----------   ----------
Adjusted shares outstanding(1)................    1,373,708     1,512,573    1,373,708    1,373,708
                                                ===========   ===========   ==========   ==========
Net loss per common share(1)..................  $     (1.40)  $     (0.79)  $    (0.33)  $    (0.25)
                                                ===========   ===========   ==========   ==========

---------------

(1) Gives effect to a one-for-two reverse split of the Company's Common Stock effected on December 5, 1996.


          The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                          NINE MONTHS ENDED
                                                                               JULY 31,
                                                                      --------------------------
                                                                         1996           1995
                                                                      -----------    -----------
Cash Flows from Operating Activities:
     Net loss......................................................   $(1,204,571)   $(1,201,282)
     Adjustments to reconcile net loss to net cash (used in)
      provided by operating activities:
          Depreciation and amortization............................       190,113        226,179
          Provision for possible losses on accounts receivable.....            --         20,000
          Decrease (increase) in:
               Accounts receivable.................................        29,558        144,317
               Notes receivable....................................         6,200             --
               Inventories.........................................       (14,579)        48,270
               Receivable from sale of common stock................            --        150,000
               Prepaid expenses....................................      (189,138)       (26,646)
               Security deposits...................................          (914)        (6,322)
          Increase (decrease) in:
               Accounts payable and accrued expenses...............      (263,284)       380,833
               Deferred franchising revenue........................       (37,500)        37,500
                                                                      -----------    -----------
                    Total adjustments..............................      (279,544)       974,131
                                                                      -----------    -----------
                    Net cash (used in) operating activities........    (1,484,115)      (227,151)
                                                                      -----------    -----------
Cash Flows from Investing Activities:
     Capital expenditures..........................................       (81,685)      (101,177)
                                                                      -----------    -----------
          Net cash (used in) investing activities..................       (81,685)      (101,177)
                                                                      -----------    -----------
Cash Flows from Financing Activities:
     Proceeds from issuance of common stock........................     2,003,986             --
     Proceeds from issuance of preferred stock.....................       200,000        294,980
     Redemption of preferred stock.................................      (416,997)      (100,000)
     Proceeds from capitalized lease obligations...................            --         17,844
     Payments of capitalized lease obligations.....................       (55,037)       (62,319)
     Proceeds from loans from stockholders.........................            --         20,000
     Payments of loans from stockholders...........................       (29,894)       (31,862)
     Payments of long-term debt....................................        (4,376)        (9,901)
                                                                      -----------    -----------
          Net cash provided by financing activities................     1,697,682        128,742
                                                                      -----------    -----------
Net increase (decrease) in cash....................................       131,882       (199,586)
Cash and cash equivalents -- beginning of period...................        53,703        240,261
                                                                      -----------    -----------
Cash and cash equivalents -- end of period.........................   $   185,585    $    40,675
                                                                      ===========    ===========
Supplemental information: Interest expense paid....................   $    27,188    $    43,642
                            Corporate income taxes paid............   $         0    $         0
Supplemental schedule of non-cash investing and financing
  activities:
     Non-cash transactions consisted of the exchange of common
      stock for capital assets valued at $410,000 in 1996 and the sale of a Market Area for a non-interest bearing notes with a present value of $217,125 in 1996 and $52,511 in 1995.

          The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
        CONSOLIDATED STATEMENT OF COMMON STOCK, NON-REDEEMABLE PREFERRED
                      STOCK AND OTHER STOCKHOLDERS' EQUITY
                                  (UNAUDITED)

                                                             FOR THE NINE MONTHS ENDED JULY 31, 1996
                                  ----------------------------------------------------------------------------------------------
                                       COMMON STOCK              PREFERRED STOCK        ADDITIONAL
                                  -----------------------    -----------------------     PAID-IN       RETAINED
                                   SHARES        AMOUNT       SHARES        AMOUNT       CAPITAL       (DEFICIT)        TOTAL
                                  ---------    ----------    ---------    ----------    ----------    -----------    -----------
Balance at October 31, 1995....     945,650    $  876,150    1,639,500    $1,022,580     $365,000     $(2,311,903)   $   (48,173)
Six Months Ended April 30,
  1996:
Conversion of preferred stock
  to common stock..............      35,000        70,000      (70,000)      (70,000)          --              --              0
Common stock issuance..........     887,011     2,413,986           --            --           --              --      2,413,986
Preferred stock issuance.......          --            --      200,000       200,000           --              --        200,000
Preferred stock redemption.....          --            --     (416,997)     (416,997)          --              --       (416,997)
Increase in carrying amount of
  redeemable preferred stock...          --            --     (160,000)     (349,426)    (365,000)             --       (714,426)
Net Loss.......................          --            --           --            --           --      (1,204,571)    (1,204,571)
                                  ---------    ----------    ---------    ----------     --------     -----------    -----------
Balance at July 31, 1996.......   1,867,661    $3,360,136    1,192,503    $  386,157     $      0     $(3,516,474)   $   229,819
                                  =========    ==========    =========    ==========     ========     ===========    ===========

                                                             FOR THE NINE MONTHS ENDED JULY 31, 1995
                                  ----------------------------------------------------------------------------------------------
                                       COMMON STOCK              PREFERRED STOCK        ADDITIONAL
                                  -----------------------    -----------------------     PAID-IN       RETAINED
                                   SHARES        AMOUNT       SHARES        AMOUNT       CAPITAL       (DEFICIT)        TOTAL
                                  ---------    ----------    ---------    ----------    ----------    -----------    -----------
Balance at October 31, 1994....   1,355,650    $1,277,000      300,000    $   54,000     $365,000     $  (607,290)   $ 1,088,710
Six Months Ended April 30,
  1995:
Conversion of common stock to
  preferred stock..............    (412,500)     (402,600)     825,000       402,600           --              --              0
Preferred stock issuance.......          --            --      295,000       294,980           --              --        294,980
Preferred stock redemption.....          --            --     (100,000)           --           --        (100,000)      (100,000)
Net Loss.......................          --            --           --            --           --      (1,201,282)    (1,201,282)
                                  ---------    ----------    ---------    ----------     --------     -----------    -----------
Balance at July 31, 1995.......     943,150    $  874,400    1,320,000    $  751,580     $365,000     $(1,908,572)   $    82,408
                                  =========    ==========    =========    ==========     ========     ===========    ===========

          The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 JULY 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a) BASIS OF PRESENTATION --

     The consolidated financial statements included herein have been prepared by All American Food Group, Inc. and subsidiaries (the "Company"). In the opinion of management, the information furnished reflects all adjustments necessary for a fair presentation of the results for the reported interim periods. Results of operations for interim periods are not necessarily indicative of results for the full year.

(b) ORGANIZATION --

     The Company was incorporated under the name Jutland Food Group, Inc. on September 27, 1993 under the laws of the State of New Jersey. On October 20, 1993, the Company acquired substantially all of the assets of Howberg Bakery Equipment Co., Inc., Bagels of New Milford, Inc. and Goldberg's Famous Bagels of Orangeburg, Inc., hereinafter referred to as the "Goldberg acquisition." The assets acquired consisted of a bagel equipment business and two retail bagel stores. On September 29, 1994, the Company acquired all of the outstanding stock of four interrelated corporations all conducting business under the tradename "Sammy's New York Bagels," hereinafter referred to as the "Sammy's acquisition." The acquisition consisted of three certified kosher retail bagel stores and a bagel production facility, all operating under rabbinical supervision. Both of these acquisitions have been accounted for under the purchase method of accounting in accordance with Accounting Principle Board Opinion No. 16. Effective October 31, 1995 the company changed its fiscal year to October 31st. The Company changed its name to All American Food Group, Inc. on October 24, 1995.

(c) BUSINESS --

     The Company is principally engaged in the development of a retail chain of franchised bagel stores, including the operation of a certain number of Company-owned stores for training and marketing and promotional activities, and the distribution of bagel bakery equipment and related products to the franchise system. The Company markets both single unit and market development franchise agreements. The Company, in the normal course of business, also markets stores it acquires to individuals who operate as franchisees. The Company franchises its concepts under the names "Goldberg's Original Old World Bagels" and "Sammy's New York Bagels."

     The Company no longer actively engages in the sales of bagel bakery equipment to independent retail operators.

(d) PRINCIPLES OF CONSOLIDATION --

     The consolidated financial statements include the accounts of All American Food Group, Inc. and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

(e) CASH AND CASH EQUIVALENTS --

     At July 31, 1996 cash represented monies on deposit in financial institutions.

(f) CONCENTRATION OF CREDIT RISK --

     The Company maintains cash and cash equivalents with various financial institutions. Company policy is designed to limit exposure with any one institution. Credit risk with respect to trade accounts and notes receivable is minimal, due to the terms under which the Company transacts its business.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                                 JULY 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
(g) INVENTORIES --

     Inventories are stated at the lower of cost (first-in, first-out ("FIFO")) or market.

(h) PROPERTY, PLANT AND EQUIPMENT --

     Equipment, fixtures and leasehold improvements are recorded at cost. Equipment under capital leases is recorded at the net present value of the associated lease payments. Major replacements or improvements are capitalized. Maintenance and repairs are charged to earnings as incurred. For financial statement purposes, depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets which range from three to ten years.

(i) INTANGIBLE ASSETS --

     The values assigned to intangible assets are based on an independent appraisal and management's estimates, and are being amortized on a straight-line basis over their estimated useful lives, which range from three and one-half to five years.

(j) ACQUISITION COSTS --

     Acquisition costs represent fees incurred in the Goldberg and Sammy's acquisitions are being amortized over their useful lives of five years.

(k) VALUATION OF NON-CURRENT INVESTMENTS --

     The non-current portfolio of securities represented by the investment in the common stock of Jutland Enterprises Inc. ("Enterprises") is carried at zero value. Currently there is no market for the shares. Any gain realized from the disposition of these securities will be recognized at the time of disposition.

(l) FRANCHISE REVENUE RECOGNITION --

     Franchise revenue includes the sale of single unit franchises, the sale of Company-owned stores to franchisees, the sale of market development franchises and ongoing royalty and advertising fees.

     Single unit franchise agreements ("Single Unit Agreements") provide for payment of a nonrefundable initial franchise fee (an "Initial Franchise Fee"), a weekly royalty on gross sales, and a weekly cooperative advertising fund contribution. The Company's material obligations under the terms of all Single Unit Agreements are assisting in site selection and franchisee training. Initial Franchise Fees under Single Unit Agreements are recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon the opening of the store. As of July 31, 1996, the Company had deferred recognition of Initial Franchise Fees relating to two stores which management anticipates will open within the next year. See note 8.

     Market Development Agreements provide for the payment, by the Market Developer, of a nonrefundable initial fee (a "Market Development Fee") based on the size, population and overall market potential of the territory subject to the Market Development Agreement (the "Market Area"). The Market Developer assumes substantially all of the responsibilities that otherwise would be assumed by the Company, as franchiser within the Market Area. In exchange, the Market Developer receives (i) the exclusive right to build stores for the Market Developer's own account or to seek third party franchisees within the Market Area

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                                 JULY 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
(l) FRANCHISE REVENUE RECOGNITION -- (CONTINUED) and (ii) the right to share with the Company, on a 50/50 basis, initial and ongoing single store fees within the Market Area. Under Market Development Agreements, the Company's obligations in respect of the development of single unit franchises within the Market Area are limited to (i) approval of franchisees presented by the Market Developer and (ii) approval of store sites. The Company has no further material obligations in respect of a Market Development Agreement at the time of execution of the Agreement. Market Development Fees paid in cash or by promissory notes fully collateralized by liquid assets or as to which the Company has obtained an independent third-party valuation, are recognized as revenues by the Company upon execution of the Market Development Agreement and payment of the fee. In the absence of such collateral or valuation, the Company recognizes Market Development Fees on a cash basis as payments on such notes are received. The Company records non-interest bearing notes with a term in excess of one year at a discount for imputed interest thereon. As of July 31, 1996 and 1995, the Company had deferred the recognition of $267,004 and $52,511 of revenues relating to notes from Market Developers. See notes 3 and 9.

     The Company's portion of the Initial Franchise Fee on single unit franchises sold within a Market Developer's Market Area is recognized as revenues when the Company has no further material obligations in respect of the establishment of such franchise, which occurs upon opening of the store. As of April 30, 1996, the Company had no deferred revenue relating to stores in Market Developers' Market Areas.

     The Company recognizes revenues from the sale of Company-owned stores to franchisees upon consummation of the sale transaction.

     The Company recognizes franchise royalty revenue when it is earned.

     Franchise revenue for the nine months ended July 31, 1996 of $237,223 consists of initial non-recurring franchise and market development fees of $45,500 and $156,200, respectively, and ongoing royalties of $35,523. Franchise revenue for the nine months ended July 31, 1995 of $93,170 consists of initial non-recurring market development fees.

(m) NET LOSS PER SHARE --

     Net loss per common share was determined by dividing net loss, as adjusted, by the weighted average number of common shares outstanding, as adjusted. The net loss for the nine months ended July 31, 1996 was adjusted by an increase of $714,426 representing the increase in the carrying amount of redeemable preferred stock. (See Note 11). The weighted average number of common shares outstanding was adjusted by an increase of 430,558 shares for all periods presented. These additional shares represent the number of shares and options issued within the twelve months prior to May 3, 1996, when the Company filed a registration statement for an initial public offering (IPO), that were issued for consideration per share or at an exercise per share less than the anticipated IPO price of $3.50 per share. The treasury stock method has been used to determine the net increase in the number of shares outstanding. As such the computation of fully diluted net loss per share was anti-dilutive in each of the periods presented; therefore, the amounts reported for primary and fully diluted loss are the same.

(n) LONG-LIVED ASSETS --

     The Company retroactively adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," effective February 1, 1994. The Company records

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                                 JULY 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
(n) LONG-LIVED ASSETS -- (CONTINUED)
impairment losses on long-lived assets used in operations, including goodwill and intangible assets, when events and circumstances indicate that the assets might be impaired and the discounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. The adoption of SFAS No. 121 had no material impact on the Company's financial condition or results of operations for the nine months ended July 31, 1996 and 1995.

(o) STOCK OPTIONS --

     The Company has granted stock options to an employee, a director, a key vendor and a customer with an exercise price not less than fair market value per share of common stock on the date the option was granted. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" and, accordingly, recognizes no compensation or other expense for the stock option grants.

2. INVENTORIES:

     Inventories at July 31, consist of the following:

                                                                     1996        1995
                                                                   --------    --------
        Food and paper products.................................   $ 73,904    $ 35,258
        Equipment and parts.....................................     64,324     108,916
                                                                   --------    --------
        Total inventories.......................................   $138,228    $144,174
                                                                   ========    ========

3. NOTES RECEIVABLE:

     Notes receivable at July 31, represent the present value of the unpaid portion of the Market Development Fees due in connection with the sales of Market Areas (including a sale to a shareholder of the Company).

     The notes, which are non-interest bearing and have been discounted based on an imputed interest rate of 9%, are as follows:

                                                                      1996       1995
                                                                    --------    -------
        Note receivable, paid by the application of 50% of
          compensation due to Market Developer...................   $ 49,879    $52,511
        Note receivable, due in quarterly installments of
          $20,000................................................    217,125         --
                                                                    --------    -------
                                                                     267,004     52,511
        Less current portion.....................................     89,722     11,435
                                                                    --------    -------
        Note receivable, long-term...............................   $177,282    $41,076
                                                                    ========    =======

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                                 JULY 31, 1996

4. FIXED ASSETS:

     Fixed assets and accumulated depreciation at July 31, consists of the following:

                                                                               ESTIMATED
                                                     1996         1995       USEFUL LIVES
                                                  ----------    ---------    -------------
        Machinery and equipment -- retail
          stores...............................   $  495,455      523,150          7 years
        Office furniture and warehouse
          equipment............................      176,500      163,343          7 years
        Trucks and delivery vehicle............       26,370       26,370     3 to 5 years
        Leasehold improvements -- retail
          stores...............................      233,932      176,982    Term of lease
        Construction in progress...............      222,922           --
                                                  ----------    ---------
                                                   1,155,179      889,845
        Accumulated depreciation...............     (227,745)    (190,935)
                                                  ----------    ---------
        Fixed assets net of accumulated
          depreciation.........................   $  927,434    $ 698,910
                                                   =========    =========

     At July 31, 1996 certain debt is secured by approximately $259,000 of fixed assets.

5. INTANGIBLE ASSETS:

     Intangible assets and accumulated amortization at July 31, are as following:

                                                                                 ESTIMATED
                                                        1996         1995       USEFUL LIVES
                                                      ---------    ---------    ------------
        Kosher certification.......................   $ 145,771    $ 145,771       5 years
        Non-compete agreements.....................     192,507      192,507       4 years
        Favorable lease agreement..................       6,250       17,500    3 1/2 years
        Customer lists.............................      74,432       74,432       4 years
        Proprietary formula........................     107,338      107,338       5 years
        Retail store license.......................      --           27,000    9 1/2 years
        Drawings and blueprints....................      46,158       46,158       5 years
                                                      ---------    ---------
        Total intangible assets....................     572,456      610,706
        Accumulated amortization...................    (322,436)    (203,380)
                                                      ---------    ---------
        Total intangible assets, net...............   $ 250,020    $ 407,326
                                                      =========    =========

6. ACQUISITION COSTS:

     Acquisition costs represent fees incurred in consummating the Goldberg's and Sammy's acquisitions. These costs are being amortized over an estimated useful life of five years. Acquisition costs and accumulated amortization at July 31, are as follows:

                                                                     1996        1995
                                                                   --------    --------
        Acquisition costs.......................................   $105,751    $105,751
        Accumulated amortization................................    (56,187)    (35,031)
                                                                   --------    --------
        Net acquisition costs...................................   $ 49,564    $ 70,720
                                                                   ========    ========

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                                 JULY 31, 1996

7. INVESTMENT IN JUTLAND ENTERPRISES INC. COMMON STOCK:

     As part of its initial capitalization, the Company acquired 400,000 shares of Enterprises common stock from Andrew Thorburn, the Chief Executive Officer of Enterprises and subsequently the Chief Executive Officer of the Company. Consistent with the transferor's cost basis, this stock has been assigned no value by the Company.

     The Company received 340,000 additional shares of Enterprises in separate transaction involving Blue Chip Computerware, Inc., and in the re-negotiations with Howard Goldberg. Due to the absence of a readily ascertainable market value no value has been assigned to these shares.

8. DEFERRED FRANCHISING REVENUE:

     Deferred franchising revenue at July 31, 1996, represents Initial Franchise Fees received in connection with single store franchises where the stores have not yet opened and the present value of the portion of the Market Development Fee paid by means of non-interest bearing notes as to which the Company has not as yet recognized revenue, and are as follows:

                                                                      1996       1995
                                                                    --------    -------
        Single store Initial Franchise Fees received, stores not
          yet open...............................................   $ 25,000    $37,500
        Market Development Fees..................................    267,004     52,511
                                                                    --------    -------
                                                                     292,004     90,011
        Less current portion.....................................    114,722     48,935
                                                                    --------    -------
        Deferred franchising revenue, long-term..................   $177,282    $41,076
                                                                    ========    =======

9. EQUIPMENT LEASE OBLIGATIONS:

     The Company and its subsidiaries are obligated under various equipment lease arrangements which have been capitalized in the accompanying financial statements. Property, plant, and equipment presented on the consolidated balance sheet includes approximately $259,000 of assets capitalized under these leasing arrangements. Accumulated depreciation recorded on these assets approximated $79,000 at July 31, 1996. These lease obligations are due in monthly installments including interest expense at annual interest rates ranging from 8.3% to 24.5%. The lease obligations are payable through dates ranging from August 1996 through November 1999.

     The future minimum payments required under the lease arrangements with their present value at July 31, 1996 are as follows:

                                                          PRESENT     INTEREST   MINIMUM
                      YEAR ENDED JULY 31,                  VALUE      EXPENSE    PAYMENTS
        -----------------------------------------------   --------    -------    --------
               1997....................................   $ 71,814    $13,164    $ 84,978
               1998....................................     29,905      3,246      33,151
               1999....................................      3,399        786       4,185
                                                          --------    -------    --------
                                                          $105,118    $17,196    $122,314
                                                          ========    =======    ========

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                                 JULY 31, 1996

10. LOANS FROM STOCKHOLDERS:

     Loans from stockholders primarily consist of obligations assumed in the Sammy's acquisition. These loans are due in monthly installments including interest expense at annual rates ranging from 5.0% to 16.76%. The loans are payable through dates ranging from June 1996 through February 1999.

     The future minimum payments required under the loans, with their present value at July 31, 1996, are as follows:

                                                             PRESENT    INTEREST   MINIMUM
                       YEAR ENDED JULY 31,                    VALUE     EXPENSE    PAYMENTS
        --------------------------------------------------   -------    -------    -------
               1997.......................................   $12,386    $1,808     $14,194
               1999.......................................     4,379       232      4,611
               1998.......................................     2,431        40      2,471
                                                             -------    -------    -------
                                                             $19,196    $2,080     $21,276
                                                             =======    ======     =======

11. LONG-TERM DEBT:

     Long-term debt at July 31, is summarized as follows:

                                                                       1996      1995
                                                                      ------    -------
        Note payable to Tilden Financial Corporation payable in
          monthly installments of $1,521 including interest,
          through October 1995, secured by equipment...............   $ --      $ 7,969
        Note payable to bank payable in monthly installments of
          $405 plus interest at 1.5% above the prime rate, through
          February 1997, secured by equipment......................    2,365      7,083
        Note payable to individual in monthly installments of $153 including interest at the annual rate of 12.5%, payable
          through September 1996...................................      890      1,993
                                                                      ------    -------
                                                                       3,255     17,045
        Less current portion.......................................    3,255     13,995
                                                                      ------    -------
        Long-term debt.............................................   $ --      $ 3,050
                                                                      ======    =======

12. INCOME TAXES:

     The Company has adopted SFAS No. 109 and is a C Corporation subject to federal and state income taxes. The Company has changed its fiscal year end to October 31 for tax purposes. At July 31, 1996, there were consolidated net operating loss carryforwards of approximately $1,800,000 expiring in 2011. Due to the current period operating loss, no amount has been provided for corporate income taxes.

     In accordance with SFAS No. 109, the difference between the tax bases and the assigned value of the assets for financial reporting purposes of approximately $850,000 resulting from the Goldberg and Sammy's acquisitions and the purchase of two retail bagel stores for Common Stock will not result in taxable or deductible amounts in future years, and no deferred asset or liability has been recognized because of the magnitude of the net operating loss carryforward. In the event the Company generates taxable income in excess of the net operating loss carryforward, a deferred tax liability will be recognized.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                                 JULY 31, 1996

13. REDEEMABLE AND NON-REDEEMABLE PREFERRED CONVERTIBLE PREFERRED STOCK:

     The Company issued 190,000 shares of Series A and 180,000 shares of Series B Convertible Preferred Stock in connection with the Goldberg's and Sammy's acquisitions, respectively. The Certificate of Designation stipulates that certain of these shares are redeemable if certain events occur as follows:

  Series A Shares:

     In the event that the Company completes an underwritten initial public offering of its common stock yielding net proceeds to the Company (after deduction of offering costs, commissions, attorneys fees, or other costs and expenses in connection with such offering) of more than $2,000,000, then within 30 days following the closing of such offering, the Company will offer to redeem the lesser of 40,000 shares or the number of shares of Series A Preferred Stock then outstanding, at a redemption price of $5.00 per share. The holder of Series A Preferred Stock can accept the offer or can convert the shares held into an equal number of shares of common stock of the Company.

  Series B Shares:

     In the event that the Company completes, in a single transaction, a capital infusion of more than $1,000,000 (net of any offering costs, commissions, attorneys fees, or other costs and expenses in connection with such equity infusion), then within 30 days following the closing of such offering, the Company shall offer to redeem the lesser of 60,000 shares or the number of shares of Series B Preferred Stock then outstanding, at a redemption price of $5.00 per share. The holder of Series B Preferred Stock can accept the offer or can convert the shares held into an equal number of shares of the common stock of the Company.

     In the event that the Company completes an underwritten initial public offering of its common stock and any shares of Series B Preferred Stock remain outstanding 24 months following the effective date of the registration statement filed with the Securities and Exchange Commission in respect of such initial public offering, then within 3 days following the expiration of such 24 month period, the Company shall offer to redeem the lesser of 60,000 shares, or the number of shares of Series B Preferred Stock then outstanding, at a redemption price of $5.00 per share. The holder of Series B Preferred Stock can accept the offer or can convert the shares held into an equal number of shares of the common stock of the Company.

     At July 31, 1996 the present value of the amount necessary to redeem the maximum number of shares of Series A and Series B Convertible Preferred Stock has been reflected in the accompanying consolidated financial statements as Redeemable Preferred Stock, Series A and Series B. In the calculation of these amounts, it has been assumed the Company will complete its initial public offering on September 30, 1996.

     The following presents the previous carrying amounts of the Series A and Series B Preferred Stock, the carrying amount at July 31, 1996, the accretion (increase in the carrying amount) for the six months ended July 31, 1996 and the redemption amounts for the preferred shares. At July 31, 1996, the accretion created a charge to paid in capital of $365,000 and a charge to non-redeemable preferred stock of $349,426.

                                                                             ACCRETION FOR THE
                                   CARRYING AMOUNT       CARRYING AMOUNT     NINE MONTHS ENDED    REDEMPTION
                                 AT OCTOBER 31, 1995    AT JULY 31, 1996       JULY 31, 1996        AMOUNT
                                 -------------------    -----------------    -----------------    ----------
    Series A..................          $ -0-               $ 194,042            $ 194,042         $200,000
    Series B..................            -0-               $ 520,384            $ 520,384         $600,000
                                        -----               ---------            ---------         --------
                                        $ -0-               $ 714,426            $ 714,426         $800,000
                                        =====               =========            =========         ========

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                                 JULY 31, 1996

13. REDEEMABLE AND NON-REDEEMABLE PREFERRED CONVERTIBLE PREFERRED
STOCK -- (CONTINUED)
  Series B Shares -- (continued)
     The maturity schedule of the redemptions is as follows:

                               YEAR ENDED JULY 31,                            AMOUNT
        ------------------------------------------------------------------   --------
              1997........................................................   $500,000
              1999........................................................    300,000
                                                                             --------
                                                                              800,000
              Less deferred interest......................................     85,574
                                                                             --------
              Carrying amount at July 31, 1996............................   $714,426
                                                                             ========

  Series C Preferred Stock:

     The Company has also issued a total of 982,503 shares of Series C Non-redeemable Convertible Preferred stock in a series of transactions. The Certificate of Designation for this series provides that the Company may, at its sole option, redeem all or part of the stock for $5.00 a share, subject to the holder's election to convert the shares into an equal number of common shares of the Company. The shares have no conditions under which the Company must redeem all or portion of theses shares.

     As discussed in Note 12, Related Party Transactions, the Company agreed to a voluntary redemption of 416,997 shares of this stock during the six months ended April 30, 1996. The Company does not intend to voluntarily redeem any additional shares of non-redeemable preferred stock.

14. RELATED PARTY TRANSACTIONS:

     As described above, during the nine months ended July 31, 1996 the Company voluntarily redeemed 416,997 shares of Series C Preferred Stock. Of this total 401,997 shares were redeemed from an affiliate, Blue Chip Computerware, Inc., for consideration of $1.00 per share, equivalent to the price Blue Chip paid to acquire the shares. This was done in connection with the financial reorganization of Blue Chip.

15. STOCK OPTIONS:

     The Company has granted options to purchase 120,000 shares of the Company's common stock, consisting of 40,000 options granted to a key vendor, 25,000 options granted to a director, 5,000 options granted to a customer and 50,000 options granted to the Company's Chief Financial Officer. The options are exercisable at prices ranging from $1.00 to $2.00 per share and expire five years after they were issued on dates ranging from January 31, 2000 through January 31, 2001.

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                                 JULY 31, 1996

15. STOCK OPTION -- (CONTINUED)
     The options are exercisable at any time during the period they are outstanding. The following summarized the activity during the periods presented.

                                                                           OPTION PRICE
                                                              SHARES        PER SHARE
                                                              -------    ----------------
        Options outstanding at February 1, 1995............      None
             Granted.......................................    15,000         $1.00
                                                              -------
        Options outstanding at July 31, 1995...............    15,000         $1.00
             Granted.......................................    25,000         $2.00
                                                              -------
        Options outstanding at October 31, 1995............    40,000     $1.00 to $2.00
             Granted.......................................    80,000         $2.00
                                                              -------
        Options outstanding at July 31, 1996...............   120,000     $1.00 to $2.00
                                                              =======

16. COMMITMENTS AND CONTINGENCIES:

(a) SAMMY'S FRANCHISING FEES --

     During the first sixty months after the Sammy's acquisition, the former shareholders of the sellers are entitled to receive monthly payments equal to 10% of the single unit franchising fees paid to the Company, and during the first twelve months after the acquisition and 20% of the fees collected on international licensing or franchising. At July 31, 1996 there was no outstanding liability under this provision.

(b) LEASES --

     The Company rents real and personal property under various non-cancelable leases expiring at various dates through 2003. Certain of the leases include renewal options and provisions for additional rental payments based on various formulas such as cost of living adjustments, real estate tax and operating expense escalations and escalations based on gross revenues. Total rent expense charged to operations approximated $168,000 and $164,000 for the nine months ended July 31, 1996 and 1995, respectively. These amounts included contingent rental expense of approximately $8,000 and $7,000, respectively.

     Minimum annual rental commitments under leases in effect at July 31, 1996 are summarized as follows:

                                                                                EQUIPMENT
                         YEAR ENDED JULY 31,                     REAL ESTATE     & OTHER
        ------------------------------------------------------   -----------    ---------
               1997...........................................   $   216,000     $ 6,000
               1998...........................................       199,000       --
               1999...........................................       195,000       --
               2000...........................................       177,000       --
               2001...........................................       154,000       --
               Later years....................................       623,000       --
                                                                 -----------     -------
               Total minimum lease payments...................   $ 1,564,000     $ 6,000
                                                                 ===========     =======

       ALL AMERICAN FOOD GROUP, INC. (FORMERLY JUTLAND FOOD GROUP, INC.)
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                  (UNAUDITED)
                                 JULY 31, 1996

16. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
(c) EMPLOYMENT AGREEMENTS --

     The Company entered into employment contracts with the three principal former shareholders of Sammy's as part of the acquisition. The employment contracts provide for annual salaries through December 31, 1996 and include non-compete covenants through December 31, 1998. The Company's aggregate obligation for future payments under these agreements was $84,000 at July 31, 1996.

     The total compensation expense under these agreements for the nine months ended July 31, 1996 and for the nine months ended July 31, 1995 was $170,352 and such amounts have been reflected as acquisition costs on the accompanying Statement of Operations.

17. PRIVATE PLACEMENTS:

     During the nine months ended July 31, 1996, the Company completed private placements (the "Private Placements") of its common stock pursuant to which it received an aggregate of $2,413,986, net of expenses of $48,514. Included in the proceeds was property consisting of two retail bagel stores in the final stages of construction, valued at $410,000. The proceeds from the Private Placements to date have been used to (i) fund the Company's operations; (ii) the voluntary redemption of shares of the Company's Preferred Stock; (iii) reduce trade payables; and (iv) acquire capital assets. The Company intends to apply the remainder of these proceeds for working capital purposes.

18. REGISTRATION STATEMENT:

     On May 3, 1996, the Company filed a registration statement in connection with an initial public offering of its common stock with the Securities and Exchange Commission. The contemplated offering consists of 1,100,000 shares to be sold at an initial price of $3.50 a share, through a firm commitment underwriting by R.T.G. Richards & Company, Inc., as Representative for the several Underwriters.

19. SUBSEQUENT EVENTS:

  Settlement Agreement --

     On August 12, 1996, the Company entered into a Modification and Settlement Agreement which stated that Mr. Goldberg would convert 65,000 shares of his Series A Preferred Stock to an equal number of shares of Common Stock and pursuant to which, among other things, the Company would redeem his remaining 115,000 Series A shares for $25,000.

  Reverse Stock Split --


     As of December 5, 1996, the Company effected a one-for-two reverse split of the Company's Common Stock, completion of which is a condition to the closing of the Offering. As a consequence of the reverse stock split and certain related adjustments, each share of Series A Preferred Stock and Series B Preferred Stock remains convertible on a one-for-one basis and each share of Series C Preferred Stock is convertible into one-half share of Common Stock. These financial statements, including the notes thereto, give effect to this reverse stock split.

-------------------------------------------------------------------------
-------------------------------------------------------------------------

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER, SOLICITATION OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
Prospectus Summary....................     3
Risk Factors..........................     7
Dilution..............................    13
Use of Proceeds.......................    14
Capitalization........................    15
Dividend Policy.......................    15
Selected Financial Data...............    16
Management's Discussion and Analysis
  or Plan of Operation................    17
Business..............................    23
Management............................    36
Certain Transactions..................    40
Principal Shareholders................    41
Description of Securities.............    42
Shares Eligible for Future Sale.......    44
Underwriting..........................    45
Concurrent Offering...................    47
Legal Matters.........................    47
Experts...............................    47
Additional Information................    48
Index to Financial Statements.........   F-1


                            ------------------------


     Until January 5 , 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


-------------------------------------------------------------------------
-------------------------------------------------------------------------

-------------------------------------------------------------------------
-------------------------------------------------------------------------

                                1,100,000 SHARES

                         ALL AMERICAN FOOD GROUP, INC.

                                  COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                        R.T.G. RICHARDS & COMPANY, INC.
                               DECEMBER 11, 1996


-------------------------------------------------------------------------
-------------------------------------------------------------------------

ALTERNATIVE PROSPECTUS


                                 886,951 SHARES

                         ALL AMERICAN FOOD GROUP, INC.

                                  COMMON STOCK

                            ------------------------

     This Prospectus relates to 886,951 shares of the Common Stock, no par value, of All American Food Group, Inc., a New Jersey corporation (the "Company"), issued to the holders thereof in private placements by the Company. The shares of Common Stock referred to above are sometimes referred to herein as the "Selling Securityholder Securities" and the holders thereof as the "Selling Securityholders."

     The securities offered by the Selling Securityholders pursuant to this Prospectus may be sold from time to time by the Selling Securityholders or by their transferees. The distribution of the securities offered hereby by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

     The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

     On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering by the Company (the "Offering") of (1,265,000) shares of Common Stock, (including 165,000 such shares to cover over-allotments, if any) was declared effective by the Securities and Exchange Commission (the "Commission"). The Company will receive approximately $3,027,000 in net proceeds from the Offering (assuming no exercise of the Underwriters' over-allotment option) after payment of underwriting discounts and commissions and estimated expenses of the Offering. The Company will not receive any proceeds from the sale of Selling Securityholder Securities by the Selling Securityholders.

                            ------------------------

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE
  OF RISK AND SUBSTANTIAL DILUTION. INVESTMENT IN THESE SECURITIES SHOULD
     BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE
      INVESTMENT. POTENTIAL PURCHASERS SHOULD CAREFULLY CONSIDER THE
        MATTERS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 7.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is December 11, 1996

                            SELLING SECURITYHOLDERS

     An aggregate of up to 886,951 shares of Common Stock may be offered for resale by the Selling Securityholders.

     The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering Common Stock for resale to the public. Each of the Selling Securityholders is offering for sale all of the Common Stock beneficially owned thereby, except that John W. Chitvanni (a director of the Company) will retain ownership of 233 shares of Common Stock and currently exercisable options (expiring November 1, 2000) to purchase 25,000 shares of Common Stock, representing, in the aggregate, approximately 0.83% of the aggregate number of shares of Common Stock outstanding immediately subsequent to the Offering. The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Securityholders.

     Except as indicated, there are no material relationships between any of the Selling Securityholders and the Company or any of its predecessors or affiliates, nor have any such material relationships existed within the past three years.

                                                                             NUMBER OF SHARES
                                                                                    OF
                                                                            COMMON STOCK OWNED
                                                                            AND MAXIMUM NUMBER
                         SELLING SECURITYHOLDERS                                TO BE SOLD
-------------------------------------------------------------------------   ------------------
Alexander Wollman........................................................            500*
Allan I. Grossman........................................................            500*
Andrew and Denise Halpern................................................          1,500*
Andrew Chitvanni(1)......................................................          1,500*
Andrew Lefkowitz.........................................................          2,500*
Angela Rundell...........................................................          5,000*
Anita R. Fuller..........................................................         25,000**
Ann and Gary Stanford(1).................................................          1,000*
Ann Caputo...............................................................         50,000**
Anthony and Ellen Goneconti..............................................          1,200*
Anthony G. Foster(2).....................................................          5,000***
Associates in Internal Medicine, Richard E. Handelsman MD, trustee.......          2,500*
Austin Depalma...........................................................          1,000*
Barbara Levitt Astrowsky.................................................            500*
Bernard Karmel & Judith M. Gardner (JTWROS)..............................            500*
Bernhardt Karp...........................................................          1,250*
Bruce Potter.............................................................            125*
Cal A. Massaro...........................................................          2,500*
Carl Anthony Massaro Sr..................................................          2,500*
Carla Massaro and Jodi Schaschl..........................................          2,500*
Catherine Bross..........................................................          4,000*
Charles Glassman, MD.....................................................          1,000*
Charles Mayer............................................................          2,000*
Christopher W. Eni.......................................................          5,750*
Cindy Eni Yingling.......................................................          5,750*
Craig Nice...............................................................          9,375*
Dan Cortigiano...........................................................          3,500*
David and Lorraine Kiornblatt............................................          2,400*
David and Marlene E. Dal Santo...........................................          7,500*
Dee Fornaro..............................................................            900*
Dietz & Watson Inc. Union Employee Pension Plan..........................          3,000**
Dietz & Watson Inc. Pension Plan.........................................          5,750**
Dr. Richard Saffran......................................................          2,500*
Drew Kislin..............................................................          1,250*
Edward and Therese Malone................................................          2,400*
Eleonore L. Giacchino and George E. Giacchino............................          4,500*
Eleven Congers Inc.(3)...................................................         45,550**
Elliot Leffel............................................................          1,500*
Eugene Chitvanni(1)......................................................         30,500**
Frank McCenimen..........................................................            125*

                                                                             NUMBER OF SHARES
                                                                                    OF
                                                                            COMMON STOCK OWNED
                                                                            AND MAXIMUM NUMBER
                         SELLING SECURITYHOLDERS                                TO BE SOLD
-------------------------------------------------------------------------   ------------------
Frank Tarantino..........................................................          1,500*
George Muraski...........................................................            500*
George Watson............................................................          1,250*
Gerald A. Bardeson.......................................................          5,000*
Gerald Gedney............................................................          2,500*
Glenn and Merilag Mendoza................................................          1,000*
Gregory S. Vojonvic......................................................          2,500*
Guy McNeil(2)............................................................          5,000***
Harold Greenberg.........................................................         12,500*
Helen A. Pappas..........................................................          5,000*
Helga Wollman............................................................            500*
Henry Bareket............................................................          1,000*
Herbert L. and Francine Wilson...........................................          2,500*
Markan Associates........................................................          9,000*
Howard Paul Cagen........................................................          1,250*
Irvin R. Goldstein.......................................................          1,250*
James A. Ashbaugh........................................................          1,000*
James B. Yates...........................................................         75,000**
James L. Benjamin........................................................          2,500*
Jay S. Youngerman........................................................          2,500*
Jeanne E. Harvey.........................................................            625*
Joan H. Facelle M.D. Money Purchase Plan DTD 10-7-89.....................          4,000**
Joan H. Facelle FBO Joan H. Facelle IRA..................................          7,500**
Joan Kalish..............................................................          2,500*
John Fitzpatrick, MD.....................................................            500*
John Mocio...............................................................            500*
John Mocio, Jr...........................................................            250*
John W. and Valerie A. Chitvanni(2)......................................          5,000**
Joseph A. and Sonia E. Conti(3)..........................................          5,000*
Joseph Zampella..........................................................         50,000**
Kenneth L. Terminini and Diane P. Cowell.................................            500*
Kenneth S. Kopchik.......................................................          1,250*
Klarberg Raiola and Associates...........................................          2,500*
Larry Laimo..............................................................         14,020*
Lee Purser...............................................................          2,500*
Lisker Group(4)..........................................................         35,625**
Louis J. Eni.............................................................          5,750*
Louis Starace............................................................          1,500*
Lynette S. Bardeson......................................................          5,000*
M&A Investment Partnership...............................................          5,000*
Marc and Jodi Weintraub..................................................          2,500*
Maria Tina Ursini(5).....................................................          6,500*
Marie George.............................................................          1,375*
Mario Caputo.............................................................         50,000**
Mark Albahary............................................................          2,000*
Mark J. Meagher..........................................................          5,000*
Mary Anne Riordan........................................................          5,000*
Michael Brennock.........................................................         23,700**
Michael Innerfield MD....................................................          2,400*
Michael J. and Adeline Brennock..........................................         50,000**
Michael J. Bellich.......................................................            600*
Myrna Mirow..............................................................          6,250*
Napoli Assurance Co......................................................          7,500*
Nelli and Illya Rabukhin(6)..............................................            500*
Nicholas S. Vojnovic.....................................................            500*
Nickolas Farese..........................................................            500*
Pamela D. and Thomas J. Chiatroni(7).....................................            500*
Patricia and Raymond Pistey Sr...........................................          1,950*
Patricia M. Gedney.......................................................          2,500*

                                                                             NUMBER OF SHARES
                                                                                    OF
                                                                            COMMON STOCK OWNED
                                                                            AND MAXIMUM NUMBER
                         SELLING SECURITYHOLDERS                                TO BE SOLD
-------------------------------------------------------------------------   ------------------
Ramapo Valley Surgical Assoc. Retirement Trust DTD 10-1-89 FBO Bobb
  Vladeck................................................................          2,000*
Ramapo Valley Surgical Assoc. Retirement Trust DTD 10-1-89 FBO Thomas L.
  Facelle IRA............................................................         10,000**
Rebekah Hepworth.........................................................          4,500*
Regina and Joseph Matties................................................            500*
Richard Bellich..........................................................          2,500*
Richard Hepworth.........................................................          1,250*
Rick Stockton............................................................          2,500*
Riry Muhlrad.............................................................          2,400*
Robert and Janice Rosenberg..............................................          2,500*
Robert E. Riodan and Francis A. Carille..................................         12,500**
Robert Goldberg, MD......................................................          2,000*
Rosemary Mocio...........................................................         16,018**
Charles Rosenberg........................................................          6,250*
Ruth Dietz Eni...........................................................          5,750*
Sandra K. and Gerald D. Bardeson.........................................         10,000*
Sandra Silvia............................................................         50,000**
Scott Minuto.............................................................          1,000*
Sheila E. Stein(6).......................................................          5,000*
Stephen and Lauri Hill...................................................            600*
Steven and Janine Kolinsky...............................................          1,463*
Steven Kolinsky and Stephen Hill.........................................          5,000*
Sushi Bhardwaj...........................................................          1,000*
Tamara Lund..............................................................            250*
Terri Shechtman..........................................................         12,500**
Thomas F. and Carolyn L. O'Rourke........................................          1,500*
Thomas L. Bumgardner.....................................................          3,500*
Thomas L. Facelle Trustee FBO Thomas L. Facelle IRA......................          7,500**
Thomas L. Facelle, MD....................................................          4,750**
Thomas W. Bardeson.......................................................          5,000**
Timothy E. Hibsman.......................................................          5,850*
Timothy J. Riordan and Sheila O'Neill Riordan............................          2,500*
Victor D'Albora..........................................................            500*

---------------
(1) Child of a director of the Company.
(2) Director or executive officer of the Company.
(3) Franchisee of the Company.
(4) Affiliate of an individual listed among "Key Personnel" of the Company.
(5) Mother-in-law of an executive officer of the Company.
(6) Employee of the Company.
(7) Sister of an executive officer of the Company.
  * Shares may not be sold, transferred, assigned, pledged or hypothecated in any manner until the later of 180 days following the effective date of the Registration Statement of which this Prospectus forms a part or 365 days following the date of initial purchase from the Company.
 ** Shares may not be sold, transferred, assigned, pledged or hypothecated in any manner until the later of 180 days following the effective date of the Registration Statement of which this Prospectus forms a part or 365 days following the date of initial purchase from the Company. In addition, these shares are subject to transfer restrictions pursuant to which, for a period of 12 months following the closing of the underwritten Offering, the holder has agreed not to transfer, assign or sell any such shares without the consent of the underwriters of the Company's underwritten public offering (the "Underwriters"), unless the transferee, assignee or purchaser agrees to be bound by the same restrictions as the original holder.
*** Shares may not be sold, transferred, assigned, pledged or hypothecated in any manner until the later of 180 days following the effective date of the Registration Statement of which this Prospectus forms a part or 365 days following the date of initial purchase from the Company. In addition, these shares are subject to transfer restrictions pursuant to which, for a period of 24 months following the closing of the underwritten Offering, the holder has agreed not to transfer, assign or sell any such shares without the consent of the Underwriters, unless the transferee, assignee or purchaser agrees to be bound by the same restrictions as the original holder.

                              PLAN OF DISTRIBUTION

     The sale of the Selling Securityholder Securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices.

     The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

     The Selling Securityholders have agreed not to sell, transfer, assign, pledge or hypothecate their shares in any manner until the later of 180 days from the effective date of the Registration Statement of which this Prospectus forms a part or 365 days from the date of initial purchase of such securities from the Company. Certain Selling Securityholders (who hold an aggregate of 622,643 shares, representing approximately 20.53% of the shares of Common Stock to be outstanding immediately after the underwritten offering described below) also have agreed, in addition to the foregoing restriction, not to sell, transfer or assign any shares of Common Stock for a period of 12 months following the closing of the underwritten offering without the Underwriters' consent, unless the transferee, assignee or purchaser agrees to be bound by the same 12-month restriction as the original holders. The Selling Securityholders who are officers and directors of the Company (who hold, in the aggregate, 15,000 shares) also have agreed to the foregoing restriction. In addition, all of the directors and officers who hold Common Stock as of the closing date of the underwritten offering have agreed not to transfer, assign or sell any shares of the Company's Common Stock for a period of 24 months following the closing of the underwritten offering without the Underwriter's consent, unless the transferee, assignee or purchaser agrees to be bound by the same restrictions as the original holders.

     The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                           CONCURRENT PUBLIC OFFERING

     On the date of this Prospectus, a Registration Statement was declared effective under the Securities Act with respect to an underwritten offering by the Company of 1,100,000 shares of Common Stock and up to 165,000 additional shares of Common Stock to cover over-allotments, if any.

                                [ALTERNATE PAGE]

-------------------------------------------------------------------------
-------------------------------------------------------------------------

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, ANY SECURITIES OFFERED HEREBY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN CONTAINED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Prospectus Summary....................
Risk Factors..........................
Dividend Policy.......................
Selected Financial Data...............
Management's Discussion and Analysis
  or Plan of Operation................
Business..............................
Management............................
Certain Transactions..................
Description of Securities.............
Principal Shareholders................
Shares Eligible for Future Sale.......
Selling Securityholders...............
Plan of Distribution..................
Concurrent Public Offering............
Legal Matters.........................
Experts...............................
Additional Information................
Index to Financial Statements.........    F-1

-------------------------------------------------------------------------
-------------------------------------------------------------------------

-------------------------------------------------------------------------
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                                 886,951 SHARES

                               ALL AMERICAN FOOD
                                  GROUP, INC.

                                  COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                            ------------------------


                               DECEMBER 11, 1996


-------------------------------------------------------------------------
-------------------------------------------------------------------------

                         ALL AMERICAN FOOD GROUP, INC.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") gives the Company power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceedings involving him by reason of his being or having been a director or officer if (a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Company, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Company unless the court in such proceeding determines he is entitled to indemnification for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Company and its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Company or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the Company indemnify him against expenses.

     The Company's Restated Certificate of Incorporation, as permitted by New Jersey law, eliminates the personal liability of the directors and officers to the Company or its shareholders for monetary damages for breaches of such director's or officer's duty of care or other duties as a director or officer; except liabilities for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders,
(b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. This limitation on liability could have the effect of limiting directors' and officers' liability for violations of the federal securities laws. In addition, the Company's Restated Certificate of Incorporation and Restated By-Laws provide broad indemnification rights to directors and officers so long as the director or officer acted in a manner believed in good faith to be in or not opposed to the best interest of the Company and with respect to criminal proceedings if the director had no reasonable cause to believe his or her conduct was unlawful. The Company believes that the protection provided by these provisions will help the Company attract and retain qualified individuals to service as officers and directors. These provisions would provide indemnification for liabilities arising under the federal securities laws to the extent that such indemnification is found to be enforceable under, and to be in accordance with, applicable law and generally will limit the remedies available to a shareholder who is dissatisfied with a Board decision protected by these provisions, and such shareholder's only remedy may be to bring a suit to prevent the Board's action.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses will be incurred in connection with the proposed offering hereunder. All of such expenses will be borne by the Company. With the exception of the registration and listing fees, all amounts shown are estimates:

SEC registration fees..........................................................   $  5,227.15
Nasdaq listing fee.............................................................      9,352.75
NASD registration fee..........................................................      2,016.00
Legal fees and expenses........................................................    150,000.00
Underwriters' nonaccountable expense allowance.................................    115,500.00
Accounting fees and expenses...................................................     40,000.00
Blue sky fees and expenses (including counsel fees)............................     25,000.00
Printing and engraving expenses................................................     60,000.00
Transfer agent fees and expenses...............................................      2,500.00
Miscellaneous..................................................................     28,404.10
                                                                                  -----------
Total..........................................................................   $438,000.00
                                                                                   ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following sets forth certain information regarding sales of, and other transactions with respect to, securities of the Company issued within the past three years, which sales and other transactions were not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"). All of such sales and transactions were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or as otherwise indicated herein.

     In September 1993, in connection with the formation of the Company, Jutland Enterprises Inc. ("Enterprises") acquired 468,750 shares of the Company's Common Stock for consideration consisting of $300,000 in cash and $277,000 in assets. Prior to January 31, 1994 (the end of the Company's first (partial) fiscal year), Jutland contributed an additional $365,000 to the Company as additional paid-in capital. Shortly after formation of the Company, Andrew Thorburn, the Chief Executive Officer of the Company and of Enterprises, acquired 156,250 shares of the Company's Common Stock for consideration consisting of 400,000 shares of Enterprises common stock.

     In July and August 1994, the Company entered into two separate stock purchase agreements with Blue Chip Computerware, Inc. ("Blue Chip"). Under the agreements, the Company issued 130,000 shares of Common Stock to a financial services firm in exchange for its services in arranging the transaction and 600,000 shares of the Common Stock to Blue Chip in exchange for $50,000 in cash, 100,000 shares of the common stock of Enterprises and 400,000 shares of the common stock of Blue Chip. The Company subsequently sold the shares of Blue Chip common stock for $650,000.

     In September 1994 and October 1995, the Company issued 120,000 and 70,000 shares, respectively, of Series A Partially Redeemable Convertible Preferred Stock to Howard Goldberg in connection with the Company's acquisition of the assets of the Goldberg Companies and as part of the reconciliation of all outstanding indebtedness and other obligations incurred in connection therewith.

     In September 1994, as part of the consideration for the acquisition of four corporations conducting business as "Sammy's New York Bagels," the Company issued an aggregate of 180,000 shares of Series B Redeemable Convertible Preferred Stock to the shareholders of the acquired corporations. Each share of Preferred Stock currently is convertible into one share of Common Stock.

     Effective February 1, 1995, the Company issued 825,000 shares of Series C Convertible Preferred Stock to Blue Chip in exchange for 412,500 shares of Common Stock held by Blue Chip. During the nine months ended October 31, 1995, Blue Chip purchased 425,000 shares of Series C Convertible Preferred Stock at a price of $1.00 per share. During the three-month period ended January 31, 1996, Blue Chip purchased an additional 50,000 shares of Series C Convertible Preferred Stock at the price of $1.00 per share.

     In April 1995, Andrew Thorburn, the President of the Company purchased 70,000 shares of Series C Preferred Stock at a price of $1.00 per share.

     On August 4 and December 4, 1995, the Company sold 21,500 and 25,000 shares, respectively, of Series C Preferred Stock to an unaffiliated investor at a price of $1.00 per share.

     On October 31, 1995, the Company issued 2,500 shares of Common Stock to an employee in lieu of compensation in the amount of $1,750.

     December 4, 1995, the Company sold 25,000 shares of Series C Preferred Stock to an unaffiliated investor at a price of $1.00 per share.

     Between January 24, 1996 and April 29, 1996, the Company sold an aggregate of 886,951 shares of Common Stock in two separate private placements at a purchase price of either $2.00 or $4.00 per share. In connection with the private placements, the Company has received $2,414,000 (net of expenses of $48,000) including cash and other consideration valued at $410,000 which was accepted in the form of two retail bagel stores in the final stages of construction.

     Pursuant to an agreement to which the Company and the principal shareholders of the corporation (the "Bleecker Corporation") that owned the Goldberg's store on Bleecker Street in New York, New York were parties, and an agreement between the Company and the corporation (the "Nanuet Corporation") that owned the Goldberg's store in Nanuet, New York currently under development and scheduled to open no later than December 31, 1996, the Company initially agreed to issue a total of 60,000 shares of its Common Stock to such principal shareholders of the Bleecker Corporation and a total of 42,501 shares of its Common Stock to the Nanuet Corporation. At the request of these holders, stock certificates representing an aggregate of 102,501 shares were issued in the amounts indicated to the following persons, all of whom were shareholders in the Bleecker Corporation and/or the Nanuet Corporation.

                                                                                     NUMBER OF
                                   SHAREHOLDER                                        SHARES
----------------------------------------------------------------------------------   ---------
Alexander Wollman.................................................................        500
Andrew Lefkowitz..................................................................      2,500
Andrew and Susan Halpern..........................................................      1,500
Anthony and Ellen Goneconti.......................................................      1,200
Austin Depalma....................................................................      1,000
Bernard Karmel & Judith M. Gardner (JTWROS).......................................        500
Catherine Bross...................................................................      4,000
Charles Glassman, MD..............................................................      1,000
Charles Mayer.....................................................................      2,000
David and Lorraine Kiornblatt.....................................................      2,400
Dee Pornaro.......................................................................        900
Dr. Richard Saffran...............................................................      2,500
Edward and Therese Malone.........................................................      2,400
Elliot Leffel.....................................................................      1,500
Frank Tarantino...................................................................      1,500
Glenn and Merilag Mendoza.........................................................      1,000
Helga Wollman.....................................................................        500
Henry Bareket.....................................................................      1,000
Markan Associates.................................................................      9,000
Joan Kalish.......................................................................      2,500
John Fitzpatrick, MD..............................................................        500
John Mocio........................................................................        500
John Mocio, Jr....................................................................        250
Larry Laimo.......................................................................     14,020
Lee Purser........................................................................      2,500
Louis Starace.....................................................................      1,500
Mark Albahary.....................................................................      2,000
Michael Brennock..................................................................      7,200
Michael Innerfield MD.............................................................      2,400
Nickolas Farese...................................................................        500
Rampo Valley Surgical Assoc. Retirement Trust DTD 10-1-89 FBO Bob Vladeck.........      2,000

                                                                                     NUMBER OF
                                   SHAREHOLDER                                        SHARES
----------------------------------------------------------------------------------   ---------
Riry Muhirad......................................................................      2,400
Robert Goldberg...................................................................      1,000
Robert Goldberg, MD...............................................................      1,000
Rosemary Mocio....................................................................     16,018
Scott Minuto......................................................................      1,000
Stephen and Lauri Hill............................................................        600
Steven and Janine Kolinsky........................................................      1,463
Sushi Bhardwaj....................................................................      1,000
Thomas Facelle....................................................................      4,250
Thoms L. Facelle, MD..............................................................        500
Victor D'Albora...................................................................        500

ITEM 27.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:


     1.1**    Form of Underwriting Agreement. (Revised).
     3.1**    Restated Certificate of Incorporation of the Company.
     3.2**    Certificate of Designations for Series A, B & C Preferred Stock.
     3.3**    Form of Second Restated Certificate of Incorporation of the Company. (Revised).
     3.4**    Amended and Restated By-Laws of the Company.
     3.5**    Form of Second Amended and Restated By-Laws of the Company. (Revised).
     4.1**    Form of Specimen of Common Stock Certificate.
     4.2**    Form of Underwriter's Warrant Agreement.
     5.1**    Opinion of Counsel re: legality of securities being registered.
    10.1**    Form of Goldberg's Franchise Agreement.
    10.2**    Form of Sammy's Franchise Agreement.
    10.3**    Agreement dated January 12, 1993 with Kof-K Kosher Supervision.
    10.4**    All American Food Group, Inc. Amended and Restated Omnibus Stock Plan.
    10.5**    Market Development Agreement covering the State of Arizona.
    10.6**    Market Development Agreement covering the State of Ohio.
    10.7**    Market Development Agreement, as amended, covering portions of the State of New
              York.
    10.8**    Form of Market Development Agreement.
    10.9**    Modification and Settlement Agreement between the Company and Howard Goldberg.
    11**      Earnings per Share Calculation.
    21.1**    Subsidiaries of the Company. (Revised).
    23.1*     Consent of DelSanto & DeFreitas (contained in Part II).
    23.2**    Consent of Counsel (included in their opinion filed as Exhibit 5.1).
    24.1**    Powers of Attorney.
    27.1**    Financial Data Schedule.


---------------
 * Filed herewith.
** Previously filed.

ITEM 28.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which it offers or sales securities, a post-effective amendment to this Registration Statement to;

              (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     The undersigned registrant hereby undertakes:

          (1) For determining any liability under the Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant under Rule 424(b)(1), or (4), or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

          (2) For determining any liability under the Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM SB-2 AND HAS DULY CAUSED THIS AMENDMENT NO. 6 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN FAIRFIELD, NEW JERSEY, ON THIS 10TH DAY OF DECEMBER, 1996.


                                          ALL AMERICAN FOOD GROUP, INC.

                                          By:       /s/ Andrew Thorburn
                                             ----------------------------------
                                                      ANDREW THORBURN
                                               CHAIRMAN, PRESIDENT AND CHIEF
                                                      EXECUTIVE OFFICER
                                               (PRINCIPAL EXECUTIVE OFFICER)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                TITLE                      DATE
------------------------------------------    ---------------------------    ------------------
           /s/ ANDREW THORBURN                Chairman of the Board of        December 10, 1996
------------------------------------------      Directors, President and
             ANDREW THORBURN                    Chief Executive Officer

           /s/ CHRIS R. DECKER                Director, Executive Vice        December 10, 1996
------------------------------------------      President and Chief
             CHRIS R. DECKER*                   Financial Officer
                                                (Principal Financial and
                                                Accounting Officer)

            /s/ JOHN CHITVANNI                Director                        December 10, 1996
------------------------------------------
             JOHN CHITVANNI*

           /s/ ANDREW THORBURN
------------------------------------------
             *ANDREW THORBURN
             ATTORNEY-IN-FACT

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 1, 1996 covering the financial statements for the nine months ended October 31, 1995 and the year ended January 31, 1995, in Amendment No. 6 to the Registration Statement on Form SB-2 of All American Food Group, Inc. (No. 333-4990) to be filed with the Securities and Exchange Commission on or about December 10, 1996, and the related Prospectus contained therein.


                                               /s/ DELSANTO AND DEFREITAS
                                          --------------------------------------
                                                  DELSANTO AND DEFREITAS

Closter, New Jersey
December 10, 1996